Exhibit 4.1

FB RESID HOLDINGS I, LLC,

as Issuer

and

UMB BANK, N.A.,

as Trustee and Securities Intermediary

BASE INDENTURE

Dated as of July 10, 2023

-i-

(continued)

-ii-

(continued)

-iii-

(continued)

-iv-

(continued)

ANNEXES

Annex A	Base Indenture Definitions List

EXHIBITS
Exhibit A	Form of Monthly Manager’s Certificate
Exhibit B	Form of Investor Request Certification
Exhibit C	[Reserved]
Exhibit D	[Reserved]
Exhibit E	[Reserved]
Exhibit F	[Reserved]
Exhibit G	Form of Noteholder Certification
Exhibit H	Form of Transferee Certification

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BASE INDENTURE, dated as of July 10, 2023, by and among FB Resid Holdings I, LLC, a Delaware limited liability company, (the “Issuer”) and UMB Bank, N.A., as trustee (in such capacity, the “Trustee”), and as securities intermediary.

W I T N E S S E T H:

WHEREAS, the Issuer has duly authorized the execution and delivery of this Base Indenture (as may be amended, modified or supplemented from time to time, the “Base Indenture”) and the issuance from time to time of one or more series of asset-backed notes (the “Notes”) under this Base Indenture, as provided in this Base Indenture and in Supplements hereto; and

WHEREAS, all things necessary to make this Base Indenture a legal, valid and binding agreement of the Issuer, in accordance with its terms, have been done, and the Issuer proposes to do all the things necessary to make the Notes, when executed by the Issuer and authenticated and delivered by the Trustee hereunder and duly issued by the Issuer, the legal, valid and binding obligations of the Issuer as hereinafter provided;

NOW, THEREFORE, for and in consideration of the premises and the receipt of the Notes by the Noteholders, it is mutually covenanted and agreed, for the equal and proportionate benefit of all Noteholders (in accordance with the priorities set forth herein and in any Series Supplement), as follows:

ARTICLE I

DEFINITIONS AND INCORPORATION BY REFERENCE

Section 1.1 Definitions.

Capitalized terms used herein (including the preamble and the recitals hereto) and not otherwise defined herein shall have the meanings assigned to such terms in the Base Indenture Definitions List attached hereto as Annex A (the “Base Indenture Definitions List”), as such Base Indenture Definitions List may be amended, supplemented or otherwise modified from time to time in accordance with the provisions hereof.

Section 1.2 Cross-References.

Unless otherwise specified, references in the Indenture and in each other Transaction Document to any Article or Section are references to such Article or Section of the Indenture or such other Transaction Document, as the case may be, and, unless otherwise specified, references in any Article, Section or definition to any clause are references to such clause of such Article, Section or definition.

Section 1.3 Accounting and Financial Determinations; No Duplication.

(a) All accounting terms not specifically or completely defined in the Indenture or the Transaction Documents shall be construed in conformity with GAAP.

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(b) Where the character or amount of any asset or liability or item of income or expense is required to be determined, or any accounting computation is required to be made, for the purpose of the Indenture or any other Transaction Document, such determination or calculation shall be made, to the extent applicable and except as otherwise specified in the Indenture or such other Transaction Document, in accordance with GAAP. When used herein, the term “financial statement” shall include the notes and schedules thereto. All accounting determinations and computations hereunder or under any other Transaction Documents shall be made without duplication. Notwithstanding any provision contained in this Base Indenture or any other Transaction Document to the contrary, all terms of an accounting or financial nature used herein shall be construed, and all computations of amounts and ratios referred to herein shall be made (i) without giving effect to any election under Accounting Standards Codification 825-10-25 (or any other Accounting Standards Codification or Financial Accounting Standard having a similar result or effect) to value any Indebtedness or other liabilities of the Issuer at “fair value,” as defined therein, (ii) without giving effect to any change to, or modification of, GAAP (including any future phase-in of changes to GAAP that have been approved as of December 1, 2018) which would require the capitalization of leases characterized as “operating leases” as of December 1, 2018 (it being understood and agreed, for the avoidance of doubt, financial statements delivered pursuant hereto shall be prepared without giving effect to this clause) and (iii) without giving effect to the one-time adjustment to implement Accounting Standards Update 2016-13, Measurement of Credit Losses on Financial Instruments.

Section 1.4 Rules of Construction.

In the Indenture and the other Transaction Documents, unless the context otherwise requires:

(a) the singular includes the plural and vice versa;

(b) reference to any Person includes such Person’s successors and assigns but, if applicable, only if such successors and assigns are permitted by the Indenture and the other applicable Transaction Documents, as the case may be, and reference to any Person in a particular capacity only refers to such Person in such capacity;

(c) reference to any gender includes the other gender;

(d) reference to any Requirements of Law means such Requirements of Law as amended, modified, codified or reenacted, in whole or in part, and in effect from time to time;

(e) “including” (and with correlative meaning “include”) means including without limiting the generality of any description preceding such term;

(f) the word “or” is always used inclusively herein (for example, the phrase “A or B” means “A or B or both,” not “either A or B but not both”), unless used in an “either . . . or” construction;

(g) reference to any Transaction Document or other contract or agreement means such Transaction Document, contract or agreement as amended, amended and restated, supplemented or otherwise modified from time to time in accordance with the terms hereof and thereof, except (i) with respect to defined terms that define such Transaction Document or other contract or agreement as of certain amendments or other modifications thereto and (ii) as the context requires otherwise;

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(h) with respect to the determination of any period of time, except as otherwise specified, “from” means “from and including” and “to” means “to but excluding”;

(i) the use of Subclass designations, Tranche designations or other designations to differentiate Note characteristics within a Class will not alter priority of the requirement to pay among the Class pro rata unless expressly provided for in the applicable Series Supplement for such Subclass or Tranche;

(j) if (i) any funds deposited to an Account are to be paid or allocated, or any action described in a Monthly Manager’s Certificate is to be taken, on (or prior to) the “following Monthly Allocation Date”, the “Monthly Allocation Date immediately following” or the “immediately following Monthly Allocation Date”, such payment, allocation or action shall occur on (or prior to, if applicable) the Monthly Allocation Date related to the Monthly Collection Period in which such deposit occurs or the Monthly Allocation Date to which the Monthly Manager’s Certificate relates, as applicable, and (ii) an action or event is to occur with respect to a Monthly Fiscal Period immediately preceding a Monthly Allocation Date, such action or event shall occur with respect to the most recent Monthly Fiscal Period ending prior to such Monthly Allocation Date;

(k) if any payment is due, or any action described in a Quarterly Noteholders’ Report is to be taken, on (or prior to) the “related Quarterly Payment Date”, the “following Quarterly Payment Date”, the “immediately succeeding Quarterly Payment Date”, the “next succeeding Quarterly Payment Date” or the “immediately following Quarterly Payment Date”, such payment shall be due, or such action shall occur, as applicable, either (i) on (or prior to, if applicable) the Quarterly Payment Date related to the Quarterly Collection Period in which such payment accrues or the Quarterly Payment Date to which such Quarterly Noteholders’ Report relates or (ii) on (or prior to, if applicable) the Quarterly Payment Date related to the applicable Quarterly Calculation Date on which such payment is calculated; and

(l) references to (i) the “Preceding Monthly Collection Period” means the most recent Monthly Collection Period ending prior to the indicated date, (ii) the “Immediately Preceding Quarterly Collection Period” means the most recent Quarterly Collection Period ending prior to the indicated date and (iii) “Immediately Preceding Quarterly Calculation Date” means the most recent Quarterly Calculation Date.

ARTICLE II

THE NOTES

Section 2.1 Designation and Terms of Notes.

Each Series of Notes shall be substantially in the form specified in the applicable Series Supplement and shall bear, upon its face, the designation for such Series to which it belongs as selected by the Issuer, with such appropriate insertions, omissions, substitutions and other variations as are required or permitted hereby or by the applicable Series Supplement and may have such letters, numbers or other marks of identification and such legends or endorsements placed thereon as may, consistently herewith, be determined to be appropriate by the Authorized Officers of the Issuer executing such Notes, as evidenced by execution of such Notes by such Authorized Officers. All Notes of any Series shall, except as specified in the applicable Series Supplement and in this Base Indenture, be equally and ratably entitled as provided herein to the benefits hereof without preference, priority or distinction on account of the actual time or times of authentication and delivery, all in accordance with the terms and provisions of this Base Indenture and any applicable Series Supplement. The aggregate principal amount of Notes which may be authenticated and delivered under this Base Indenture is unlimited. The Notes of each Series shall be issued in the denominations set forth in the applicable Series Supplement; provided, however, in no event shall Notes of any Series have a minimum denomination of less than $1,000,000.

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Section 2.2 Notes Issuable in Series.

(a) The Notes shall be issued in one or more Series of Notes, including as Additional Notes of an existing Series, Class, Subclass or Tranche of Notes. Each Series of Notes shall be issued pursuant to a Series Supplement. Additional Notes of an existing Series, Class, Subclass or Tranche of Notes shall be issued pursuant to a Supplement to the related Series Supplement.

(b) So long as each of the certifications described in clause (iv) below (if applicable) are true and correct as of the applicable Series Closing Date, Notes may from time to time be executed by the Issuer and delivered to the Trustee for authentication and thereupon, subject to Section 2.2(c), the same shall be authenticated and delivered by the Trustee upon the receipt by the Trustee of a Company Request at least five (5) Business Days (except in the case of the Series of Notes being issued on the Closing Date or in connection with a Series Refinancing Event) in advance of the related Series Closing Date (which Company Request will be revocable by the Issuer upon notice to the Trustee no later than 5:00 p.m. (New York City time) five (5) Business Days prior to the related Series Closing Date) and upon performance or delivery by the Issuer to the Trustee, and receipt by the Trustee and the Controlling Class Representative, of the following:

(i) a Company Order authorizing and directing the authentication and delivery of such Notes by the Trustee and specifying the designation of such Notes, the Initial Principal Amount of such Notes to be authenticated and the Note Rate with respect to such Notes;

(ii) a Series Supplement for a new Series of Notes or a Supplement to the related Series Supplement for Additional Notes issued under an existing Series, Class, Subclass or Tranche of Notes, as applicable, satisfying the criteria set forth in Section 2.3 executed by the Issuer and the Trustee and specifying the Principal Terms of such Notes;

(iii) in the case of any Series of Notes that is rated by a Rating Agency, if any existing Notes shall remain Outstanding following such issuance of such Notes (other than in connection with a Series Refinancing Event or such existing Notes that will be repaid in full from the proceeds of the issuance of such Notes or that will otherwise be repaid in full on the applicable Series Closing Date), written confirmation from either the Manager or the Issuer that the Rating Agency Condition with respect to the issuance of such Notes has been satisfied;

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(iv) in the case of Additional Notes, if any existing Notes shall remain Outstanding following such issuance of such Additional Notes (other than in connection with a Series Refinancing Event or such existing Notes that will be repaid in full from the proceeds of the issuance of such Additional Notes or that will otherwise be repaid in full on the applicable Series Closing Date), one or more Officer’s Certificates, each executed by an Authorized Officer of the Issuer, dated as of the applicable Series Closing Date to the effect that:

(A) [Reserved];

(B) no Event of Default has occurred and is continuing or will occur as a result of such issuance of such Additional Notes;

(C) no Manager Termination Event has occurred and is continuing or will occur as a result of such issuance;

(D) [Reserved];

(E) [Reserved];

(F) [Reserved];

(G) in the case of any Series of Notes that is rated by a Rating Agency, if there is one or more Series of Notes Outstanding (other than a Series of Notes Outstanding that will be repaid in full from the proceeds of issuance of the new Series of Notes or otherwise on the applicable Series Closing Date), the Rating Agency Condition with respect to the issuance of such Additional Notes is satisfied;

(H) (1) all representations and warranties of the Issuer in the Base Indenture and the other Transaction Documents are true and correct, and will continue to be true and correct after giving effect to such issuance on the Series Closing Date, in all material respects (other than any representation or warranty that, by its terms, is made only as of an earlier date), and (2) (x) neither the execution and delivery by the Issuer of such Notes and the Supplement nor the performance by the Issuer of its obligations under each of the Notes and the Supplement: (A) conflicts with the Charter Documents of the Issuer; (B) constitutes a violation of, or a default under, any material agreement to which the Issuer is a party; or (C) contravenes any order or decree that is applicable to the Issuer; and (y) there is no action, proceeding, or investigation pending or threatened in writing against FAT Brands or any of its Subsidiaries before any court or administrative agency that may reasonably be expected to have a Material Adverse Effect on the business or assets of the Issuer;

(I) the proposed issuance does not alter or change the terms of any Series of Notes Outstanding or the Series Supplement relating thereto, except for (i) increases in the aggregate Outstanding Principal Amount of any existing Series, Class, Subclass or Tranche of Notes and (ii) such changes that are permitted in accordance with the terms hereunder and the applicable Series Supplement, in each case, if such Additional Notes are issued thereunder, and all consents required under this Base Indenture and the applicable Series Supplement in connection with such proposed issuance have been granted;

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(J) all costs, fees and expenses with respect to the issuance of such Additional Notes or relating to the actions taken in connection with such issuance that are required to be paid on the applicable Series Closing Date (or issuance date with respect to Additional Notes of an existing Series, Class, Subclass or Tranche) have been paid or will be paid from the proceeds of issuance of such Additional Notes or other available amounts;

(K) all conditions precedent with respect to the authentication and delivery of such Additional Notes provided in this Base Indenture, the related Series Supplement and related note purchase agreement executed in connection with the issuance of such Additional Notes have been satisfied or waived;

(L) [Reserved];

(M) if such Additional Notes include subordinated debt, the terms of any such Additional Notes set forth in the applicable Supplement include the subordinated debt provisions to the extent applicable;

(N) the Series Legal Final Maturity Date for any Additional Notes will not be prior to the Series Legal Final Maturity Date of any Class of Senior Notes then Outstanding;

(O) each of the parties to the Transaction Documents with respect to such Additional Notes has covenanted and agreed in the Transaction Documents that, prior to the date which is one year and one day after the payment in full of the latest maturing Note, it will not institute against, or join with any other Person in instituting against, the Issuer, any involuntary bankruptcy, reorganization, arrangement, insolvency or liquidation proceedings, or other proceedings, under any federal or state bankruptcy or similar law;

provided, that none of the foregoing conditions shall apply and no Officer’s Certificates shall be required under this clause (iv) if there are no Series of Notes Outstanding (apart from the new Series of Notes) on the applicable Series Closing Date, or if all Series of Notes Outstanding (apart from the new Series of Notes) will be repaid in full from the proceeds of the issuance of the new Series of Notes or otherwise on the applicable Series Closing Date;

(v) [Reserved];

(vi) one or more Opinions of Counsel, subject to the assumptions and qualifications stated therein, and in a form reasonably acceptable to the Controlling Class Representative, dated the applicable Series Closing Date, substantially to the effect that:

(A) all of the instruments described in this Section 2.2(b) furnished to the Trustee conform to the requirements of this Base Indenture and the related Series Supplement and the Notes are permitted to be authenticated by the Trustee pursuant to the terms of this Base Indenture and the related Series Supplement;

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(B) the related Supplement has been duly authorized, executed and delivered by the Issuer and constitutes a legal, valid and binding agreement of the Issuer, enforceable against the Issuer in accordance with its terms;

(C) such Notes have been duly authorized by the Issuer, and, when such Notes have been duly authenticated and delivered by the Trustee, such Notes will be legal, valid and binding obligations of the Issuer, enforceable against the Issuer in accordance with their terms;

(D) the Issuer is not required to be registered as an “investment company” under the 1940 Act;

(E) the Lien and the security interests created by this Base Indenture on the Collateral remain perfected as required by this Base Indenture and such Lien and security interests extend to any assets transferred to the Issuer in connection with the issuance of such Notes;

(F) [reserved];

(G) neither the execution and delivery by the Issuer of such Notes and the Supplement nor the performance by the Issuer of its obligations under each of the Notes and the Supplement, conflicts with the Charter Documents of the Issuer;

(H) neither the execution and delivery by the Issuer of such Notes and the Supplement nor the performance by the Issuer of their payment obligations under each of such Notes and the Series Supplement: (i) violates any law, rule or regulation of any relevant jurisdiction, or (ii) requires the consent, approval, licensing or authorization of, or any filing, recording or registration with, any governmental authority under any law, rule or regulation of any relevant jurisdiction except for those consents, approvals, licenses and authorizations already obtained and those filings, recordings and registrations already made;

(I) unless such Notes are being offered pursuant to a registration statement that has been declared effective under the 1933 Act, it is not necessary in connection with the offer and sale of such Notes by the Issuer to the initial purchaser(s) thereof or by the initial purchaser(s) to the initial investors in such Notes to register such Notes under the 1933 Act; and

(J) all conditions precedent to such issuance have been satisfied and that the related Supplement is authorized or permitted pursuant to the terms and conditions of the Indenture; and

(vii) such other documents, instruments, certifications, agreements or other items as the Trustee or Controlling Class Representative may reasonably require.

(c) Upon receipt of written notice from the Controlling Class Representative, confirming satisfaction, or written waiver by the Controlling Class Representative, of the conditions set forth in Section 2.2(b), the Trustee shall authenticate and deliver, as provided above, such Notes upon execution thereof by the Issuer and the Trustee’s receipt of a Company Request in accordance with, and subject to, Section 2.2(b); provided that, with respect to the Notes issued on the Closing Date, written notice from the Controlling Class Representative shall not be necessary and the Issuer’s delivery of the executed Notes shall be deemed to be confirmation of the satisfaction of the conditions set forth in Section 2.2(b). Notwithstanding anything contained herein or in any Supplement to the contrary, the Trustee shall be entitled to conclusively rely on, and shall be fully protected in so relying on, such written notice from the Controlling Class Representative (or in the case of the Notes issued on the Closing Date, the Issuer’s delivery of the executed Notes) and shall in no event be required to make inquiry or investigation as to whether the conditions set forth in Section 2.2(b) have been satisfied or waived. The closing of any issuance of Notes may (but shall not be required to) be effected through an escrow arrangement on terms acceptable to the Trustee and Issuer.

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(d) With regard to any Notes issued pursuant to this Section 2.2, the Issuer may only use the proceeds from such issuance to repay Senior Subordinated Notes if all Senior Notes have been repaid.

(e) Notwithstanding anything contained herein or in any Supplement to the contrary, no Additional Notes may be issued under this Section 2.2 without the prior written consent of the Controlling Class Representative.

Section 2.3 Series Supplement for Each Series.

In conjunction with the issuance of a new Series of Notes or Additional Notes of an existing Series, Class, Subclass or Tranche of Notes, subject to the applicable terms and provisions of Article XIII, the parties hereto shall execute a Series Supplement for such new Series of Notes or a Supplement to the Series Supplement for such existing Series, Class, Subclass or Tranche of Notes, as applicable, which shall specify the relevant terms with respect to such Notes, which may include, without limitation:

(a) its name or designation;

(b) the Initial Principal Amount with respect to such Notes;

(c) the Note Rate with respect to such Notes;

(d) the Series Closing Date;

(e) [Reserved];

(f) the Series Legal Final Maturity Date;

(g) the principal amortization schedule with respect to such Notes, if any;

(h) each Rating Agency rating such Notes (if applicable);

(i) the names of the Series Distribution Accounts and any other Series Accounts to be used with respect to such Notes and the terms governing the operation of any such account and the use of moneys therein;

(j) the method of allocating amounts deposited into any Series Distribution Account with respect to such Notes and/or the method of remitting payments from the applicable Indenture Trust Accounts to the Holders of such Series;

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(k) whether such Notes will be issued in multiple Classes, Subclasses or Tranches and the rights and priorities of each such Class, Subclass or Tranche;

(l) any deposit of funds to be made in any Indenture Trust Account or any Series Account on the Series Closing Date;

(m) whether such Notes may be issued as either Definitive Notes or Book-Entry Notes and any limitations imposed thereon;

(n) whether such Notes include Senior Notes and/or Senior Subordinated Notes;

(o) [Reserved]; and

(p) any other relevant terms of such Notes (all such terms, the “Principal Terms” of such Series).

Section 2.4 Execution and Authentication.

(a) Each Note shall, upon issuance pursuant to Section 2.2, be executed on behalf of the Issuer by an Authorized Officer of the Issuer and delivered by the Issuer to the Trustee for authentication and redelivery as provided herein. The signature of each such Authorized Officer on the Notes may be manual or facsimile. If an Authorized Officer of the Issuer whose signature is on a Note no longer holds that office at the time the Note is authenticated, the Note shall nevertheless be valid.

(b) At any time and from time to time after the execution and delivery of this Base Indenture, the Issuer may deliver Notes of any particular Series (issued pursuant to Section 2.2) executed by the Issuer to the Trustee for authentication, together with one or more Company Orders for the authentication and delivery of such Notes, and the Trustee, in accordance with such Company Order and this Base Indenture, shall authenticate and deliver such Notes.

(c) No Note shall be entitled to any benefit under the Indenture or be valid for any purpose unless there appears on such Note a certificate of authentication substantially in the form provided for below, duly executed by the Trustee by the manual signature of a Trust Officer. Such signatures on such certificate shall be conclusive evidence, and the only evidence, that the Note has been duly authenticated under this Base Indenture. The Trustee may appoint an authenticating agent acceptable to the Issuer to authenticate Notes. Unless limited by the term of such appointment, an authenticating agent may authenticate Notes whenever the Trustee may do so. Each reference in this Base Indenture to authentication by the Trustee includes authentication by such authenticating agent. The Trustee’s certificate of authentication shall be in substantially the following form:

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“This is one of the Notes of a Series issued under the within mentioned Indenture.

UMB Bank, N.A., as Trustee

By:
Authorized Signatory”

(d) Each Note shall be dated and issued as of the date of its authentication by the Trustee.

Section 2.5 Note Registrar and Paying Agent.

(a) The Issuer shall (i) maintain an office or agency where Notes may be presented for registration of transfer or for exchange (the “Note Registrar”) and (ii) appoint a paying agent (which shall satisfy the eligibility criteria set forth in Section 10.8(a)) (the “Paying Agent”) at whose office or agency Notes may be presented for payment. The Note Registrar shall keep a register of the Notes (including the name and address of each such Noteholder) and of their transfer and exchange. The Trustee shall indicate in its books and records the principal amount owing to each Noteholder from time to time. The Issuer may appoint one or more co-registrars and one or more additional paying agents. The term “Paying Agent” shall include any additional paying agent and the term “Note Registrar” shall include any co-registrars. The Issuer may change the Paying Agent or the Note Registrar without prior notice to any Noteholder. The Issuer shall notify the Trustee in writing of the name and address of any Agent not a party to this Base Indenture. The Trustee is hereby initially appointed as the Note Registrar and the Paying Agent. Upon any resignation or removal of the Note Registrar, the Issuer shall promptly appoint a successor Note Registrar or, in the absence of such appointment, the Issuer shall assume the duties of the Note Registrar.

(b) The Issuer shall enter into an appropriate agency agreement with any Agent not a party to this Base Indenture. Such agency agreement shall implement the provisions of this Base Indenture that relate to such Agent. If the Issuer fails to maintain a Note Registrar or Paying Agent, the Trustee hereby agrees to act as such, and shall be entitled to appropriate compensation in accordance with this Base Indenture until the Issuer shall appoint a replacement Note Registrar or Paying Agent, as applicable.

Section 2.6 Paying Agent to Hold Money in Trust.

(a) The Issuer will cause the Paying Agent (if the Paying Agent is not the Trustee) to execute and deliver to the Trustee an instrument in which the Paying Agent shall agree with the Trustee (and if the Trustee is the Paying Agent, it hereby so agrees), subject to the provisions of this Section 2.6, that the Paying Agent will:

(i) hold all sums held by it for the payment of amounts due with respect to the Notes in trust for the benefit of the Persons entitled thereto until such sums shall be paid to such Persons or otherwise disposed of as herein provided and pay such sums to such Persons as herein provided;

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(ii) give the Trustee written notice of any default by the Issuer of which it has Actual Knowledge in the making of any payment required to be made with respect to the Notes;

(iii) at any time during the continuance of any such default, upon the written request of the Trustee, forthwith pay to the Trustee all sums so held in trust by the Paying Agent;

(iv) immediately resign as the Paying Agent and forthwith pay to the Trustee all sums held by it in trust for the payment of Notes if at any time it ceases to meet the standards required to be met by a Trustee hereunder at the time of its appointment; and

(v) comply with all requirements of the Code and other applicable tax law (including for the avoidance of doubt FATCA) with respect to the withholding from any payments made by it on any Notes of any applicable withholding taxes imposed thereon and with respect to any applicable reporting requirements in connection therewith.

(b) The Issuer may at any time, for the purpose of obtaining the satisfaction and discharge of the Indenture or for any other purpose, by Company Order direct the Paying Agent to pay to the Trustee all sums held in trust by the Paying Agent, such sums to be held by the Trustee in trust upon the same terms as those upon which the sums were held in trust by the Paying Agent. Upon such payment by the Paying Agent to the Trustee, the Paying Agent shall be released from all further liability with respect to such money.

(c) Subject to applicable laws with respect to escheat of funds, any money held by the Trustee or the Paying Agent in trust for the payment of any amount due with respect to any Note and remaining unclaimed for two years after such amount has become due and payable shall be discharged from such trust and be paid to the Issuer upon delivery of a Company Request. The Holder of such Note shall thereafter, as an unsecured general creditor, look only to the Issuer for payment thereof (but only to the extent of the amounts so paid to the Issuer), and all liability of the Trustee or the Paying Agent with respect to such trust money paid to the Issuer shall thereupon cease; provided, however, that the Trustee or the Paying Agent, before being required to make any such repayment, may, at the expense of the Issuer, cause to be published once, in a newspaper published in the English language, customarily published on each Business Day and of general circulation in New York City, and in a newspaper customarily published on each Business Day and of general circulation in London, if applicable, notice that such money remains unclaimed and that, after a date specified therein, which shall not be less than thirty (30) days from the date of such publication, any unclaimed balance of such money then remaining will be repaid to the Issuer. The Trustee may also adopt and employ, at the expense of the Issuer, any other commercially reasonable means of notification of such repayment.

Section 2.7 Noteholder List.

(a) The Trustee will furnish, or the Issuer will cause to be furnished by the Note Registrar, to the Issuer, the Manager, the Back-Up Manager, the Controlling Class Representative or the Paying Agent, within five (5) Business Days after receipt by the Trustee or the Issuer, as the case may be, of a request therefor from the Issuer, the Manager, the Back-Up Manager, the Controlling Class Representative or the Paying Agent, respectively, in writing, the names and addresses of the Noteholders of each Series as of the most recent Record Date for payments to such Noteholders. Every Noteholder, by receiving and holding a Note, agrees with the Trustee that neither the Trustee, the Note Registrar, the Issuer, the Back-Up Manager, the Controlling Class Representative nor any of their respective agents shall be held accountable by reason of the disclosure of any such information as to the names and addresses of the Noteholders hereunder, regardless of the source from which such information was obtained.

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(b) The Trustee shall preserve in as current a form as is reasonably practicable the most recent list available to it of the names and addresses of Noteholders of each Series of Notes. If the Trustee is not the Note Registrar, the Issuer shall furnish to the Trustee at least seven (7) Business Days before each Quarterly Payment Date and at such other time as the Trustee may request in writing, a list in such form and as of such date as the Trustee may reasonably require of the names and addresses of Noteholders of each Series of Notes.

Section 2.8 Transfer and Exchange.

(a) Upon surrender for registration of transfer of any Note at the office or agency of the Note Registrar, if the requirements of Section 2.8(f) and Section 8-401(a) of the New York UCC are met (as determined by the Issuer), the Issuer shall execute and, after the Issuer has executed, the Trustee shall authenticate and deliver to the Noteholder, in the name of the designated transferee or transferees, one or more new Notes, in any authorized denominations, of the same Series and Class (and, if applicable, Subclass or Tranche) and a like original aggregate principal amount of the Notes so transferred. At the option of any Noteholder, Notes may be exchanged for other Notes of the same Series and Class (and, if applicable, Subclass or Tranche) in authorized denominations of like original aggregate principal amount of the Notes so exchanged, upon surrender of the Notes to be exchanged at any office or agency of the Note Registrar maintained for such purpose. Whenever Notes of any Series are so surrendered for exchange, if the requirements of Section 2.8(f) and (g) and Section 8-401(a) of the New York UCC are met (as determined by the Issuer), the Issuer shall execute, and after the Issuer has executed, the Trustee shall authenticate and deliver to the Noteholder, the Notes which the Noteholder making the exchange is entitled to receive.

(b) Every Note presented or surrendered for registration of transfer or exchange shall be (i) duly endorsed by, or be accompanied by a written instrument of transfer in form satisfactory to the Trustee, the Issuer and the Note Registrar duly executed by, the Holder thereof or such Holder’s attorney duly authorized in writing with a medallion signature guarantee and (ii) accompanied by such other documents as the Trustee or the Note Registrar may require, including evidence reasonably satisfactory to it to document the identities and/or signatures of the transferor, and the transferee (including but not limited to the applicable Internal Revenue Service Form W-8 or W-9). The Issuer shall execute and deliver to the Trustee or the Note Registrar, as applicable, Notes in such amounts and at such times as are necessary to enable the Trustee to fulfill its responsibilities under the Indenture and the Notes.

(c) All Notes issued and authenticated upon any registration of transfer or exchange of the Notes shall be the valid obligations of the Issuer, evidencing the same indebtedness, and entitled to the same benefits under the Indenture, as the Notes surrendered upon such registration of transfer or exchange.

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(d) The preceding provisions of this Section 2.8 notwithstanding, (i) the Trustee, the Issuer or the Note Registrar, as the case may be, shall not be required (A) to issue, register the transfer of or exchange of any Note of any Series for a period beginning at the opening of business fifteen (15) days preceding the selection of any Series of Notes for redemption and ending at the close of business on the day of the mailing of the relevant notice of redemption or (B) to register the transfer of or exchange any Note so selected for redemption, and (ii) no assignment or transfer of a Note or any commitment in respect thereof shall be effective until such assignment or transfer shall have been recorded in the Note Register and in the books and records of the Trustee, as applicable, pursuant to Section 2.5(a).

(e) Unless otherwise provided in the applicable Series Supplement, no service charge shall be payable for any registration of transfer or exchange of Notes, but the Issuer, the Note Registrar or the Trustee, as the case may be, may require payment by the Noteholder of a sum sufficient to cover any Tax or other governmental charge that may be imposed in connection with any transfer or exchange of Notes.

(f) Unless otherwise provided in the applicable Series Supplement, registration of transfer of Notes containing a legend relating to the restrictions on transfer of such Notes (which legend shall be set forth in the applicable Series Supplement) shall be effected only if the conditions set forth in such applicable Series Supplement are satisfied. Notwithstanding anything contained herein or in a Series Supplement to the contrary, neither the Trustee nor the Note Registrar shall be responsible for ascertaining whether any transfer or exchange of a Note or any insertion or removal of a legend on a Note complies with the terms of this Base Indenture or a Series Supplement or any applicable laws; provided that if a transfer certificate or opinion is specifically required by the express terms of this Base Indenture or a Series Supplement to be delivered to the Trustee or the Note Registrar in connection with a transfer, the Trustee or the Note Registrar, as the case may be, shall be under a duty to receive the same but shall not be required to determine (but may rely on a determination made by the Issuer with respect to) the sufficiency of any such transfer certificate or opinion; and provided further that the Issuer shall confirm to the Trustee in writing its approval of any proposed transfer of Notes, upon which approval the Trustee may conclusively rely as to compliance of such transfer with the terms of this Base Indenture, the applicable Series Supplement, and all applicable laws.

(g) Each transferee of a Note shall provide to the Issuer and the Trustee a transferee certificate substantially in the form of Exhibit H (a “Transferee Certificate”) in connection with such transfer. If the transferee is unable to provide a Transferee Certificate, or would otherwise cause the Issuer to be unable to rely on the “private placement” safe harbor of Treasury Regulation Section 1.7704-1(h), such transfer will be void and of no force or effect and shall not bind or be recognized by the Issuer or any other Person; provided, however, that a Transferee Certificate that omits one or more of paragraphs (1)-(3) of Exhibit H shall be acceptable if the Issuer receives written advice of Katten Muchin Rosenman LLP or an opinion of other nationally recognized U.S. tax counsel experienced in such matters, to the effect that the acquisition or transfer will not cause the Issuer to be treated as a publicly traded partnership taxable as a corporation for U.S. federal income tax purposes.

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Section 2.9 Persons Deemed Owners.

Prior to due presentment for registration of transfer of any Note, the Trustee, the Controlling Class Representative, any Agent and the Issuer may deem and treat the Person in whose name any Note is registered (as of the day of determination) as the absolute owner of such Note for the purpose of receiving payment of principal of and interest on such Note and for all other purposes whatsoever, whether or not such Note is overdue, and none of the Trustee, the Controlling Class Representative, any Agent nor the Issuer shall be affected by notice to the contrary.

Section 2.10 Replacement Notes.

(a) If (i) any mutilated Note is surrendered to the Trustee, or the Trustee receives evidence to its reasonable satisfaction of the destruction, loss or theft of any Note and (ii) there is delivered to the Issuer and the Trustee such security or indemnity as may be required by them to hold the Issuer and the Trustee harmless then, provided that the requirements of Section 2.8(f) and Section 8-405 of the New York UCC are met (as determined by the Issuer), the Issuer shall execute and upon their request the Trustee or an authenticating agent appointed by the Trustee shall authenticate and deliver, in exchange for or in lieu of any such mutilated, destroyed, lost or stolen Note, a replacement Note; provided, however, that if any such destroyed, lost or stolen Note, but not a mutilated Note, shall have become, or within seven (7) days shall be, due and payable, instead of issuing a replacement Note, the Issuer may pay such destroyed, lost or stolen Note when so due or payable without surrender thereof. If, after the delivery of such replacement Note or payment of a destroyed, lost or stolen Note pursuant to the preceding sentence, a protected purchaser (within the meaning of Section 8-303 of the New York UCC) of the original Note in lieu of which such replacement Note was issued presents for payment such original Note, the Issuer and the Trustee shall be entitled to recover such replacement Note (or such payment) from the Person to whom it was delivered or any Person taking such replacement Note from such Person to whom such replacement Note was delivered or any assignee of such Person, except a Protected Purchaser, and shall be entitled to recover upon the security or indemnity provided therefor to the extent of any loss, damage, cost or expense incurred by the Issuer or the Trustee in connection therewith.

(b) Upon the issuance of any replacement Note under this Section 2.10, the Issuer may require the payment by the Holder of such Note of a sum sufficient to cover any Tax or other governmental charge that may be imposed in relation thereto and any other reasonable expenses (including the fees and expenses of the Trustee and the Note Registrar) connected therewith.

(c) Every replacement Note issued pursuant to this Section 2.10 in replacement of any mutilated, destroyed, lost or stolen Note shall constitute an original additional contractual obligation of the Issuer and such replacement Note shall be entitled to all the benefits of the Indenture equally and proportionately with any and all other Notes duly issued under the Indenture (in accordance with the priorities and other terms set forth herein and in each applicable Series Supplement).

(d) The provisions of this Section 2.10 are exclusive and shall preclude (to the extent lawful) all other rights and remedies with respect to the replacement or payment of mutilated, destroyed, lost or stolen Notes.

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Section 2.11 Treasury Notes.

In determining whether the Noteholders of the required Aggregate Outstanding Principal Amount of Notes or the required Outstanding Principal Amount of any Series or any Class, Subclass or Tranche of any Series of Notes, as the case may be, have concurred in any direction, waiver or consent, Notes owned, legally or beneficially, by the Issuer or any Affiliate of the Issuer shall be considered as though they are not Outstanding, except that for the purpose of determining whether the Trustee shall be protected in relying on any such direction, waiver or consent, only Notes of which a Trust Officer has received written notice of such ownership shall be so disregarded.

Section 2.12 Book-Entry Notes.

(a) Unless otherwise provided in any applicable Series Supplement, the Notes of each Class, Subclass or Tranche of each Series, upon original issuance, shall be issued in the form of typewritten Notes representing Book-Entry Notes and delivered to the depository (or its custodian) specified in such Series Supplement (the “Depository”) which shall be the Clearing Agency on behalf of such Series or such Class, Subclass or Tranche. The Notes of each Class, Subclass or Tranche of each Series shall, unless otherwise provided in the applicable Series Supplement, initially be registered on the Note Register in the name of the Clearing Agency or the nominee of the Clearing Agency. No Note Owner will receive a definitive note representing such Note Owner’s interest in the related Series of Notes, except as provided in Section 2.13. Unless and until definitive, fully registered Notes of any Series or any Class, Subclass or Tranche of any Series (“Definitive Notes”) have been issued to Note Owners pursuant to Section 2.13:

(i) the provisions of this Section 2.12 shall be in full force and effect with respect to each of such Notes;

(ii) the Issuer, the Paying Agent, the Note Registrar, the Trustee, and the Controlling Class Representative may deal with the Clearing Agency and the applicable Clearing Agency Participants for all purposes (including the payment of principal of, premium, if any, and interest on the Notes and the giving of instructions or directions hereunder or under the applicable Series Supplement) as the sole Holder of the Notes, and shall have no obligation to the Note Owners;

(iii) to the extent that the provisions of this Section 2.12 conflict with any other provisions of the Indenture, the provisions of this Section 2.12 shall control with respect to each such Class, Subclass, Tranche or Series of the Notes;

(iv) subject to the rights of the Manager and the Controlling Class Representative under the Indenture, the rights of Note Owners of each such Class or Series of Notes shall be exercised only through the Clearing Agency and the applicable Clearing Agency Participants and shall be limited to those established by law and agreements between such Note Owners and the Clearing Agency and/or the Clearing Agency Participants, and all references in the Indenture to actions by the Noteholders shall refer to actions taken by the Clearing Agency upon instructions from the Clearing Agency Participants, and all references in the Indenture to distributions, notices, reports and statements to the Noteholders shall refer to distributions, notices, reports and statements to the Clearing Agency, as registered holder of the Notes of such Series for distribution to the Note Owners in accordance with the Applicable Procedures of the Clearing Agency; and

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(v) subject to the rights of the Manager and the Controlling Class Representative under the Indenture, whenever the Indenture requires or permits actions to be taken based upon instructions or directions of Noteholders evidencing a specified percentage of the Aggregate Outstanding Principal Amount of Notes or the Outstanding Principal Amount of a Series or Class, Subclass or Tranche of a Series of Notes, the Clearing Agency shall be deemed to represent such percentage only to the extent that it has received instructions to such effect from Note Owners and/or their related Clearing Agency Participants owning or representing, respectively, such required percentage of the beneficial interest in the Outstanding Notes or such Series or such Class, Subclass or Tranche of such Series of Notes Outstanding, as the case may be, and has delivered such instructions in writing to the Trustee.

(b) Unless and until Definitive Notes of such Series are issued pursuant to Section 2.13, the Clearing Agency will make book-entry transfers among the Clearing Agency Participants and receive and transmit distributions of principal, premium, if any, and interest on the Notes to such Clearing Agency Participants.

(c) Whenever notice or other communication to the Noteholders is required under the Indenture, unless and until Definitive Notes shall have been issued to Note Owners pursuant to Section 2.13, the Trustee and the Issuer shall give all such notices and communications specified herein to be given to Noteholders to the Clearing Agency for distribution to the Note Owners in accordance with the Applicable Procedures of the Clearing Agency.

Section 2.13 Definitive Notes.

(a) The Notes of any Series or Class, Subclass or Tranche of any Series, to the extent provided in the applicable Series Supplement, upon original issuance, may be issued in the form of Definitive Notes. The applicable Series Supplement shall set forth the legend relating to the restrictions on transfer of such Definitive Notes and such other restrictions as may be applicable.

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(b) With respect to the Notes of any Series, Class, Subclass or Tranche of any Series issued in the form of typewritten Notes representing Book-Entry Notes, if (i) (A) the Issuer advises the Trustee in writing that the Clearing Agency is no longer willing or able to discharge properly its responsibilities with respect to any such Series of Notes and (B) the Issuer is unable to locate a qualified successor or (ii) the Issuer, at its option, advises the Trustee in writing that it elects to terminate the book-entry system through the Clearing Agency with respect to any Series, Class, Subclass or Tranche of any Series of Notes Outstanding issued in the form of Book-Entry Notes, with respect to any Series of Notes Outstanding, Note Owners holding a beneficial interest in excess of 50% of the aggregate Outstanding Principal Amount of such Series, Class, Subclass or Tranche of Notes advise the Trustee and the applicable Clearing Agency through the applicable Clearing Agency Participants in writing that the continuation of a book-entry system through the applicable Clearing Agency is no longer in the best interests of such Note Owners, the Trustee shall notify all Note Owners of such Series, through the applicable Clearing Agency Participants, of the occurrence of any such event and of the availability of Definitive Notes to Note Owners of such Series. Upon surrender to the Trustee of the Notes of such Series, Class, Subclass or Tranche by the applicable Clearing Agency, accompanied by registration instructions from the applicable Clearing Agency for registration, the Issuer shall execute and the Trustee shall authenticate, upon receipt of a Company Order, and deliver an equal aggregate principal amount of Definitive Notes in accordance with the instructions of the Clearing Agency. Neither the Issuer nor the Trustee shall be liable for any delay in delivery of such instructions and may each conclusively rely on, and shall be protected in relying on, such instructions. Upon the issuance of Definitive Notes of such Series, Class, Subclass or Tranche of Notes all references herein to obligations imposed upon or to be performed by the applicable Clearing Agency shall be deemed to be imposed upon and performed by the Trustee, to the extent applicable with respect to such Definitive Notes, and the Trustee shall recognize the Holders of the Definitive Notes of such Series, Class, Subclass or Tranche of such Series as Noteholders of such Series, Class, Subclass or Tranche of such Series hereunder and under the applicable Series Supplement.

Section 2.14 Cancellation.

The Issuer may at any time deliver to the Trustee for cancellation any Notes previously authenticated and delivered hereunder which the Issuer or an Affiliate thereof may have acquired in any manner whatsoever, and all Notes so delivered shall be promptly cancelled by the Trustee. The Note Registrar and the Paying Agent shall forward to the Trustee any Notes surrendered to them for registration of transfer, exchange or payment. The Trustee shall cancel all Notes surrendered for registration of transfer, exchange, payment, replacement or cancellation. The Issuer may not issue new Notes to replace Notes that they have redeemed or paid or that have been delivered to the Trustee for cancellation. All cancelled Notes held by the Trustee shall be disposed of in accordance with the Trustee’s standard disposition procedures unless the Issuer shall direct that cancelled Notes be returned to them for destruction pursuant to a Company Order. No cancelled Notes may be reissued. No provision of this Base Indenture or any Supplement that relates to prepayment procedures, penalties, fees, make-whole payments or any other related matters shall be applicable to any Notes cancelled pursuant to and in accordance with this Section 2.14.

Section 2.15 Principal and Interest.

(a) The principal of and premium, if any, on each Series, Class, Subclass or Tranche of Notes shall be due and payable at the times and in the amounts set forth in the applicable Series Supplement and in accordance with the Priority of Payments.

(b) Each Series, Class, Subclass or Tranche of Notes shall accrue interest as provided in the applicable Series Supplement and such interest shall be due and payable for such Series on each Quarterly Payment Date in accordance with the Priority of Payments.

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(c) Except as provided in the following sentence, the Person in whose name any Note is registered at the close of business on any Record Date with respect to a Quarterly Payment Date for such Note shall be entitled to receive the principal, premium, if any, and interest payable on such Quarterly Payment Date notwithstanding the cancellation of such Note upon any registration of transfer, exchange or substitution of such Note subsequent to such Record Date. Any interest payable at maturity shall be paid to the Person to whom the principal of such Note is payable.

(d) Pursuant to the authority of the Paying Agent under Section 2.6(a)(v), the Paying Agent shall make all payments of interest on the Notes net of any applicable withholding taxes and Noteholders shall be treated as having received as payments of interest any amounts withheld with respect to such withholding taxes.

Section 2.16 Tax Treatment.

(a) The Issuer has structured this Base Indenture and the Notes have been (or will be) issued with the intention that the Notes (other than any Tax Retained Notes) be treated for United States federal income tax purposes (and, to the extent permitted by Requirements of Law, for state and local income and franchise tax purposes) as indebtedness of the Issuer or, if the Issuer is treated as a division of another entity for United States federal income tax purposes, such other entity. Any Person acquiring any direct or indirect interest in any Note by acceptance of its Notes agrees to treat the Notes (other than any Tax Retained Note) for purposes of all Taxes in a manner consistent with the foregoing characterization, unless otherwise required by Requirements of Law.

(b) Each Noteholder, by its acceptance of a Note, agrees to provide and shall provide to the Trustee, the Paying Agent and/or the Issuer (or other Person responsible for withholding of taxes) with its Tax Information, and will update or replace such Tax Information as necessary at any time required by law or promptly upon request. Further, each Noteholder is deemed to understand, acknowledge and agree that the Paying Agent and the Issuer (or other Person responsible for withholding of taxes) have the right to withhold on payments with respect to a Note (without any corresponding gross-up) where an applicable party fails to comply with the requirements set forth in the preceding sentence or the Trustee, the Paying Agent or the Issuer (or other Person responsible for withholding of taxes) is otherwise required to so withhold under applicable law.

Section 2.17 Securities Law Restrictions.

(a) The Notes have not been registered under the 1933 Act or registered or qualified under any state securities laws or the securities laws of any other jurisdiction. Neither the Issuer nor any other person is required to so register or qualify the Notes or to provide registration rights to any investor therein.

(b) Subject to any additional restrictions or deemed representations set forth in the applicable Series Supplement, each Note Owner and purchaser of Notes will be deemed to have represented to the Issuer and agreed that it is (i) a “qualified institutional buyer” within the meaning of Rule 144A under the 1933 Act or a non-“U.S. person” within the meaning of Regulation S under the 1933 Act, (ii) not purchasing the Notes with a view to the distribution thereof in violation of applicable securities laws and (iii) aware that the sale of the Notes to it is being made in reliance on Regulation D, Rule 144A and/or Regulation S. After the initial placement of the Notes to the Depository or to investors, as applicable, pursuant to an offering made under the Issuer’s applicable offering memorandum, no interest or participation in the Notes may be reoffered, resold, pledged or otherwise transferred without the Issuer’s consent and unless the Notes are registered pursuant to the 1933 Act and registered or qualified pursuant to any applicable securities laws or subject to an exemption therefrom.

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(c) Any investor desiring to effect a transfer of any Note or interest therein without registration under the 1933 Act and registration or qualification under applicable securities laws will be required, and by acceptance of its Note or interests therein will be deemed to have agreed, to indemnify the Issuer, the Trustee and the Paying Agent and the Note Registrar against any liability that may result if the transfer is not exempt from such registration and/or qualification or is not made in accordance with such federal and State laws.

ARTICLE III

SECURITY

Section 3.1 Grant of Security Interest.

(a) To secure the Obligations, the Issuer hereby pledges, assigns, conveys, delivers, transfers and sets over to the Trustee, for the benefit of the Secured Parties, and hereby grants to the Trustee, for the benefit of the Secured Parties, a security interest in the Issuer’s right, title and interest in, to and under all of the following property to the extent now owned or at any time hereafter acquired by the Issuer (collectively, the “Collateral”):

(i) all present and future amounts payable in respect of the “Monthly Management Fees” and the “Residual Amounts” payable to FAT Brands under each Existing Securitization from and after July 10, 2023;

(ii) the Irrevocable Payment Direction Letter;

(iii) each Account and all amounts or other property on deposit in or otherwise credited to such Accounts;

(iv) the books and records (whether in physical, electronic or other form) of the Issuer;

(v) the rights, powers, remedies and authorities of the Issuer under each of the Transaction Documents (other than the Indenture and the Notes) to which it is a party;

(vi) any and all other property of the Issuer now or hereafter acquired, including, without limitation, all accounts, chattel paper, commercial tort claims, deposit accounts, documents, equipment, fixtures, general intangibles, instruments, inventory, securities, securities accounts and other investment property and letter-of-credit rights (in each case, as defined in the New York UCC); and

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(vii) all payments, proceeds, supporting obligations and accrued and future rights to payment with respect to the foregoing.

The Trustee shall have no security interest in any Excluded Amounts.

(b) The foregoing grant is made in trust to secure the Obligations and to secure compliance with the provisions of this Base Indenture and any Series Supplements, all as provided in this Base Indenture. The Trustee, on behalf of the Secured Parties, acknowledges such grant, accepts the trusts under this Base Indenture in accordance with the provisions of this Base Indenture and agrees, subject to the other terms and provisions of the Indenture, to perform its duties required in this Base Indenture. The Collateral shall secure the Obligations equally and ratably without prejudice, priority or distinction (except, with respect to any Series of Notes, as otherwise stated in the applicable Series Supplement or in the applicable provisions of this Base Indenture).

(c) The parties hereto agree and acknowledge that each certificated Equity Interest and each mortgage constituting Collateral may be held by a custodian on behalf of the Trustee.

Section 3.2 Certain Rights and Obligations of the Issuer Unaffected.

(a) Notwithstanding the grant of the security interest in the Collateral hereunder to the Trustee, on behalf of the Secured Parties, the Issuer acknowledges that the Manager shall, subject to the terms and conditions of the Management Agreement, nevertheless have the right, subject to the Trustee’s right to revoke such right, in whole or in part, in the event of the occurrence of an Event of Default, (i) to give, in accordance with the Managing Standard, all consents, requests, notices, directions, approvals, extensions or waivers, if any, which are required or permitted to be given by the Issuer under the Collateral Transaction Documents, and to enforce all rights, remedies, powers, privileges and claims of the Issuer under the Collateral Transaction Documents and (ii) to take any other actions required or permitted under the terms of the Management Agreement.

(b) The grant of the security interest by the Issuer in the Collateral to the Trustee on behalf of the Secured Parties shall not (i) relieve the Issuer from the performance of any term, covenant, condition or agreement on the Issuer’s part to be performed or observed under or in connection with any of the Collateral Transaction Documents or otherwise with respect to the Collateral or (ii) impose any obligation on the Trustee or any of the Secured Parties to perform or observe any such term, covenant, condition or agreement on the Issuer’s part to be so performed or observed or impose any liability on the Trustee or any of the Secured Parties for any act or omission on the part of the Issuer or from any breach of any representation or warranty on the part of the Issuer.

(c) The Issuer hereby agrees to indemnify and hold harmless the Trustee and each Secured Party (including their respective directors, officers, employees and agents) from and against any and all losses, liabilities (including liabilities for penalties), claims, demands, actions, suits, judgments, reasonable and documented out-of-pocket costs and expenses arising out of or resulting from the security interest granted hereby, whether or not arising by virtue of any act or omission on the part of the Issuer, including, without limitation, the reasonable and documented out-of-pocket costs, expenses and disbursements (including reasonable and documented attorneys’ fees and expenses) incurred by the Trustee or any Secured Party in enforcing the Indenture or any other Transaction Document or preserving any of its rights to, or realizing upon, any of the Collateral; provided, however, that the foregoing indemnification shall not extend to any action by the Trustee or any Secured Party which constitutes gross negligence, bad faith or willful misconduct by the Trustee or any Secured Party or any other indemnified person hereunder. The indemnification provided for in this Section 3.2 shall survive the removal of, or a resignation by, such Person as Trustee as well as the termination of this Base Indenture or any Series Supplement.

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Section 3.3 Performance of Collateral Transaction Documents.

Upon the occurrence of a default or breach (after giving effect to any applicable grace or cure periods) by any Person party to a Collateral Transaction Document (only if a Manager Termination Event or an Event of Default has occurred and is continuing), promptly following a request from the Trustee to do so and at the Issuer’s expense, the Issuer agrees to take all such lawful action as permitted under this Base Indenture as the Trustee (acting at the direction of the Controlling Class Representative) may reasonably request to compel or secure the performance and observance by such Person of its obligations to the Issuer, and to exercise any and all rights, remedies, powers and privileges lawfully available to the Issuer to the extent and in the manner directed by the Trustee (acting at the direction of the Controlling Class Representative), including, without limitation, the transmission of notices of default and the institution of legal or administrative actions or proceedings to compel or secure performance by such Person of its obligations thereunder. If (i) the Issuer shall have failed, within fifteen (15) Business Days of receiving such direction of the Trustee, to take commercially reasonable action to accomplish such directions of the Trustee, (ii) the Issuer refuses to take any such action, as reasonably determined by the Controlling Class Representative in good faith, or (iii) the Controlling Class Representative reasonably determines that such action must be taken immediately, the Trustee shall take (if so directed by the Controlling Class Representative), subject to the other terms and provisions of the Indenture, and at the expense of the Issuer, such previously directed action and any related action permitted under this Base Indenture which the Controlling Class Representative thereafter determines is appropriate (without the need under this provision or any other provision under this Base Indenture to direct the Issuer to take such action), on behalf of the Issuer and the Secured Parties.

Section 3.4 Stamp, Other Similar Taxes and Filing Fees.

The Issuer shall indemnify and hold harmless the Trustee and each Secured Party from any present or future claim for liability for any stamp, documentary or other similar tax and any penalties or interest and expenses with respect thereto, that may be assessed, levied or collected by any jurisdiction in connection with the Indenture, any other Transaction Document or any Collateral. The Issuer shall pay, and indemnify and hold harmless each Secured Party against, any and all amounts in respect of all search, filing, recording and registration fees, taxes, excise taxes and other similar imposts that may be payable or determined to be payable in respect of the execution, delivery, performance and/or enforcement of the Indenture or any other Transaction Document.

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Section 3.5 Authorization to File Financing Statements.

(a) The Issuer hereby irrevocably authorizes the Trustee on behalf of the Secured Parties (acting at the direction of the Controlling Class Representative) at any time and from time to time to file or record in any filing office in any applicable jurisdiction financing statements and other filing or recording documents or instruments with respect to the Collateral, to perfect the security interests of the Trustee for the benefit of the Secured Parties under this Base Indenture. The Issuer authorizes the filing of any such financing statement naming the Trustee as secured party and indicating that the Collateral (a) includes “all assets” or words of similar effect or import regardless of whether any particular assets comprised in the Collateral fall within the scope of Article 9 of the UCC, or (b) as being of an equal or lesser scope or with greater detail. The Issuer agrees to furnish any information necessary to accomplish the foregoing promptly upon the Trustee’s request. The Issuer also hereby ratifies and authorizes the filing on behalf of the Trustee for the benefit of the Secured Parties, of any financing statement with respect to the Collateral made prior to the date hereof.

(b) The Issuer acknowledges that the Collateral may include certain rights of the Issuer as secured party under the Transaction Documents. To the extent the Issuer is a secured party under the Transaction Documents, the Issuer hereby irrevocably appoints the Trustee as its representative with respect to all financing statements filed to perfect such security interests and authorizes the Controlling Class Representative on behalf of the Secured Parties (acting at the direction of the Controlling Class Representative) to make such filings it deems necessary to reflect the Trustee as secured party of record with respect to such financing statements.

ARTICLE IV

REPORTS

Section 4.1 Reports and Instructions to Trustee.

(a) Monthly Manager’s Certificates. By 10:00 a.m. (New York City time) on the fifth Business Day prior to each Monthly Allocation Date commencing with the Monthly Allocation Date immediately following the Monthly Collection Period ending in July 2023, the Issuer shall furnish, or cause the Manager to furnish, to the Trustee, and the Back-Up Manager a certificate substantially in the form of Exhibit A specifying the allocation of Collections on the following Monthly Allocation Date (each a “Monthly Manager’s Certificate”), including the Manager’s statement specified in such form. The initial Monthly Manager’s Certificate delivered after the Closing Date may include allocations of amounts received prior to the Closing Date.

(b) [Reserved].

(c) Quarterly Noteholders’ Reports. On or before the third (3rd) Business Day prior to each Quarterly Payment Date, the Issuer shall furnish, or cause the Manager to furnish, a statement substantially in the form of the applicable exhibit to the Series Supplement with respect to each Series of Notes (each, a “Quarterly Noteholders’ Report”), including the Manager’s statement specified in such form, to the Trustee, each Rating Agency (if applicable) and each Paying Agent, with a copy to the Back-Up Manager.

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(d) Quarterly Compliance Certificates. On or before the third (3rd) Business Day prior to each Quarterly Payment Date, the Manager shall deliver to the Trustee and each Rating Agency (if applicable) (with a copy to the Back-Up Manager) an Officer’s Certificate (each, a “Quarterly Compliance Certificate”) to the effect that, except as provided in a notice delivered pursuant to Section 8.8, no Default or Event of Default has occurred or is continuing.

(e) Scheduled Principal Payments Deficiency Notices. On the Quarterly Calculation Date with respect to any Quarterly Collection Period, the Issuer shall furnish, or cause the Manager to furnish, to the Trustee and each Rating Agency (if applicable) (with a copy to the Back-Up Manager) written notice of any Scheduled Principal Payments Deficiency Event with respect to any Class or Series of Notes that occurred with respect to such Quarterly Collection Period (any such notice, a “Scheduled Principal Payments Deficiency Notice”).

(f) Annual Accountants’ Reports. Within one hundred and twenty (120) days after the end of each fiscal year, commencing with the fiscal year ending in December 2023, the Issuer shall furnish, or cause the Manager to furnish, to the Trustee, the Back-Up Manager, and each Rating Agency (if applicable) the reports of the Independent Auditors or the Back-Up Manager required to be delivered to the Issuer by the Manager pursuant to Section 3.3 of the Management Agreement.

(g) Issuer Financial Statements. The Manager on behalf of the Issuer shall provide to the Trustee, each Rating Agency (if applicable) and the Back-Up Manager with respect to each Series of Notes Outstanding the following financial statements:

(i) within sixty (60) days after the end of each of the first three fiscal quarters of each fiscal year, commencing with the fiscal quarter ending in September 2023, an unaudited balance sheet of the Issuer as of the end of such fiscal quarter and unaudited statements of operations and comprehensive income, changes in members’ equity and cash flows of the Issuer for such fiscal quarter and for the fiscal year-to-date period then ended (in the case of the second and third fiscal quarters of each fiscal year), which financial statements may be accompanied by supplemental schedules; and

(ii) within one hundred and twenty (120) days after the end of each fiscal year, commencing with the fiscal year ending in December 2023, an audited balance sheet of the Issuer as of the end of such fiscal year and audited statements of operations and comprehensive income, changes in members’ equity and cash flows of the Issuer for such fiscal year, setting forth in comparative form (where appropriate) the comparable amounts for the previous fiscal year, which financial statements may be accompanied by supplemental schedules, prepared in accordance with GAAP and accompanied by an opinion thereon of the Independent Auditors stating that such audited financial statements present fairly, in all material respects, the financial position the Issuer and the results of its operations and cash flows in accordance with GAAP.

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(h) FAT Brands Financial Statements. So long as FAT Brands is the Manager, the Manager on behalf of the Issuer shall provide to the Trustee, each Rating Agency (if applicable) and the Back-Up Manager with respect to each Series of Notes Outstanding the following financial statements:

(i) within sixty (60) days after the end of each of the first three fiscal quarters of each fiscal year, commencing with the fiscal quarter ending in September 2023, an unaudited condensed consolidated balance sheet of FAT Brands and its Subsidiaries as of the end of such fiscal quarter and unaudited condensed consolidated statements of operations and comprehensive income and cash flows of FAT Brands and its Subsidiaries for such fiscal quarter and for the fiscal year-to-date period then ended (in the case of the second and third fiscal quarters of each fiscal year); and

(ii) within one hundred and twenty (120) days after the end of each fiscal year, commencing with the fiscal year ending in December 2023, an audited consolidated balance sheet of FAT Brands and its Subsidiaries as of the end of each fiscal year and audited consolidated statements of operations and comprehensive income, changes in stockholders’ equity and cash flows of FAT Brands and its Subsidiaries for such fiscal year, setting forth in comparative form (where appropriate) the comparable amounts for the previous fiscal year, prepared in accordance with GAAP and accompanied by an opinion thereon of the Independent Auditors stating that such audited consolidated financial statements present fairly, in all material respects, the financial position of FAT Brands and its Subsidiaries and the results of its operations and cash flows in accordance with GAAP.

(i) Additional Information. Subject to the Disclosure Exception, the Issuer will furnish, or cause to be furnished, from time to time such additional information regarding the financial position, results of operations or business of FAT Brands and its Subsidiaries as the Trustee, the Manager or the Back-Up Manager may reasonably request and the Trustee may furnish any such information received by it to a Holder requesting the same that has delivered an Investor Request Certification in the form of Exhibit B.

(j) Instructions as to Withdrawals and Payments. The Issuer will furnish, or cause to be furnished, to the Trustee or the Paying Agent, as applicable (with a copy to the Manager and the Back-Up Manager), written instructions to make withdrawals and payments from the Collection Account and any other Base Indenture Account or Series Account as contemplated herein and in any Series Supplement. The Trustee and the Paying Agent shall, subject to the terms hereof, promptly follow any such written instructions.

(k) Copies to Rating Agencies. With respect to any Series that is rated, the Issuer shall deliver, or shall cause the Manager to deliver, a copy of each report, certificate or instruction, as applicable, described in this Section 4.1 to each Rating Agency at its address provided in the applicable Series Supplement.

Section 4.2 [Reserved].

Section 4.3 Rule 144A Information.

For so long as any of the Notes are “restricted securities” within the meaning of Rule 144(a)(3) under the 1933 Act, the Issuer agrees to provide to any Noteholder or Note Owner and to any prospective purchaser of Notes designated by such Noteholder or Note Owner upon the request of such Noteholder or Note Owner or prospective purchaser, any information required to be provided to such holder, owner or prospective purchaser to satisfy the conditions set forth in Rule 144A(d)(4) under the 1933 Act.

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Section 4.4 Reports, Financial Statements and Other Information to Noteholders.

Subject to the other terms of this Section 4.4, the Trustee will make available this Base Indenture, each Series Supplement, each offering memorandum in respect of the offer and sale of Notes, the Quarterly Noteholders’ Reports, the Quarterly Compliance Certificates, the financial statements referenced in Section 4.1(g) and Section 4.1(h) and, to the extent authorized by the Independent Auditors, the reports referenced in Section 4.1(f), to (a) Noteholders (and to any prospective investor that provides the Trustee with an Investor Request Certification in the form of Exhibit B) and (b) the Manager, each Rating Agency (if applicable) and the Back-Up Manager in a password-protected area of the Trustee’s internet website at www.debtx.com (or such other address as the Trustee may specify from time to time). The Trustee shall require each party (other than the Manager, each Rating Agency (if applicable) and the Back-Up Manager) accessing such password-protected area to register as a Noteholder, Note Owner or a prospective investor and to make, for the benefit of the Issuer, the applicable representations and warranties described below in a written confirmation in the form of Exhibit B hereto (an “Investor Request Certification”). The Trustee may disclaim responsibility for any information distributed by it for which the Trustee was not the original source. Each Person to whom a report or other information is required to be made available pursuant to this Section 4.4 will be required to comply with the applicable internal procedures and requirements of the Trustee in effect from time to time (which, as of the date hereof, include such Person contacting the Trustee in order to request access) and shall be subject to the terms and other restrictions contained on the Trustee’s website. Each time a Noteholder or other Person who has provided an Investor Request Certification as contemplated herein accesses such internet website, it will be deemed to have confirmed such representations and warranties as of the date thereof. The Trustee shall provide the Manager with copies of such Investor Request Certifications, including the identity, contact information, e-mail address and telephone number of such Noteholders, Note Owners or prospective purchasers upon request, but shall have no responsibility for any of the information contained therein or liability in connection with disclosure of such information. The Trustee shall have the right to change the way any such information is made available in order to make such distribution more convenient and/or more accessible to the Noteholders and the Trustee shall provide timely and adequate notification to all above parties regarding any such changes.

The Trustee will (or will request that the Manager) make available, upon reasonable advance notice and at the expense of the requesting party, copies of the Quarterly Noteholders’ Reports, the Quarterly Compliance Certificates, the financial statements referenced in Section 4.1(g) and Section 4.1(h) and the reports referenced in Section 4.1(f) to any Noteholder (or Note Owner) and to any prospective investor that provides the Trustee with an Investor Request Certification in the form of Exhibit B to the effect that such party (i) is a Noteholder (or Note Owner) or prospective investor, as applicable, (ii) understands that the materials contain confidential information, and (iii) is requesting the information solely for use in evaluating such party’s investment or potential investment, as applicable, in the Notes and will keep such information strictly confidential (provided that such party may disclose such information only (A) to (1) those personnel employed by it who need to know such information, (2) its attorneys and outside auditors that have agreed to keep such information confidential and to treat the information as confidential information, or (3) a regulatory or self-regulatory authority pursuant to applicable Requirements of Law or (B) by judicial process). Notwithstanding the foregoing, a recipient of such materials may disclose to any and all persons, without limitation of any kind, the tax treatment and tax structure of the transactions and any related tax strategies to the extent necessary to prevent the transaction from being described as a “confidential transaction” under U.S. Treasury Regulations Section 1.6011-4(b)(3).

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Section 4.5 Manager.

Pursuant to the Management Agreement, the Manager has agreed to provide certain reports, notices, instructions and other services on behalf of the Issuer. The Noteholders by their acceptance of the Notes consent to the provision of such reports and notices to the Trustee by the Manager in lieu of the Issuer. The Trustee shall have no obligation whatsoever to verify, reconfirm or recalculate any information or material contained in any of the reports, financial statements or other information delivered to it pursuant to this Article IV or the Management Agreement. All distributions, allocations, remittances and payments to be made by the Trustee or the Paying Agent hereunder or under any Supplement shall be made based solely upon the most recently delivered written reports and instructions provided to the Trustee or Paying Agent, as the case may be, by the Manager.

Section 4.6 No Constructive Notice.

Notwithstanding anything herein to the contrary, delivery of reports, information, Officer’s Certificates and documents to the Trustee is for informational purposes only and the Trustee’s receipt of such reports, information, Officer’s Certificates or documents shall not constitute constructive notice to the Trustee of any information contained therein or determinable from information contained therein or otherwise create any obligation on the part of the Trustee to review any such reports, information, Officer’s Certificates or documents, including any Issuer’s, the Manager’s or any other Person’s compliance with any of its covenants under the Indenture, the Notes or any other Transaction Document (as to which the Trustee is entitled to rely exclusively on the most recent Quarterly Compliance Certificate described above).

ARTICLE V

ALLOCATION AND APPLICATION OF COLLECTIONS

Section 5.1 [Reserved].

Section 5.2 [Reserved].

Section 5.3 [Reserved].

Section 5.4 Collection Account.

(a) Establishment of Collection Account. The Issuer hereby instructs the Trustee to establish the Collection Account, which account the Trustee has established as of the Closing Date, and the Issuer hereby agrees that it shall maintain such account with the Trustee for the benefit of the Secured Parties.

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(b) Administration of the Collection Account. All amounts held in the Collection Account shall be invested in Eligible Investments at the written direction (which may be standing directions) of the Issuer (or the Manager on its behalf); provided, however, that any such investment in the Collection Account shall mature not later than the Business Day prior to the next succeeding Monthly Allocation Date. In the absence of written investment instructions hereunder, funds on deposit in the Collection Account shall remain uninvested with no liability to the Trustee or the Securities Intermediary. All income or other gain from such Eligible Investments shall be credited to the Collection Account, and any loss resulting from such investments shall be charged to the Collection Account. The Issuer shall not direct (or permit) the disposal of any Eligible Investments prior to the maturity thereof if such disposal would result in a loss of any portion of the initial purchase price of such Eligible Investment.

(c) Earnings from Collection Account. All interest and earnings (net of losses and investment expenses) paid on funds on deposit in the Collection Account shall be deemed to be Investment Income on deposit for distribution in accordance with Section 5.9.

Section 5.5 Collection Account Administrative Accounts.

(a) Establishment of Collection Account Administrative Accounts. The Issuer hereby instructs the Trustee to establish the following accounts (collectively, the “Collection Account Administrative Accounts”), each of which accounts the Trustee has established as of the Closing Date, and the Issuer hereby agrees that it shall maintain such accounts with the Trustee for the benefit of the Secured Parties:

(i) the Senior Notes Interest Payment Account, for the deposit of the Senior Notes Quarterly Interest Amount (only to the extent of such interest calculated at the applicable Non-Deferrable Rate);

(ii) the Senior Subordinated Notes Interest Payment Account for the deposit of the Senior Subordinated Notes Quarterly Interest Amount (only to the extent of such interest calculated at the applicable Non-Deferrable Rate);

(iii) the Senior Notes Principal Payment Account for the deposit of the amounts allocable to the payment of principal of the Senior Notes;

(iv) the Senior Subordinated Notes Principal Payment Account for the deposit of the amounts allocable to the payment of principal of the Senior Subordinated Notes; and

(v) the Securitization Operating Expense Account for the deposit of Securitization Operating Expenses.

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(b) Administration of the Collection Account Administrative Accounts. All amounts held in each Collection Account Administrative Account shall be invested in Eligible Investments at the written direction (which may be standing directions) of the Issuer (or the Manager on its behalf); provided, however, that any such investment in the Collection Account Administrative Accounts shall mature not later than the Business Day prior to the next succeeding Quarterly Payment Date (or, in the case of the Securitization Operating Expense Account, the next succeeding Monthly Allocation Date). In the absence of written investment instructions hereunder, funds on deposit in each Collection Account Administrative Account shall remain uninvested with no liability to the Trustee or the Securities Intermediary. All income or other gain from such Eligible Investments shall be credited to the relevant Collection Account Administrative Account, and any loss resulting from such investments shall be charged to the relevant Collection Account Administrative Account. The Issuer shall not direct (or permit) the disposal of any Eligible Investments prior to the maturity thereof if such disposal would result in a loss of any portion of the initial purchase price of such Eligible Investment.

(c) Earnings from the Collection Account Administrative Accounts. All interest and earnings (net of losses and investment expenses) paid on funds on deposit in each of the Collection Account Administrative Accounts shall be deposited in such account and shall be deemed to be Investment Income on deposit for distribution in accordance with Section 5.9.

(d) Establishment of the Distribution Account. The Issuer hereby instructs the Trustee to establish the Distribution Account, which account the Trustee has established as of the Closing Date, and the Issuer hereby agrees that it shall maintain such account with the Trustee for the benefit of the Secured Parties. All amounts held in the Distribution Account shall remain uninvested with no liability to the Trustee or the Securities Intermediary. The Distribution Account shall be established for the purpose of receiving funds pursuant to Section 5.11(a). Upon the transfer of any amounts to the Distribution Account in accordance with Section 5.11(a), the Trustee shall distribute such amounts on each Quarterly Payment Date to the parties and in the amounts specified in the Quarterly Noteholders’ Report in accordance with Section 5.11(a).

Section 5.6 Eligible Investments.

In connection with investments and reinvestments of funds by the Trustee or the Securities Intermediary at the direction of the Issuer (or the Manager on its behalf) holding each Indenture Trust Account (as the case may be):

(a) Neither the Trustee nor the Securities Intermediary shall be liable for any loss, including without limitation any loss of principal or interest, or for any breakage fees or penalties in connection with the purchase or liquidation of any investment made in accordance with the written instructions of the Issuer (or the Manager on its behalf). The Trustee or the Securities Intermediary, as applicable, shall make such investments and reinvestments in accordance with, and the written instructions of the Issuer (or the Manager on its behalf) to the Trustee or the Securities Intermediary shall, as applicable, be in accordance with, the terms of the following provisions:

(i) If any funds to be invested are not received in an Indenture Trust Account by 2:00 p.m. (New York time) on any Business Day, such funds shall be invested in accordance herewith, subject to the terms and provisions hereof, on the next succeeding Business Day; provided that neither the Trustee nor the Securities Intermediary shall be liable for any losses incurred in respect of the failure to invest funds not thereby received;

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(ii) If the Eligible Investments in which the Issuer (or the Manager on its behalf) has directed the Trustee or the Securities Intermediary to invest any funds in any Indenture Trust Account ceases to be an Eligible Investment pursuant to the definition thereof, the Issuer (or the Manager) on its behalf shall provide the Trustee or the Securities Intermediary with new specific written investment directions pursuant to the applicable provisions of this Section 5.6. Neither the Trustee nor the Securities Intermediary shall have any duty or obligation to monitor whether an investment meets the requirements of an Eligible Investment nor have any liability with respect to any investment which ceases to be an Eligible Investment.

(b) The Trustee and the Securities Intermediary and their affiliates are permitted to receive additional compensation that could be deemed to be in its respective economic self-interests for (i) serving as an investment advisor, administrator, shareholder, servicing agent, custodian or sub custodian with respect to certain Eligible Investments, (ii) using affiliates to effect transactions in certain Eligible Investments and (iii) effecting transactions in certain Eligible Investments. Neither the Trustee nor the Securities Intermediary guarantees the performance of any Eligible Investments.

Section 5.7 Trustee as Securities Intermediary.

(a) The Trustee or other Person holding any Base Indenture Account held for the benefit of the Secured Parties (collectively the “Trustee Accounts”) shall be the “Securities Intermediary”. If the Securities Intermediary in respect of any Trustee Account is not the Trustee, the Issuer shall obtain the express agreement of such other Person to the obligations of the Securities Intermediary set forth in this Section 5.7.

(b) The Securities Intermediary agrees, in respect of assets held by it, that:

(i) the Trustee Accounts are accounts to which “financial assets” within the meaning of Section 8-102(a)(9) (“Financial Assets”) of the UCC in effect in the State of New York (the “New York UCC”) will or may be credited;

(ii) the Trustee Accounts are “securities accounts” within the meaning of Section 8-501 of the New York UCC and the Securities Intermediary qualifies as a “securities intermediary” under Section 8-102(a) of the New York UCC;

(iii) all securities or other property (other than cash) underlying any Financial Assets credited to any Trustee Account shall be registered in the name of the Securities Intermediary, indorsed to the Securities Intermediary or in blank or credited to another securities account maintained in the name of the Securities Intermediary and in no case will any Financial Asset credited to any Trustee Account be registered in the name of the Issuer, payable to the order of the Issuer or specially indorsed to the Issuer;

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(iv) subject to the other terms and provisions hereof, all property delivered to the Securities Intermediary pursuant to this Base Indenture will be promptly credited to the appropriate Trustee Account;

(v) each item of property (whether investment property, security, instrument or cash) credited to a Trustee Account shall be treated as a Financial Asset under Article 8 of the New York UCC;

(vi) if at any time the Securities Intermediary shall receive any entitlement order from the Trustee (including those directing transfer or redemption of any Financial Asset) relating to the Trustee Accounts, the Securities Intermediary shall comply with such entitlement order without further consent by the Issuer or any other Person;

(vii) the Trustee Accounts shall be governed by the laws of the State of New York, regardless of any provision of any other agreement. For purposes of all applicable UCCs, New York shall be deemed to be the Securities Intermediary’s jurisdiction and the Trustee Accounts (as well as the “securities entitlements” (as defined in Section 8-102(a)(17) of the New York UCC) related thereto) shall be governed by the laws of the State of New York;

(viii) the Securities Intermediary has not entered into, and until termination of this Base Indenture, will not enter into, any agreement with any other Person relating to the Trustee Accounts and/or any Financial Assets credited thereto pursuant to which it has agreed to comply with entitlement orders (as defined in Section 8-102(a)(8) of the New York UCC) of such other Person and the Securities Intermediary has not entered into, and until the termination of this Base Indenture will not enter into, any agreement with the Issuer purporting to limit or condition the obligation of the Securities Intermediary to comply with entitlement orders as set forth in Section 5.7(b)(vi); and

(ix) except for the claims and interest of the Trustee, the Secured Parties and the Issuer in the Trustee Accounts, neither the Securities Intermediary nor, in the case of the Trustee, any Trust Officer has Actual Knowledge of any claim to, or interest, in the Trustee Accounts or in any Financial Asset credited thereto. If the Securities Intermediary or, in the case of the Trustee, a Trust Officer has Actual Knowledge of the assertion by any other person of any Lien, encumbrance, or adverse claim (including any writ, garnishment, judgment, warrant of attachment, execution or similar process) against any Trustee Account or in any Financial Asset carried therein, the Securities Intermediary will promptly notify the Trustee, the Manager, the Back-Up Manager and the Issuer thereof.

(c) At any time after the occurrence and during the continuation of an Event of Default, the Trustee shall possess all right, title and interest in all funds on deposit from time to time in the Trustee Accounts and in all Proceeds thereof, and (acting at the direction of the Controlling Class Representative) shall be the only Person authorized to originate entitlement orders in respect of the Trustee Accounts; provided, however, that at all other times the Issuer shall, subject to the terms of the Indenture and the other Transaction Documents, be authorized to originate entitlement orders in respect of the Trustee Accounts.

Section 5.8 Establishment of Series Accounts; Legacy Accounts.

(a) Establishment of Series Accounts. To the extent specified in the Series Supplement with respect to any Series of Notes, the Trustee may establish and maintain one or more Series Accounts in accordance with the terms of such Series Supplement.

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(b) Legacy Accounts. In the case of any mandatory or optional redemption in full of any Class or Series of Notes issued pursuant to this Base Indenture, on the Notes Discharge Date with respect to such Class or Series of Notes, the Issuer may (but are not required to) elect to have all or any portion of the funds held in any Legacy Account with respect to such Class, Subclass, Tranche or Series of Notes transferred to the applicable distribution account for such Class, Subclass, Tranche or Series of Notes, for application toward the prepayment of such Class or Series of Notes; provided that the foregoing shall not limit any provisions set forth in the applicable Series Supplement. If the Issuer does not elect to have such funds so transferred, or if the Issuer elect to have only a portion of such funds so transferred, any funds remaining in the applicable Legacy Account after the applicable Notes Discharge Date shall be deposited into the Collection Account for application in accordance with the Priority of Payments. When the balance of any Legacy Account has been reduced to zero, the Trustee may close such account. The Trustee shall make the distributions and transfers and shall close any accounts as contemplated by this Section 5.8 pursuant to instructions delivered by the Issuer to the Trustee.

Section 5.9 Collections and Investment Income.

(a) [Reserved].

(b) [Reserved].

(c) Deposits to the Collection Account. The Manager (and/or with respect to (iii) below, the Trustee upon written instruction from the Controlling Class Representative) will deposit or cause to be deposited to the Collection Account the following amounts, in each case promptly after receipt (unless otherwise specified below):

(i) Insurance/Condemnation Proceeds and Mandatory Prepayment Amounts within two (2) Business Days following either (i) the receipt by the Manager of such amounts if FAT Brands is not the Manager or (ii) if FAT Brands is the Manager, the date such amounts become payable by the Manager under this Agreement, the Management Agreement or any other Transaction Document;

(ii) Mandatory Contribution Amount by FAT Brands, irrespective of whether FAT Brands is the Manager, within two (2) Business Days following the occurrence of any event giving rise to a Mandatory Contribution Amount;

(iii) amounts obtained by the Trustee on account of or as a result of the exercise by the Trustee of any of its rights under the Indenture, including without limitation, under Article IX hereof; and

(iv) any other amounts required to be deposited to the Collection Account hereunder or under any other Transaction Documents.

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(d) Investment Income. The Issuer (or the Manager on its behalf) shall, as set forth in the Monthly Manager’s Certificate relating to each Monthly Allocation Date, instruct the Trustee in writing to transfer any Investment Income on deposit in the Indenture Trust Accounts (other than the Collection Account) to the Collection Account for application as Collections on that Monthly Allocation Date.

(e) Misdirected Collections. The Issuer agrees that if any Collections shall be received by the Issuer in an account other than an Account or in any other manner, such monies, instruments, cash and other proceeds will not be commingled by the Issuer with any of its other funds or property, if any, but will be held separate and apart therefrom and shall be held in trust by the Issuer for, and, within one (1) Business Day of the identification of such payment, paid over to, the Trustee, with any necessary endorsement. The Trustee shall withdraw from the Collection Account any monies on deposit therein that the Manager certifies to it and the Controlling Class Representative and the Trustee that are not Retained Collections and pay such amounts to or at the direction of the Manager.

Section 5.10 Application of Retained Collections on Monthly Allocation Dates.

(a) On each Monthly Allocation Date (unless the Manager shall have failed to deliver by 10:00 a.m. (New York City time) on the Business Day prior to such Monthly Allocation Date the Monthly Manager’s Certificate relating to such Monthly Allocation Date, in which case the application of Retained Collections plus any Insurance/Condemnation Proceeds and Mandatory Amounts relating to such Monthly Allocation Date shall occur on the Business Day immediately following the day on which such Monthly Manager’s Certificate is delivered), the Trustee shall, (x) in the absence of the occurrence and continuance of an Event of Default, based solely on the information contained in such Monthly Manager’s Certificate, withdraw Retained Collections plus any Insurance/Condemnation Proceeds and Mandatory Amounts relating to such Monthly Allocation Date on deposit in the Collection Account as of 10:00 a.m. (New York City time) on such Monthly Allocation Date in respect of the Preceding Monthly Collection Period for deposit or payment in the following order of priority; provided, any Insurance/Condemnation Proceeds and Mandatory Amounts shall be applied solely as provided in priorities (vii)(B) and (ix)(B) or (y) if an Event of Default has occurred and is continuing, withdraw 100% of the amounts remaining on deposit in the Collection Account:

(i) first, to reimburse the Trustee, for any fees, expenses and indemnities due and owing to it; provided that, prior to the occurrence of an Event of Default, the expenses and indemnities payable to the Trustee shall not exceed $250,000 in the aggregate per calendar year;

(ii) second, [Reserved];

(iii) third, to pay Successor Manager Transition Expenses, if any;

(iv) fourth, [Reserved];

(v) fifth, pro rata, to deposit to the Securitization Operating Expense Account, any previously accrued and unpaid Securitization Operating Expenses together with any Securitization Operating Expenses that are expected to be payable prior to the immediately following Monthly Allocation Date, in an aggregate amount not to exceed the Capped Securitization Operating Expense Amount with respect to the annual period in which such Monthly Allocation Date occurs after giving effect to all deposits previously made to the Securitization Operating Expense Account in such annual period, to be distributed pro rata based on the amount of each type of Securitization Operating Expense payable on such Monthly Allocation Date pursuant to this priority (v);

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(vi) sixth, to deposit to the Senior Notes Interest Payment Account, the Senior Notes Accrued Quarterly Interest Amount (only to the extent of such interest calculated at the applicable Non-Deferrable Rate);

(vii) seventh, to deposit to the Senior Notes Principal Payment Account, for allocation (A) pro rata to (1) any Senior Notes Accrued Scheduled Principal Payment Amount, and (2) any Senior Notes Scheduled Principal Payment Deficiency Amount of each Class of Senior Notes, an amount equal to the sum of (x) any Senior Notes Accrued Scheduled Principal Payment Amount, and (y) any Senior Notes Scheduled Principal Payment Deficiency Amount and (B) in the case of any Insurance/Condemnation Proceeds and Mandatory Amounts, up to the amount necessary to reduce the Outstanding Principal Amount of each Class of Senior Notes to zero;

(viii) eighth, to deposit to the Senior Subordinated Notes Interest Payment Account the Senior Subordinated Notes Accrued Quarterly Interest Amount (only to the extent of such interest calculated at the applicable Non-Deferrable Rate);

(ix) ninth, to deposit to the Senior Subordinated Notes Principal Payment Account, for allocation (A) pro rata to (1) any Senior Subordinated Notes Accrued Scheduled Principal Payment Amount, and (2) any Senior Subordinated Notes Scheduled Principal Payment Deficiency Amount of each Class of Senior Subordinated Notes, an amount equal to the sum of (x) the Senior Subordinated Notes Accrued Scheduled Principal Payment Amount, and (y) the Senior Subordinated Notes Scheduled Principal Payment Deficiency Amount and (B) in the case of any Insurance/Condemnation Proceeds and Mandatory Amounts up to the amount necessary to reduce the Outstanding Principal Amount of each Class of Senior Subordinated Notes to zero;

(x) tenth, [Reserved];

(xi) eleventh, [Reserved];

(xii) twelfth, [Reserved];

(xiii) thirteenth, if an Event of Default has occurred and is continuing, to deposit first, to the Senior Notes Principal Payment Account (less the amount of Retained Collections for such Monthly Allocation Date that constitute “Monthly Management Fees” as defined in each Existing Securitization) for allocation pro rata to each Class of Senior Notes (1) any Senior Notes Accrued Scheduled Principal Payment Amount, and (2) any Senior Notes Scheduled Principal Payment Deficiency Amount after giving effect to priorities (i) through (xii) above, of each Class of Senior Notes, in each case until the Outstanding Principal Amount of each such Class of Senior Notes will be reduced to zero on the next Quarterly Payment Date after giving effect to all deposits in the Senior Notes Principal Payment Account, and then second, to the Senior Subordinated Notes Principal Payment Account (less the amount of Retained Collections for such Monthly Allocation Date that constitute “Monthly Management Fees” as defined in each Existing Securitization) for allocation pro rata to each Class of Senior Subordinated Notes (1) any Senior Subordinated Notes Accrued Scheduled Principal Payment Amount, and (2) any Senior Subordinated Notes Scheduled Principal Payment Deficiency Amount, after giving effect to priorities (i) through (xii) above, of each Class of Senior Subordinated Notes, in each case until the Outstanding Principal Amount of each such Class will be reduced to zero on the next Quarterly Payment Date after giving effect to all deposits in the Senior Subordinated Notes Principal Payment Account;

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(xiv) fourteenth, to pay the Monthly Management Fee to the Manager;

(xv) fifteenth, [Reserved];

(xvi) sixteenth, to pay the Supplemental Management Fee to the Manager;

(xvii) seventeenth, [Reserved];

(xviii) eighteenth, pro rata, to (A) pay to the Trustee any expenses and indemnities due and owing to it in excess of the expenses and indemnities paid pursuant to priority (i) above, and (B) deposit to the Securitization Operating Expense Account, an amount equal to any accrued and unpaid Securitization Operating Expenses (together with any Securitization Operating Expenses that are expected to be payable prior to the immediately following Monthly Allocation Date) in excess of the Capped Securitization Operating Expense Amount after giving effect to priority (v) above;

(xix) nineteenth, [Reserved];

(xx) twentieth, [Reserved];

(xxi) twenty-first, [Reserved]; and

(xxii) twenty-second, to pay the Residual Amount at the direction of the Issuer.

(b) Securitization Operating Expenses. On each Monthly Allocation Date, as set forth in each Monthly Manager’s Certificate, or on any Business Day in accordance with specific written instructions of the Manager, the Trustee shall withdraw from the Collection Account an amount equal to the lesser of (i) the sum of all Securitization Operating Expenses then due and payable and (ii) the amount on deposit in the Securitization Operating Expense Account after giving effect to any deposits thereto pursuant to the Priority of Payments on such date and apply such funds to pay any Securitization Operating Expenses then due and payable.

Section 5.11 Quarterly Payment Date Applications.

(a) Based solely on the information contained in the applicable Quarterly Noteholders’ Report, (i) on the Business Day prior to each Quarterly Payment Date (unless the Manager shall have failed to deliver by 10:00 a.m. (New York City time) on the third Business Day prior to such Quarterly Payment Date the Quarterly Noteholders’ Report relating to such Quarterly Payment Date, in which case the transfers to the Distribution Account set forth below relating to such Quarterly Payment Date shall occur on the second Business Day immediately following the day on which such Quarterly Noteholders’ Report is delivered), the Trustee shall make the transfers to the Distribution Account in the amounts and from the accounts set forth below and (ii) on each Quarterly Payment Date (unless the Manager shall have failed to deliver by 10:00 a.m. (New York City time) on the third Business Day prior to such Quarterly Payment Date the Quarterly Noteholders’ Report relating to such Quarterly Payment Date, in which case the payments set forth below relating to such Quarterly Payment Date shall occur on the third Business Day immediately following the day on which such Quarterly Noteholders’ Report is delivered), the Trustee shall make such further distributions from the Distribution Account in the amounts and to the Persons set forth below, in the case of each of clauses (i) through (ii), based upon such information as further specified in the Quarterly Noteholders’ Report:

(i) transfer from the Senior Notes Interest Payment Account to the Distribution Account for further distribution to the Senior Noteholders the accrued and unpaid Senior Notes Quarterly Interest Amount (only to the extent of such interest calculated at the applicable Non-Deferrable Rate);

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(ii) transfer from the Senior Subordinated Notes Interest Payment Account to the Distribution Account for further distribution to the Senior Subordinated Noteholders the accrued and unpaid Senior Subordinated Notes Quarterly Interest Amount (only to the extent of such interest calculated at the applicable Non-Deferrable Rate);

(iii) transfer from the Senior Notes Principal Payment Account to the Distribution Account for further distribution to the Noteholders of each applicable Class of Senior Notes in the order of priority set forth in the Priority of Payments with respect to such priorities (vii) and (xiii); and

(iv) transfer from the Senior Subordinated Notes Principal Payment Account to the Distribution Account for further distribution to the Holders of each applicable Class of Senior Subordinated Notes in the order of priority set forth in the Priority of Payments with respect to such priorities (ix) and (xiii).

(b) In connection with its preparation and delivery of the Quarterly Noteholders’ Report with respect to each Quarterly Payment Date, the Manager shall make all calculations and determinations required in order to give effect to the terms of Section 5.11(a), including without limitation the following calculations and determinations in accordance with the provisions set forth below:

(i) Senior Notes Interest Payment Account. As set forth in each Quarterly Noteholders’ Report, the Issuer (or the Manager on its behalf) shall instruct the Trustee in writing on the next Quarterly Payment Date to withdraw the funds deposited in the Senior Notes Interest Payment Account on each Monthly Allocation Date with respect to the Immediately Preceding Quarterly Collection Period, to be paid for the benefit of the Senior Noteholders, up to the accrued and unpaid Senior Notes Quarterly Interest Amount (only to the extent of such interest calculated at the applicable Non-Deferrable Rate) due on such Quarterly Payment Date, pro rata among each Class of Senior Notes based upon the amount of the Senior Notes Quarterly Interest Amount payable (only to the extent of such interest calculated at the applicable Non-Deferrable Rate) with respect to each such Class, and, in accordance with Section 6.1, remit such funds to the Senior Noteholders, pro rata in accordance with Senior Notes Quarterly Interest Amount (only to the extent of such interest calculated at the applicable Non-Deferrable Rate) due to each Senior Noteholder on such Quarterly Payment Date.

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(ii) Senior Subordinated Notes Interest Payment Account.

(A) To the extent any Series of Senior Subordinated Notes has been issued, as set forth in each Quarterly Noteholders’ Report, the Issuer (or the Manager on its behalf) shall instruct the Trustee in writing on the next Quarterly Payment Date to withdraw the funds deposited in the Senior Subordinated Notes Interest Payment Account, on each Monthly Allocation Date with respect to the Immediately Preceding Quarterly Collection Period, and, if applicable, funds deposited in the Senior Subordinated Notes Interest Payment Account pursuant to this subclause (ii), to be paid for the benefit of the Senior Subordinated Noteholders, up to the accrued and unpaid Senior Subordinated Notes Quarterly Interest Amount (only to the extent of such interest calculated at the applicable Non-Deferrable Rate) due on such Quarterly Payment Date, pro rata among each Class of Senior Subordinated Notes based upon the amount of the Senior Subordinated Notes Quarterly Interest Amount (only to the extent of such interest calculated at the applicable Non-Deferrable Rate) payable with respect to each such Class, and, in accordance with Section 6.1, remit such funds to the Senior Subordinated Noteholders, pro rata in accordance with Senior Subordinated Notes Quarterly Interest Amount (only to the extent of such interest calculated at the applicable Non-Deferrable Rate) due to each Senior Subordinated Noteholder on such Quarterly Payment Date.

(B) If, as determined on any Quarterly Calculation Date, the result of (A) the accrued and unpaid Senior Subordinated Notes Quarterly Interest Amount (only to the extent of such interest calculated at the applicable Non-Deferrable Rate) due on such Quarterly Payment Date over (B) the amount that shall be available to make payments of interest on the Senior Subordinated Notes on such Quarterly Payment Date in accordance with subclause (i) above, is greater than zero (a “Senior Subordinated Notes Interest Shortfall Amount”), then such amount available to be distributed on such Quarterly Payment Date to the Senior Subordinated Notes shall be paid to the Senior Subordinated Notes, pro rata among each Class of Senior Subordinated Notes based upon the amount of the Senior Subordinated Notes Quarterly Interest Amount (only to the extent of such interest calculated at the applicable Non-Deferrable Rate) payable with respect to each such Class; provided that such reduction shall not be deemed to be a waiver of any default caused by the existence of such Senior Subordinated Notes Interest Shortfall Amount.

(iii) Senior Notes Principal Payment Account.

(A) As set forth in each Quarterly Noteholders’ Report, the Issuer (or the Manager on its behalf) shall instruct the Trustee in writing on the next Quarterly Payment Date to withdraw the funds deposited in the Senior Notes Principal Payment Account on each Monthly Allocation Date with respect to the Immediately Preceding Quarterly Collection Period, to be paid for the benefit of, in the case of funds deposited pursuant to priorities (vii) and (xiii) of the Priority of Payments, the Noteholders of each applicable Class of Senior Notes in the order of priority set forth in the Priority of Payments with respect to such priorities (vii) and (xiii), in each case and pro rata among each such applicable Class of Senior Notes based upon the Outstanding Principal Amount of the Senior Notes of such Class, and, in accordance with Section 6.1, remit such funds to the Senior Noteholders, pro rata in accordance with the Outstanding Principal Amount of Senior Notes due to each Senior Noteholder on such Quarterly Payment Date.

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(B) Payment of principal of any Series of Notes shall be distributed in accordance with the applicable Series Supplement to the holders of the applicable Series of Notes.

(iv) Senior Subordinated Notes Principal Payment Account.

(A) To the extent any Series of Senior Subordinated Notes has been issued, as set forth in each Quarterly Noteholders’ Report, the Issuer (or the Manager on its behalf) shall instruct the Trustee in writing to withdraw on the next Quarterly Payment Date the funds deposited in the Senior Subordinated Notes Principal Payment Account on each Monthly Allocation Date with respect to the Immediately Preceding Quarterly Collection Period, to be paid for the benefit of, in the case of funds deposited pursuant to priorities (ix) and (xiii) of the Priority of Payments, the Holders of each applicable Class of Senior Subordinated Notes in the order of priority set forth in the Priority of Payments with respect to such priorities (ix) and (xiii), in each case sequentially in order of alphanumerical designation and pro rata among each such Class of Senior Subordinated Notes of the same alphanumerical designation based upon the Outstanding Principal Amount of the Senior Subordinated Notes of such Class, and, in accordance with Section 6.1, remit such funds to the Senior Subordinated Noteholders, pro rata in accordance with the Outstanding Principal Amount of Senior Subordinated Notes due to each Senior Subordinated Noteholder on such Quarterly Payment Date.

(B) Payment of principal of any Series of Notes shall be distributed in accordance with the applicable Series Supplement to the holders of the applicable Series of Notes.

Section 5.12 Other Amounts.

(a) [Reserved].

(b) Optional Prepayments. The Issuer shall have the right to optionally prepay the Outstanding Principal Amount of any Series, Class, Subclass or Tranche of Notes, in whole or in part in accordance with the related Series Supplement. The Issuer (or the Manager on its behalf) (x) will provide prior written notice to the Trustee and such other parties as required pursuant to the applicable Series Supplement of the making of any optional prepayment in accordance with the applicable Series Supplement, (y) will deposit the amount of such optional prepayment in the relevant Principal Payment Account and (z) shall instruct the Trustee pursuant to the Quarterly Noteholders’ Report to withdraw on the applicable prepayment date the funds so deposited in the relevant Principal Payment Account, to be paid for the benefit of the Holders of each applicable Series, Class, Subclass or Tranche of Notes and, in accordance with Section 6.1, remit such funds to the relevant Noteholders, pro rata in accordance with the Outstanding Principal Amount of such Series, Class, Subclass or Tranche of Notes due to each Noteholder.

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Section 5.13 Determination of Quarterly Interest.

Quarterly payments of interest and fees on each Series of Notes shall be determined, allocated and distributed in accordance with the procedures set forth in the applicable Series Supplement.

Section 5.14 Determination of Quarterly Principal.

Quarterly payments of principal, if any, of each Series of Notes shall be determined, allocated and distributed in accordance with the procedures set forth in the applicable Series Supplement.

Section 5.15 Prepayment of Principal.

Mandatory prepayments of principal, if any, of each Series of Notes shall be determined, allocated and distributed in accordance with the procedures set forth in the applicable Series Supplement, if not otherwise described herein.

Section 5.16 Replacement of Ineligible Accounts.

If, at any time, the Collection Account or any Collection Account Administrative Account shall cease to be an Eligible Account (each, an “Ineligible Account”), the Issuer shall (i) within five (5) Business Days of obtaining knowledge thereof, notify the Trustee and the Controlling Class Representative thereof and (ii) within sixty (60) days of obtaining knowledge thereof, (A) establish, or cause to be established, a new account that is an Eligible Account in substitution for such Ineligible Account, (B) following the establishment of such new Eligible Account, transfer, or with respect to the Indenture Trust Accounts maintained at the Trustee, instruct the Trustee in writing to transfer, all cash and investments from such Ineligible Account into such new Eligible Account, and (C) pledge, or cause to be pledged, such new Eligible Account to the Trustee for the benefit of the Secured Parties and, if such Ineligible Account is required to be subject to an Account Control Agreement in accordance with the terms of the Indenture, cause such new Eligible Account to be subject to an Account Control Agreement in form and substance reasonably acceptable to Controlling Class Representative and the Trustee.

Section 5.17 Instructions and Directions.

Any instructions or directions to be provided by the Issuer or the Manager referenced in this Article V (a) with respect to a Quarterly Calculation Date or Quarterly Payment Date, respectively, will be contained in the applicable Quarterly Noteholders’ Report for such Quarterly Calculation Date or Quarterly Payment Date, as applicable, and (b) with respect to a Monthly Allocation Date will be contained in the Monthly Manager’s Certificate for such Monthly Allocation Date. All such instructions or directions shall include the specific amounts to be withdrawn or deposited by the Trustee from or to each account or to be paid to any Person, and shall also include all payment instructions. The Trustee shall be entitled to rely on such instructions or directions without further investigation.

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ARTICLE VI

DISTRIBUTIONS

Section 6.1 Distributions in General.

(a) Unless otherwise specified in the applicable Series Supplement, on each Quarterly Payment Date, the Paying Agent shall pay to the Noteholders of each Series of record on the preceding Record Date the amounts payable thereto (A) in the case of Book-Entry Notes, by wire transfer in immediately available funds released by the Paying Agent from the applicable Indenture Trust Account and (B) in the case of Definitive Notes (i) by wire transfer in immediately available funds released by the Paying Agent from the applicable Indenture Trust Account on such Quarterly Payment Date if a Noteholder has provided to the Paying Agent and the Trustee wiring instructions at least five (5) Business Days prior to the applicable Quarterly Payment Date or (ii) by check mailed first-class postage prepaid to such Noteholder at the address for such Noteholder appearing in the Note Register if such Noteholder has not provided wire instructions pursuant to clause (B)(i) above; provided, however, that the final principal payment due on a Note shall only be paid upon due presentment and surrender of such Note for cancellation in accordance with the provisions of such Note at the applicable Corporate Trust Office, which surrender shall also constitute a general release by the applicable Noteholder from any claims against the Issuer the Manager, the Trustee and their affiliates.

(b) Unless otherwise specified in the applicable Series Supplement or in this Base Indenture, all distributions to Noteholders of all Classes within a Series of Notes shall be made from amounts allocated in accordance with the Priority of Payments among each Class of Notes in alphanumerical order (i.e., A-1, A-2, B-1, B-2 and not A-1, B-1, A-2, B-2) and pro rata among Holders of Notes within each Class of the same alphanumerical designation; provided, however, that any roman-numeral-denominated Tranche within an alphanumerical Class of Notes shall be deemed to have the same alphanumerical priority (i.e., “Class A-2-I Notes” will be pari passu and pro rata in right of payment according to the amount then due and payable with respect to “Class A-2-II Notes”) except to the extent otherwise specified in this Base Indenture or the related Series Supplement, including in connection with an optional prepayment in whole or in part of one or more Tranches within such alphanumerical Class of Notes independently of other Tranches; provided, further, that unless otherwise specified in the applicable Series Supplement or, in this Base Indenture, all distributions to Noteholders of all Classes within a Series of Notes having the same alphabetical designation (without giving effect to any numerical designation) shall be pari passu with each other with respect to the distribution of Collateral proceeds resulting from the exercise of remedies upon an Event of Default.

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ARTICLE VII

REPRESENTATIONS AND WARRANTIES

The Issuer hereby represents and warrants, for the benefit of the Trustee and the Noteholders, as follows as of each Series Closing Date (subject to any amendments or other modifications hereto in connection with a Series Refinancing Event on or about such Series Closing Date, in which case the Issuer shall make such representations and warranties as so amended or otherwise modified):

Section 7.1 Existence and Power.

The Issuer (a) is duly organized, validly existing and in good standing under the laws of its jurisdiction of organization, (b) is duly qualified to do business as a foreign entity and in good standing under the laws of each jurisdiction where the character of its property, the nature of its business or the performance of its obligations under the Transaction Documents make such qualification necessary, except to the extent that the failure to so qualify is not reasonably likely to result in a Material Adverse Effect, and (c) has all limited liability company, corporate or other powers and all governmental licenses, authorizations, consents and approvals required to carry on its business as now conducted and for purposes of the transactions contemplated by the Indenture and the other Transaction Documents.

Section 7.2 Company and Governmental Authorization.

The execution, delivery and performance by the Issuer of this Base Indenture and any Series Supplement and other Transaction Documents to which it is a party (a) is within the Issuer’s limited liability company, corporate or other powers and has been duly authorized by all necessary limited liability company, corporate or other action, (b) requires no action by or in respect of, or filing with, any Governmental Authority which has not been obtained (other than any actions or filings that may be undertaken after the Closing Date pursuant to the terms of this Base Indenture or any other Transaction Document) and (c) does not contravene, or constitute a default under, any Requirements of Law, or any Contractual Obligation with respect to the Issuer or result in the creation or imposition of any Lien on any property of the Issuer, except for Liens created by this Base Indenture or the other Transaction Documents, except in the case of clauses (b) and (c) above, solely with respect to the Contribution Agreement, the violation of which could not reasonably be expected to have a Material Adverse Effect. This Base Indenture and each of the other Transaction Documents to which the Issuer is a party has been executed and delivered by a duly Authorized Officer of the Issuer.

Section 7.3 No Consent.

No consent, action by or in respect of, approval or other authorization of, or registration, declaration or filing with, any Governmental Authority or other Person is required for the valid execution and delivery by the Issuer of this Base Indenture any Series Supplement and Transaction Document to which it is a party or for the performance of any of the Issuer’s obligations hereunder or thereunder other (a) than such consents, approvals, authorizations, registrations, declarations or filings as shall have been obtained or made by the Issuer prior to the Closing Date or as are permitted to be obtained subsequent to the Closing Date in accordance with Section 7.13 or Section 8.25 and (b) such consents, approvals, authorizations, registrations, declarations or filings the failure of which to be obtained or made would not reasonably be expected to have a Material Adverse Effect.

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Section 7.4 Binding Effect.

This Base Indenture and each other Transaction Document to which the Issuer is a party is a legal, valid and binding obligation of the Issuer enforceable against the Issuer in accordance with its terms (except as may be limited by bankruptcy, insolvency, fraudulent conveyance, reorganization, moratorium and other similar laws affecting creditors’ rights generally or by general equitable principles, whether considered in a proceeding at law or in equity or by an implied covenant of good faith and fair dealing).

Section 7.5 Litigation.

There is no action, suit, proceeding or investigation pending against or, to the knowledge of the Issuer, threatened in writing against or affecting the Issuer or of which any property or assets of the Issuer is the subject before any court or arbitrator or any Governmental Authority that would, individually or in the aggregate, affect the validity or enforceability of this Base Indenture or any Series Supplement, materially adversely affect the performance by the Issuer of its obligations hereunder or thereunder or which is reasonably likely to have a Material Adverse Effect.

Section 7.6 [Reserved].

Section 7.7 Tax Filings and Expenses.

The Issuer has filed, or caused to be filed, all federal, state, local and foreign Tax returns and all other Tax returns which, to the knowledge of the Issuer, are required to be filed by, or with respect to the income, properties or operations of, the Issuer (whether information returns or not), and has paid, or caused to be paid, all Taxes due, if any, pursuant to said returns or pursuant to any assessment received by the Issuer or otherwise, except such Taxes, if any, as are being contested in good faith and by appropriate action and for which adequate reserves have been set aside in accordance with GAAP. As of the Closing Date, except as would not reasonably be expected to have a Material Adverse Effect, no tax deficiency has been determined adversely to the Issuer, nor is the Issuer aware of any proposed Tax assessments or tax deficiencies. The Issuer has paid all fees and expenses required to be paid by it in connection with the conduct of its business, the maintenance of its existence and its qualification as a foreign entity authorized to do business in each state and each foreign country in which it is required to so qualify, except to the extent that the failure to pay such fees and expenses is not reasonably likely to result in a Material Adverse Effect.

Section 7.8 Disclosure.

All certificates, written reports, written statements, written notices, documents and other written information furnished to the Trustee or the Noteholders by or on behalf of the Issuer pursuant to any provision of the Indenture or any other Transaction Document, or in connection with or pursuant to any amendment or modification of, or waiver under, the Indenture or any other Transaction Document, are, at the time the same are so furnished, complete and correct in all material respects (when taken together with all other information furnished by or on behalf of the Issuer to the Trustee or the Noteholders, as the case may be), and give the Trustee or the Noteholders, as the case may be, true and accurate knowledge of the subject matter thereof in all material respects, and the furnishing of the same to the Trustee or the Noteholders, as the case may be, shall constitute a representation and warranty by the Issuer made on the date the same are furnished to the Trustee or the Noteholders, as the case may be, to the effect specified herein.

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Section 7.9 1940 Act.

The Issuer is not required to register as an “investment company” under the 1940 Act.

Section 7.10 Regulations T, U and X.

The proceeds of the Notes will not be used to purchase or carry any “margin stock” (as defined or used in the regulations of the Board of Governors of the Federal Reserve System, including Regulations T, U and X thereof) in such a way that could cause the transactions contemplated by the Transaction Documents to fail to comply with the regulations of the Board of Governors of the Federal Reserve System, including Regulations T, U and X thereof. The Issuer does not own and is not engaged in the business of extending credit for the purpose of purchasing or carrying any margin stock.

Section 7.11 Solvency.

Both before and upon giving effect to the transactions contemplated by the Indenture and the other Transaction Documents, the Issuer, taken as a whole, is solvent within the meaning of the Bankruptcy Code and any applicable state law and is not the subject of any voluntary or involuntary case or proceeding seeking liquidation, reorganization or other relief with respect to itself or its debts under any bankruptcy or Insolvency Law and no Event of Bankruptcy has occurred with respect to the Issuer.

Section 7.12 Ownership of Equity Interests; Subsidiaries.

(a) All of the issued and outstanding limited liability company interests of the Issuer are directly owned by FAT Brands, have been duly authorized and validly issued, are fully paid and non-assessable and are owned of record by FAT Brands free and clear of all Liens other than Permitted Liens.

(b) The Issuer has no subsidiaries and owns no Equity Interests in any other Person.

Section 7.13 Security Interests.

(a) The Issuer owns and has good title to its Collateral, free and clear of all Liens other than Permitted Liens. This Base Indenture constitutes a valid and continuing Lien on the Collateral in favor of the Trustee on behalf of and for the benefit of the Secured Parties, which Lien on the Collateral has been perfected and is prior to all other Liens (other than Permitted Liens), and is enforceable as such as against creditors of and purchasers from the Issuer in accordance with its terms, except as such enforceability may be limited by bankruptcy, insolvency, fraudulent conveyance, reorganization, moratorium and other similar laws affecting creditors’ rights generally or by general equitable principles, whether considered in a proceeding at law or in equity and by an implied covenant of good faith and fair dealing. The Issuer has received all consents and approvals required by the terms of the Collateral to the pledge of the Collateral to the Trustee hereunder. The Issuer has filed, or shall have caused, the filing of all appropriate financing statements in the proper filing office in the appropriate jurisdictions under applicable law in order to perfect the first-priority security interest (subject to Permitted Liens) in the Collateral granted to the Trustee hereunder no later than ten (10) days after the Closing Date or such Series Closing Date.

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(b) Other than the security interest granted to the Trustee hereunder, pursuant to the other Transaction Documents or any other Permitted Lien, the Issuer has pledged, assigned, sold or granted a security interest in the Collateral. All action necessary, including the filing of UCC-1 financing statements to protect and evidence the Trustee’s security interest in the Collateral in the United States has been, or shall be, duly and effectively taken, consistent with and subject to the obligations set forth in Section 7.13(a). No security agreement, financing statement, equivalent security or lien instrument or continuation statement authorized by the Issuer and listing the Issuer as debtor covering all or any part of the Collateral is on file or of record in any jurisdiction, except in respect of Permitted Liens or such as may have been filed, recorded or made by the Issuer in connection with the Contribution Agreement or in favor of the Trustee on behalf of the Secured Parties in connection with this Base Indenture, and the Issuer has authorized any such filing.

(c) All authorizations in this Base Indenture for the Trustee to endorse checks, instruments and securities and to execute financing statements, continuation statements, security agreements and other instruments with respect to the Collateral and to take such other actions with respect to the Collateral authorized by this Base Indenture are powers coupled with an interest and are irrevocable.

Section 7.14 Transaction Documents.

The Transaction Documents, the Collateral Transaction Documents and the Account Agreements with respect to each Series of Notes are in full force and effect. There are no outstanding defaults thereunder nor have events occurred which, with the giving of notice, the passage of time or both, would constitute a default thereunder.

Section 7.15 Non-Existence of Other Agreements.

Other than as permitted by Section 8.22 (a) the Issuer is not a party to any contract or agreement of any kind or nature and (b) the Issuer is not subject to any material obligations or liabilities of any kind or nature in favor of any third party, including, without limitation, Contingent Obligations. The Issuer has not engaged in any activities since its formation (other than those incidental to its formation, the authorization and the issuance of any Series of Notes, the execution of the Transaction Documents to which the Issuer is a party and the performance of the activities referred to in or contemplated by such agreements).

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Section 7.16 Compliance with Contractual Obligations and Laws.

The Issuer is not in violation of (a) its Charter Documents, (b) any Requirements of Law or (c) any Contractual Obligation except, solely with respect to clauses (b) and (c), to the extent such violation could not reasonably be expected to result in a Material Adverse Effect.

Section 7.17 Other Representations.

All representations and warranties of the Issuer made in each Transaction Document to which it is a party are true and correct (i) if qualified as to materiality, in all respects, and (ii) if not qualified as to materiality, in all material respects (unless stated to relate solely to an earlier date, in which case such representations and warranties were true and correct in all respects or in all material respects, as applicable, as of such earlier date), and are repeated herein as though fully set forth herein.

Section 7.18 No Employees.

Notwithstanding any other provision of the Indenture or any Issuer Charter Documents to the contrary, the Issuer does not have any employees.

Section 7.19 [Reserved].

Section 7.20 [Reserved].

Section 7.21 Intellectual Property.

The Issuer will not own any Intellectual Property.

Section 7.22 [Reserved].

ARTICLE VIII

COVENANTS

Section 8.1 Payment of Notes.

(a) The Issuer shall pay or cause to be paid the principal of, and premium, if any, and interest, subject to Section 2.15(d), on the Notes when due pursuant to the provisions of this Base Indenture and any applicable Series Supplement. Principal, premium, if any, and interest shall be considered paid on the date due if the Paying Agent holds on that date money designated for and sufficient to pay all principal, premium, if any, and interest then due. Except as otherwise provided pursuant to any Transaction Document, amounts properly withheld under the Code or any Requirements of Law by any Person from a payment to any Noteholder of interest or principal or premium, if any, shall be considered as having been paid by the Issuer to such Noteholder for all purposes of the Indenture and the Notes.

(b) By acceptance of its Notes, each Noteholder agrees that the failure to provide the Paying Agent with appropriate Tax Information (which includes (i) an Internal Revenue Service (“IRS”) Form W-9 for United States persons (as defined under Section 7701(a)(30) of the Code) or any applicable successor form or (ii) an applicable IRS Form W-8, for Persons other than United States persons, or applicable successor form) may result in amounts being withheld from payments to such Noteholder under this Base Indenture and any Series Supplement (without any corresponding gross-up) and that amounts withheld pursuant to applicable laws shall be considered as having been paid by the Issuer as provided in clause (a) above.

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Section 8.2 Maintenance of Office or Agency.

(a) The Issuer will maintain an office or agency (which, with respect to the surrender for registration of, or transfer or exchange or the payment of principal and premium, may be an office of the Trustee, the Note Registrar or Paying Agent) where Notes may be surrendered for registration of transfer or exchange, notices may be served, and where, at any time when the Issuer is obligated to make a payment of principal of, and premium, if any, on the Notes, the Notes may be surrendered for payment. The Issuer will give prompt written notice to the Trustee of the location, and any change in the location, of such office or agency. If at any time the Issuer shall fail to maintain any such required office or agency or shall fail to furnish the Trustee with the address thereof, such presentations and surrenders may be made or served at the Corporate Trust Office and notices and demands may be made at the address set forth in Section 14.1 hereof.

(b) The Issuer may also from time to time designate one or more other offices or agencies where the Notes may be presented or surrendered for any or all such purposes and may from time to time rescind such designations. The Issuer will give prompt written notice to the Trustee of any such designation or rescission and of any change in the location of any such other office or agency. The Issuer hereby designates the applicable Corporate Trust Office as one such office or agency of the Issuer.

Section 8.3 Payment and Performance of Obligations.

The Issuer will pay and discharge and fully perform, at or before maturity, all of their respective material obligations and liabilities, including, without limitation, Tax liabilities and other governmental claims levied or imposed upon the Issuer or upon the income, properties or operations of the Issuer, judgments, settlement agreements and all obligations of the Issuer under the Collateral Transaction Documents, except where the same may be contested in good faith by appropriate action (and without derogation from the material obligations of the Issuer hereunder regarding the protection of the Collateral from Liens (other than Permitted Liens)), and will maintain, in accordance with GAAP, reserves as appropriate for the accrual of any of the same.

Section 8.4 Maintenance of Existence.

The Issuer will, maintain its existence as a limited liability company or corporation validly existing and in good standing under the laws of its state of organization and duly qualified as a foreign limited liability company or corporation licensed under the laws of each state in which the failure to so qualify would be reasonably likely to result in a Material Adverse Effect. The Issuer will be treated as a disregarded entity within the meaning of Treasury Regulation Section 301.7701-2(c)(2) and the Issuer will not be classified as a corporation or as an association taxable as a corporation or a publicly traded partnership taxable as a corporation for United States federal income tax purposes.

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Section 8.5 Compliance with Laws.

The Issuer will, comply in all respects with all Requirements of Law with respect to the Issuer except where such noncompliance would not be reasonably likely to result in a Material Adverse Effect; provided, however, such non-compliance will not result in a Lien (other than a Permitted Lien) on any of the Collateral or any criminal liability on the part of the Issuer, the Manager or the Trustee.

Section 8.6 Inspection of Property; Books and Records.

The Issuer will keep books of record and account to enable the preparation of financial statements in accordance with GAAP. Subject to the Disclosure Exceptions and to reasonable requirements of confidentiality, including requirements imposed by law or by contract, the Issuer will permit, at reasonable times upon reasonable notice, the Controlling Class Representative and the Trustee or any Person appointed by any of them to act as its agent to visit and inspect any of its properties, to examine and make abstracts from any of its books and records and to discuss its affairs, finances and accounts with its officers, directors, managers, employees and independent certified public accountants (so long as the Issuer has the opportunity to participate in any such discussions with the accountants), and up to one (1) such visit and inspection by the Controlling Class Representative, the Trustee, or any Person appointed by the Trustee, shall be reimbursable as a Securitization Operating Expense per calendar year, with any additional visit or inspection being at such Person’s sole cost and expense; provided, however, that during the continuance of any event that causes an Event of Default, or to the extent expressly required without the instruction of any other party under the terms of any Transaction Documents, any such of such Persons may visit and conduct such activities at any time and all such visits and activities shall constitute a Securitization Operating Expense.

Section 8.7 Actions under the Collateral Transaction Documents and Transaction Documents.

(a) Except as otherwise provided in Section 8.7(d), the Issuer will not take any action that would permit the Issuer or any other Person party to a Transaction Document to have the right to refuse to perform any of its respective obligations under any of the Transaction Documents or that would result in the amendment, waiver, hypothecation, subordination, termination or discharge of, or impair the validity or effectiveness of, any Transaction Document.

(b) [Reserved].

(c) Except as otherwise provided in Section 3.2(a), the Issuer agrees that it will not exercise any right, remedy, power or privilege available to it with respect to any obligor under a Collateral Transaction Document or under any instrument or agreement included in the Collateral, take any action to compel or secure performance or observance by any such obligor of its obligations to the Issuer or give any consent, request, notice, direction or approval with respect to any such obligor if such action when taken on behalf of the Issuer by the Manager would constitute a breach by the Manager of the Management Agreement.

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(d) The Issuer agrees that it will not, without the prior written consent of the Controlling Class Representative, amend, modify, waive, supplement, terminate or surrender, or agree to any amendment, modification, waiver, supplement, termination or surrender of, the terms of any of the Transaction Documents (other than the Transaction Documents, which may be amended in accordance with Article XIII hereof); provided, however, that if the Trustee is a party to such Transaction Document and in such capacity is required to consent or agree to any such amendment, modification, supplement or waiver, such consent or agreement shall not be subject to the satisfaction of any condition or requirement other than as specified under such Transaction Document:

(i) to add to the covenants of the Issuer for the benefit of the Secured Parties, or for its own benefit;

(ii) to terminate any such Transaction Document if any party thereto becomes, in the reasonable judgment of the Issuer, unable to pay its debts as they become due, even if such party has not yet defaulted on its obligations under such Transaction Document, so long as the Issuer enters into a replacement agreement with a new party within ninety (90) days of the termination of such Transaction Document;

(iii) to make such other provisions in regard to matters or questions arising under such Transaction Documents as the parties thereto may deem necessary or desirable, which are not inconsistent with the provisions thereof and which shall not materially and adversely affect the interests of any Noteholder, any Note Owner or any other Secured Party; provided that an Opinion of Counsel and Officer’s Certificate shall be delivered to the Trustee, and each Rating Agency (if applicable) and the Controlling Class Representative to such effect;

(iv) to amend the definition of “Monthly Management Fee” pursuant to Section 8.3(a) of the Management Agreement with the consent of the Controlling Class Representative and the Manager, which consent shall not be subject to the satisfaction of any other condition to an amendment hereunder; or

(v) in connection with a Series Refinancing Event.

Promptly after the effectiveness of any such amendment, modification, supplement or waiver, the Issuer shall send to the Trustee, the Controlling Class Representative, the Back-Up Manager and each Rating Agency a copy of such consent or agreement, but the failure to do so shall not impair or affect its validity.

(e) Upon the occurrence of a Manager Termination Event, (i) the Issuer will not, without the prior written consent of the Controlling Class Representative, terminate the Manager and appoint any successor Manager in accordance with the Management Agreement and (ii) the Issuer will terminate the Manager and appoint one or more successor Managers in accordance with the Management Agreement if and when so directed by the Trustee (acting at the direction of the Controlling Class Representative).

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Section 8.8 Notice of Defaults and Other Events.

Promptly (and in any event within three (3) Business Days) upon becoming aware of (i) any Potential Manager Termination Event, (ii) any Manager Termination Event, (iii) any Default, (iv) any Event of Default or (v) any default under any Collateral Transaction Document, the Issuer shall give the Trustee, each Rating Agency (if applicable), the Manager, the Back-Up Manager, the Controlling Class Representative with respect to each Series of Notes Outstanding notice thereof, together with an Officer’s Certificate setting forth the details thereof and any action with respect thereto taken or contemplated to be taken by the Issuer. Subject to the Disclosure Exceptions, the Issuer shall, at its expense, promptly provide to the Manager, the Back-Up Manager, the Controlling Class Representative and the Trustee such additional information as the Manager, the Back-Up Manager, the Controlling Class Representative or the Trustee may reasonably request from time to time in connection with the matters so reported, and the actions so taken or contemplated to be taken.

Section 8.9 Notice of Material Proceedings.

Without limiting Section 8.30, promptly (and in any event within five (5) Business Days) upon the determination by either the chief financial officer or the chief legal officer of FAT Brands that the commencement or existence of any litigation, arbitration or other proceeding with respect to the Issuer that would be reasonably likely to have a Material Adverse Effect, the Issuer shall give written notice thereof to the Trustee, each Rating Agency (if applicable), the Back-Up Manager and the Manager.

Section 8.10 Further Requests.

Subject to the Disclosure Exceptions, the Issuer will, promptly furnish to the Trustee such other information as, and in such form as, the Trustee may reasonably request in connection with the transactions contemplated hereby or by any Series Supplement. Notwithstanding anything in this Base Indenture or any other Transaction Document to the contrary, in no event shall the Issuer, or any FAT Brands Affiliate be required to disclose or discuss, or permit the inspection, examination or making of extracts of, any records, books, information or account or other matter (a) in respect of which disclosure to the Trustee, any Noteholder or any other Person is then prohibited by applicable law or any agreement binding the Issuer, (b) that is protected from disclosure by the attorney-client privilege or the attorney work product privilege, or (c) that constitutes trade secrets or other proprietary information (including, without limitation, know how, ideas, techniques, recipes, formulas, customer lists, customer information, financial information, business methods and processes, marketing plans, specifications, and other similar information as well as internal materials prepared by the owner of such information containing or based, in whole or in part, on any such information) that is confidential to its owner other than such information as is explicitly required to be disclosed by this Indenture or a Series Supplement (the “Disclosure Exceptions”).

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Section 8.11 Further Assurances.

(a) The Issuer will do such further acts and things, and execute and deliver to the Trustee and the Controlling Class Representative such additional assignments, agreements, powers and instruments, as are necessary or desirable to obtain or maintain the security interest of the Trustee in the Collateral on behalf of the Secured Parties as a perfected security interest subject to no prior Liens (other than Permitted Liens), to carry into effect the purposes of the Indenture or the other Transaction Documents or to better assure and confirm unto the Trustee, the Noteholders or the other Secured Parties their rights, powers and remedies hereunder including, without limitation, the filing of any financing or continuation statements or amendments under the UCC in effect in any jurisdiction with respect to the liens and security interests granted hereby. The Issuer intends the security interests granted pursuant to the Indenture in favor of the Secured Parties to be prior to all other Liens (other than Permitted Liens) in respect of the Collateral, and the Issuer will take all actions necessary to obtain and maintain, in favor of the Trustee for the benefit of the Secured Parties, a first lien on and a first priority perfected security interest in the Collateral (except with respect to Permitted Liens and subject to Section 8.25). If the Issuer fails to perform any of its agreements or obligations under this Section 8.11(a), then the Controlling Class Representative may perform such agreement or obligation, and the expenses of the Controlling Class Representative incurred in connection therewith shall be payable by the Issuer upon the Controlling Class Representative’s demand therefor. The Trustee is hereby authorized to execute and file any financing statements, continuation statements, amendments or other instruments necessary or appropriate to perfect or maintain the perfection of the Trustee’s security interest in the Collateral.

(b) If any debt with an outstanding principal amount of greater than $100,000 individually shall be or become evidenced by any promissory note, chattel paper or other instrument and such note, chattel paper or instrument constitutes Collateral, such note, chattel paper or instrument shall be deemed to be held in trust and immediately pledged in favor of the Trustee, for the benefit of the Secured Parties, and within ten (10) Business Days physically delivered to the Trustee hereunder, and shall, subject to the rights of any Person in whose favor a prior Lien has been perfected, be duly endorsed in a manner satisfactory to the Trustee.

(c) [Reserved].

(d) If during any Quarterly Collection Period, the Issuer shall obtain an interest in any commercial tort claim or claims (as such term is defined in the New York UCC) and such commercial tort claim or claims (when added to any past commercial tort claim or claims that were obtained by the Issuer prior to such Quarterly Collection Period that are still outstanding) have an aggregate value equal to or greater than $5,000,000 as of the last day of such Quarterly Collection Period, the Issuer shall notify the Controlling Class Representative on or before the third Business Day prior to the next succeeding Quarterly Payment Date that it has obtained such an interest and shall sign and deliver documentation acceptable to the Controlling Class Representative granting a security interest under the Base Indenture in and to such commercial tort claim or claims whether obtained during such Quarterly Collection Period or prior to such Quarterly Collection Period.

(e) The Issuer will warrant and defend the Trustee’s right, title and interest in and to the Collateral and the income, distributions and Proceeds thereof, for the benefit of the Trustee on behalf of the Secured Parties, against the claims and demands of all Persons whomsoever.

(f) [Reserved].

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Section 8.12 Liens.

The Issuer will not create, incur, assume or permit to exist any Lien upon any of its property (including the Collateral), other than (i) Liens in favor of the Trustee for the benefit of the Secured Parties and (ii) other Permitted Liens.

Section 8.13 Other Indebtedness.

The Issuer will not create, assume, incur, suffer to exist or otherwise become or remain liable in respect of any Indebtedness other than (i) Indebtedness hereunder or any other Transaction Document, or (ii) any purchase money Indebtedness incurred in order to finance the acquisition, lease or improvement of assets or property in the ordinary course of business.

Section 8.14 [Reserved].

Section 8.15 Mergers.

On and after the Closing Date, the Issuer will not merge or consolidate with or into any other Person or divide into two or more Persons (whether by means of a single transaction or a series of related transactions).

Section 8.16 Asset Dispositions.

The Issuer shall not direct the Manager to sell, transfer, lease, license, liquidate or otherwise dispose of any of its property.

For the avoidance of doubt, nothing in this Section 8.16 is intended to restrict the right of the applicable “Manager,” or “Issuer” under, and as defined in, the Existing Securitizations to make “Permitted Asset Dispositions” under, and as defined in, the Existing Securitizations.

Section 8.17 Acquisition of Assets.

The Issuer will not acquire, by long-term or operating lease or otherwise, any property (i) if such acquisition when effected on behalf of the Issuer by the Manager would constitute a breach by the Manager of the Management Agreement or (ii) that is a lease, license, or other contract or permit, if the grant of a lien or security interest in any of the Issuer’s right, title and interest in, to or under such lease, license, contract or permit in the manner contemplated by the Base Indenture (a) would be prohibited by the terms of such lease, license, contract or permit, (b) would constitute or result in the abandonment, invalidation or unenforceability of any right, title or interest of the Issuer therein or (c) would otherwise result in a breach thereof or the termination or a right of termination thereof, except to the extent that any such prohibition, breach, termination or right of termination is rendered ineffective pursuant to the UCC or any other applicable law.

Section 8.18 Dividends, Officers’ Compensation, etc.

Except as described in the 2023-1 Series Supplement dated as of the date hereof, the Issuer will not declare or pay any distributions on any of its limited liability company interests; provided, however, that so long as no Default or Event of Default has occurred and is continuing with respect to any Series of Notes Outstanding or would result therefrom, the Issuer may declare and pay distributions to the extent permitted under Section 18-607 of the Delaware Limited Liability Company Act and the Issuer’s Charter Documents.

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Without limiting Section 8.28, the Issuer will not pay any wages or salaries or other compensation to its officers, directors, managers or other agents except out of earnings computed in accordance with GAAP or except for the fees paid to its Independent Managers. The Issuer will not, redeem, purchase, retire or otherwise acquire for value any Equity Interest in or issued by any FAT Brand Affiliate or set aside or otherwise segregate any amounts for any such purpose except as expressly permitted by the Indenture or as consented to by the Controlling Class Representative.

Section 8.19 Legal Name, Location Under Section 9-301 or 9-307.

The Issuer will not change its location (within the meaning of Section 9-301 or 9-307 of the applicable UCC) or its legal name without at least thirty (30) days’ prior written notice to the Trustee, each Rating Agency (if applicable), the Trustee, the Controlling Class Representative, the Manager and the Back-Up Manager with respect to each Series of Notes Outstanding. In the event that the Issuer desires to so change its location or change its legal name, the Issuer will make any required filings and prior to actually changing its location or its legal name and the Issuer will deliver to the Trustee and the Controlling Class Representative (i) an Officer’s Certificate stating substantially to the effect that all required filings have been made to continue the perfected interest of the Trustee on behalf of the Secured Parties in the Collateral under Article 9 of the applicable UCC in respect of the new location or new legal name of the Issuer and (ii) copies of all such required filings with the filing information duly noted thereon by the office in which such filings were made.

Section 8.20 Charter Documents.

The Issuer will not amend, or consent to the amendment of, any of its Charter Documents to which it is a party as a member or shareholder unless, prior to such amendment, the Controlling Class Representative shall have consented thereto. The Controlling Class Representative may rely on an Officer’s Certificate of the Issuer to make such determination.

Section 8.21 Investments.

The Issuer will not make, incur, or suffer to exist any loan, advance, extension of credit or other investment in any Person if such investment when made on behalf of the Issuer by the Manager would constitute a breach by the Manager of the Management Agreement, other than investments in the Accounts and Eligible Investments.

Section 8.22 No Other Agreements.

The Issuer will not enter into or be a party to any agreement or instrument (other than any Transaction Document, any other document permitted by a Series Supplement or the Transaction Documents, as the same may be amended, supplemented or otherwise modified from time to time or any documents or agreements incidental thereto) if such agreement when effected on behalf of the Issuer by the Manager would constitute a breach by the Manager of the Management Agreement.

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Section 8.23 Other Business.

The Issuer will not engage in any business or enterprise or enter into any transaction other than the incurrence and payment of ordinary course operating expenses, the issuing and selling of the Notes and other activities related to or incidental to any of the foregoing or any other transaction which when effected on behalf of the Issuer by the Manager would not constitute a breach by the Manager of the Management Agreement.

Section 8.24 Maintenance of Separate Existence.

(a) The Issuer will:

(i) maintain its own deposit and securities account, as applicable, or accounts, separate from those of any of its Affiliates, with commercial banking institutions and ensure that the funds will not be diverted to any Person who is not a the Issuer or for other than the use of the Issuer, nor will such funds be commingled with the funds of any of its Affiliates other than as provided in the Transaction Documents;

(ii) ensure that all transactions between it and any of its Affiliates, whether currently existing or hereafter entered into, shall be only on an arm’s length basis, it being understood and agreed that the transactions contemplated in the Transaction Documents meet the requirements of this clause (ii);

(iii) to the extent that the Issuer and any of its Affiliates have offices in the same location, fairly and appropriately allocate overhead costs among them, and each such entity shall bear its fair share of such expenses;

(iv) (A) issue separate financial statements from any of its Affiliates prepared at least quarterly and prepared in accordance with GAAP and (B) file its own tax returns, if any, as may be required under applicable law, to the extent not part of a consolidated group filing a consolidated return or returns and not treated as a division or a disregarded entity for tax purposes of another taxpayer, and pay any U.S. federal and material state and local taxes required to be paid by it under applicable law, except as otherwise expressly provided in the Transaction Documents;

(v) (A) conduct its affairs in its own name and in accordance with its Charter Documents and observe all necessary, appropriate and customary limited liability company or corporate formalities (as applicable), including, but not limited to, holding all regular and special meetings appropriate to authorize all of its actions, keeping separate and accurate minutes of its meetings, passing all resolutions or consents necessary to authorize actions taken or to be taken, and maintaining accurate and separate books, records and accounts, including, but not limited to, payroll and intercompany transaction accounts, (B) hold all of the its assets in its own name and in such a manner that it will not be costly or difficult to segregate, ascertain or identify its assets from those of any other Affiliate or any other Person and (C) be, and at all times hold itself out to the public as, a legal entity separate and distinct from any other Person and, to the extent known by it, correct any misunderstanding regarding its separate identity;

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(vi) (A) not assume or guarantee any of the liabilities of any other Person, become obligated for the debts of any other Person or hold out its credit as being available to pay the obligations of any other Person, (B) remain solvent and pay its debts and liabilities from its assets as the same become due, and (C) except as arising under or expressly permitted by the Transaction Documents, not incur, create or assume any Indebtedness and not make any loans or advances to, or pledge its assets for the benefit of, any other Person or entity;

(vii) take, or refrain from taking, as the case may be, all other actions that are necessary to be taken or not to be taken in order to comply in all material respects with those procedures described in such provisions which are applicable to it;

(viii) maintain at least one Independent Manager or Independent Director, as applicable, on its board of managers or its board of directors, as the case may be;

(ix) to the fullest extent permitted by law, so long as any Obligation remains outstanding, remove any Independent Manager or Independent Director only for Cause and only after providing the Trustee and the Controlling Class Representative with no less than five (5) days’ prior written notice of (A) any proposed removal of such Independent Manager or Independent Director, as applicable, and (B) the identity of the proposed replacement Independent Manager or Independent Director, as applicable, together with a certification that such replacement satisfies the requirements for an Independent Manager or an Independent Director set forth in the Charter Documents of the Issuer; and

(x) (A) provide, or cause the Manager to provide, to the Trustee and the Controlling Class Representative, a copy of the executed agreement with respect to the appointment of any replacement Independent Director or Independent Manager, as the case may be, and (B) provide, or cause the Manager to provide, to the Trustee and the Controlling Class Representative, written notice of the identity and contact information for each Independent Director or Independent Manager, as applicable, on an annual basis and at any time such information changes.

(b) The Issuer confirms that the statements relating to the Issuer referenced in the opinion of Katten Muchin Rosenman LLP regarding substantive consolidation matters delivered to the Trustee on the most recent Series Closing Date are true and correct with respect to itself, and that the Issuer will comply with any covenants or obligations assumed to be complied with by it therein as if such covenants and obligations were set forth herein.

Section 8.25 Covenants Regarding the Intellectual Property.

The Issuer will not own any Intellectual Property.

Section 8.26 Investment Company Act.

The Issuer shall take or omit to take action as necessary in order for the Issuer to remain excluded from the definition of “investment company” as set forth in Rule 3a-7 of the 1940 Act, as such rule may be amended from time to time.

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Section 8.27 Real Property

The Issuer shall not enter into any lease of real property. The Issuer shall not acquire any fee interest in real property.

Section 8.28 No Employees.

The Issuer shall have no employees.

Section 8.29 Insurance.

[Reserved].

Section 8.30 Litigation.

If FAT Brands is not then subject to Section 13 or 15(d) of the Exchange Act, the Issuer shall, on each Quarterly Payment Date, provide a written report to the Trustee, the Controlling Class Representative, the Manager and the Back-Up Manager that sets forth all outstanding litigation, arbitration or other proceedings against the Issuer that would have been required to be disclosed in FAT Brands’ annual reports, quarterly reports and other public filings which FAT Brands would have been required to file with the Securities and Exchange Commission pursuant to Section 13 or 15(d) of the Exchange Act if FAT Brands were subject to such Sections.

Section 8.31 [Reserved].

Section 8.32 [Reserved].

Section 8.33 Derivatives.

Without the prior written consent of the Controlling Class Representative, the Issuer will not enter into any derivative contract, swap, option, hedging contract, forward purchase contract or other similar agreement or instrument (other than forward purchase agreements entered into with third-party vendors on behalf of the Issuer in the ordinary course of business), if any such contract, agreement or instrument requires the Issuer to expend any financial resources to satisfy any payment obligations owed in connection therewith.

Section 8.34 [Reserved].

Section 8.35 [Reserved].

Section 8.36 [Reserved].

Section 8.37 Bankruptcy Proceedings.

The Issuer shall promptly object to the institution of any bankruptcy proceeding against it and take all necessary or advisable steps to cause the dismissal of any such proceeding (including, without limiting the generality of the foregoing, to timely file an answer and any other appropriate pleading objecting to (i) the institution of any proceeding to have the Issuer, as the case may be, adjudicated as bankrupt or Insolvent or (ii) the filing of any petition seeking relief, reorganization, arrangement, adjustment or composition of the Issuer, as the case may be, under applicable bankruptcy law or any other applicable Requirements of Law).

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Section 8.38 Real Property.

The Issuer shall not own any real property.

ARTICLE IX

REMEDIES

Section 9.1 [Reserved].

Section 9.2 Events of Default.

If any one of the following events shall occur (each an “Event of Default”):

(a) the Issuer defaults in the payment of interest on any Series of Notes Outstanding when the same becomes due and payable and such default continues for two (2) Business Days (or in the case of a failure to pay such interest when due resulting solely from an administrative error or omission by the Trustee, such failure continues for a period of two (2) Business Days after the Trustee has Actual Knowledge of such administrative error or omission); provided, that failure to pay any Deferrable Interest, Senior Notes Scheduled Principal Payment Deficiency Amount or Senior Subordinated Notes Scheduled Principal Payment Deficiency Amount on any Series of Notes other than on the Series Legal Final Maturity Date will not be an Event of Default;

(b) the Issuer (i) defaults in the payment of any principal of any Series of Notes on a Series Legal Final Maturity Date for such Series of Notes or as and when due in connection with any mandatory or optional prepayment or (ii) fails to make any other principal payments due from funds available in the Collection Account in accordance with the Priority of Payments on any Monthly Allocation Date; provided that in the case of a failure to pay principal under either clause (i) or (ii) resulting solely from an administrative error or omission by the Trustee, such failure continues for a period of two (2) Business Days after the Trustee has Actual Knowledge of such administrative error or omission;

(c) the Issuer fails to perform or comply in any material respect with any of the covenants (other than those covered by clause (a) or clause (b) above) (including any covenant to pay any amount other than interest on or principal of the Notes when due in accordance with the Priority of Payments), or any of its representations or warranties contained in any Transaction Document to which it is a party proves to be incorrect in any material respect as of the date made or deemed to be made, and such default, failure or breach continues for a period of thirty (30) consecutive days (or, solely with respect to a failure to comply with (i) any obligation to deliver a notice, financial statement, report or other communication within the specified time frame set forth in the applicable Transaction Document, such failure continues for a period of five (5) consecutive Business Days after the specified time frame for delivery has elapsed or (ii) Sections 8.7, 8.12, 8.13, 8.15, 8.17, 8.18, 8.19, 8.20, 8.21, 8.22, 8.23, 8.24, 8.26 and 8.28, such failure continues for a period of ten (10) consecutive Business Days), in each case, following the earlier to occur of the Actual Knowledge of the Issuer of such breach or failure and the default caused thereby or written notice to the Issuer by the Trustee, the Back-Up Manager or the Controlling Class Representative of such default, breach or failure;

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(d) the occurrence of an Event of Bankruptcy with respect to the Issuer;

(e) [Reserved];

(f) the SEC or other regulatory body having jurisdiction reaches a final determination that the Issuer is required to register as an “investment company” under the 1940 Act or is under the “control” of a Person that is required to register as an “investment company” under the 1940 Act;

(g) any of the Transaction Documents or any material portion thereof ceases to be in full force and effect or enforceable in accordance with its terms (other than in accordance with the express termination provisions thereof) or FAT Brands or the Issuer so assert in writing;

(h) the Trustee ceases to have for any reason a valid and perfected first priority security interest in the Collateral (subject to Permitted Liens) in which perfection can be achieved under the UCC or other applicable Requirements of Law in the United States to the extent required by the Transaction Documents or Issuer or any Affiliate thereof so asserts in writing;

(i) the Issuer fails to perform or comply with any material provision of its organizational documents or any provision of Section 8.24 relating to legal separateness of the Issuer, which failure is reasonably likely to cause the contribution of the Collateral to the Issuer pursuant to the Contribution Agreement to fail to constitute a “true contribution” or other absolute transfer of such Collateral pursuant to the Contribution Agreement or is reasonably likely to cause a court of competent jurisdiction to disregard the separate existence of the Issuer relative to any Person and, in each case, such failure continues for more than thirty (30) consecutive days following the earlier to occur of the Actual Knowledge of the Issuer or written notice to the Issuer from the Trustee, the Back-Up Manager or the Controlling Class Representative of such failure;

(j) a final non-appealable ruling has been made by a court of competent jurisdiction that the contribution of the Collateral (other than any immaterial portion of the Collateral and any Collateral that has been disposed of to the extent permitted or required under the Transaction Documents) pursuant to the Contribution Agreement does not constitute a “true contribution” or other absolute transfer of such Collateral pursuant to such agreement;

(k) an outstanding final non-appealable judgment for an amount exceeding $2,000,000 (when aggregated with the amount of all other outstanding final non-appealable judgments) (to the extent not covered by independent third-party insurance as to which the insurer is rated at least “A” by A.M. Best Company, has been notified of the potential claim and does not dispute coverage) is rendered against the Issuer, and either (i) enforcement proceedings are commenced by any creditor upon such judgment or order or (ii) there is any period of forty-five (45) consecutive days during which such judgment remains unsatisfied or a stay of enforcement of such judgment or order, by reason of a pending appeal or otherwise, will not be in effect;

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(l) the failure of FAT Brands to own 100% of the Equity Interests of the Issuer;

(m) the Issuer shall fail to have good title in or to any material portion of the Collateral;

then (i) in the case of any event described in each clause above (except for clause (d) thereof) that is continuing, the Trustee (acting at the direction of the Controlling Class Representative) and on behalf of the Noteholders, by written notice to the Issuer (unless no written notice is required under this Indenture), will accelerate and declare the Outstanding Principal Amount of all Series of Notes Outstanding to be immediately due and payable, and upon any such declaration, such Outstanding Principal Amount, together with accrued and unpaid interest thereon through the date of acceleration, and all other amounts due to the Noteholders and the other Secured Parties under the Transaction Documents shall become immediately due and payable or (ii) in the case of any event described in clause (d) above that has occurred and is continuing, the Outstanding Principal Amount of all Series of Notes Outstanding, together with interest accrued but unpaid thereon through the date of acceleration, and all other amounts due to the Noteholders and the other Secured Parties under the Indenture, shall immediately and without further act accelerate and become due and payable.

If the Issuer obtains Actual Knowledge that a Default or an Event of Default has occurred and is continuing, the Issuer shall promptly notify the Trustee and the Controlling Class Representative. Promptly following the Trustee’s receipt of written notice hereunder of any Event of Default, the Trustee shall send a copy thereof to the Issuer, each Rating Agency (if applicable), the Controlling Class Representative, the Manager, the Back-Up Manager, each Noteholder and each other Secured Party.

At any time after such a declaration of acceleration with respect to the Notes has been made and before a judgment or decree for payment of the money due has been obtained by the Trustee, as hereinafter provided in this Article IX, the Trustee (acting at the direction of the Controlling Class Representative), by written notice to the Issuer, may rescind and annul such declaration and its consequences, if (i) the Issuer has paid or deposited with the Trustee a sum sufficient to pay (a) all overdue installments of interest and principal on the Notes (excluding principal amounts due solely as a result of the acceleration), and (b) all unpaid taxes, administrative expenses and other sums paid by the Trustee under the Transaction Documents and the reasonable compensation, expenses and disbursements of the Trustee, their respective agents and counsel, as applicable, fees expenses and other amounts due and payable to the Trustee, Back-Up Manager Fees and any Back-Up Manager Consent Consultation Fees and (ii) all existing Events of Default, other than the non-payment of the principal of the Notes which has become due solely by such declaration of acceleration, have been cured or waived as provided in Section 9.7. No such rescission shall affect any subsequent default or impair any right consequent thereon. Any Default or Event of Default described in clause (d) above will not be subject to waiver without the consent of the Trustee (acting at the direction of the Controlling Class Representative) and each Noteholder. Any other Default or Event of Default may be waived by the Controlling Class Representative by notice to the Trustee.

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Section 9.3 Rights of the Trustee upon Event of Default.

(a) Payment of Principal and Interest. The Issuer covenants that if (i) default is made in the payment of any interest on any Series of Notes Outstanding when the same becomes due and payable, (ii) the Notes are accelerated following the occurrence of an Event of Default or (iii) default is made in the payment of the principal of, or premium, if any, on any Series of Notes Outstanding when due and payable, the Issuer will, upon demand by the Trustee (and, in the case of any default that is made in the payment of any interest on any Series of Notes Outstanding when the same becomes due and payable (other than on the Series Legal Final Maturity Date or on any other date on which the Outstanding Principal Amount of the Notes of such Series is required to be paid in full), to the extent of funds available) at the direction of the Controlling Class Representative, pay to the Trustee, for the benefit of the Noteholders, the whole amount then due and payable on the Notes for principal, premium, if any, and interest, and, to the extent payment at such rate of interest shall be legally enforceable, upon overdue installments of interest, at the applicable Note Rate and any default rate, as applicable, and in addition thereto such further amount as shall be sufficient to cover costs and expenses of collection, including the reasonable compensation, expenses, disbursements and advances of the Trustee and its agents and counsel.

(b) Proceedings To Collect Money. In case the Issuer shall fail forthwith to pay such amounts upon such demand, the Trustee at the direction of the Controlling Class Representative, in its own name and as trustee of an express trust, may institute a Proceeding for the collection of the sums so due and unpaid, and may prosecute such Proceeding to judgment or final decree, and may enforce the same against the Issuer and collect in the manner provided by law out of the property of the Issuer, wherever situated, the moneys adjudged or decreed to be payable.

(c) Other Proceedings. If and whenever an Event of Default shall have occurred and be continuing, the Trustee, at the direction of the Controlling Class Representative shall be entitled to take one or more of the following actions:

(i) proceed to protect and enforce its rights and the rights of the Noteholders and the other Secured Parties, by such appropriate Proceedings as the Trustee (acting at the direction of the Controlling Class Representative) shall deem most effective to protect and enforce any such rights, whether for the specific enforcement of any covenant or agreement in the Indenture or any other Transaction Document or in aid of the exercise of any power granted therein, or to enforce any other proper remedy or legal or equitable right vested in the Trustee by the Indenture or any other Transaction Document or by law, including any remedies of a secured party under applicable Requirements of Law;

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(ii) (A) direct the Issuer to exercise (and the Issuer agrees to exercise) all rights, remedies, powers, privileges and claims of the Issuer against any party to any Collateral Transaction Document arising as a result of the occurrence of such Event of Default or otherwise, including the right or power to take any action to compel performance or observance by any such party of its obligations to the Issuer, and any right of the Issuer to take such action independent of such direction shall be suspended, and (B) if (x) the Issuer shall have failed, within ten (10) Business Days of receiving the direction of the Trustee (given the direction of the Controlling Class Representative), to take commercially reasonable action to accomplish such directions of the Trustee, (y) the Issuer refuses to take such action or (z) the Controlling Class Representative reasonably determines that such action must be taken immediately, take such previously directed action (and any related action as permitted under the Indenture thereafter determined by the Trustee to be appropriate without the need under this provision or any other provision under the Indenture to direct the Issuer to take such action);

(iii) institute Proceedings from time to time for the complete or partial foreclosure of the Indenture or, to the extent applicable, any other Transaction Document, with respect to the Collateral; provided that the Trustee will not be required to take title to any real property in connection with any foreclosure or other exercise of remedies hereunder or under such Transaction Documents and title to such property will instead be acquired in an entity designated and (unless owned by a third party) controlled by or established by the Controlling Class Representative; and/or

(iv) sell all or a portion of the Collateral at one or more public or private sales called and conducted in any manner permitted by law; provided, however, that the Trustee shall not proceed with any such sale without the prior written consent of the Controlling Class Representative and the Trustee will provide notice to the Issuer and each Holder of Senior Subordinated Notes of a proposed sale of Collateral.

(d) Sale of Collateral. In connection with any sale of the Collateral hereunder, under any judgment, order or decree in any judicial proceeding for the foreclosure or involving the enforcement of the Indenture or any other Transaction Document:

(i) any of the Trustee, any Noteholder and/or any other Secured Party may bid for and purchase the property being sold, and upon compliance with the terms of the sale may hold, retain, possess and dispose of such property in its own absolute right without further accountability;

(ii) the Trustee (acting at the direction of the Controlling Class Representative) may make and deliver to the purchaser or purchasers a good and sufficient deed, bill of sale and instrument of assignment and transfer of the property sold;

(iii) all right, title, interest, claim and demand whatsoever, either at law or in equity or otherwise, of the Issuer of, in and to the property so sold shall be divested; and such sale shall be a perpetual bar both at law and in equity against the Issuer, its successors and assigns, and against any and all Persons claiming or who may claim the property sold or any part thereof from, through or under the Issuer or its successors or assigns;

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(iv) the receipt of the Trustee or of the officer thereof making such sale shall be a sufficient discharge to the purchaser or purchasers at such sale for his or their purchase money, and such purchaser or purchasers, and his or their assigns or personal representatives, shall not, after paying such purchase money and receiving such receipt of the Trustee or of such officer thereof, be obliged to see to the application of such purchase money or be in any way answerable for any loss, misapplication or non-application thereof; and

(v) any amounts obtained by the Trustee on account of or as a result of the exercise by the Trustee of any of its rights under the Indenture, other than with respect to amounts owed to a depository bank or securities intermediary under the related Account Control Agreement, will be held by the Trustee as additional collateral for the repayment of the Obligations, shall be deposited in the Collection Account and, other than with respect to amounts owed to a depository bank or securities intermediary under the related Account Control Agreement, shall be applied in the priority set forth in this Section 5.10 hereof; provided that, unless otherwise provided in the Indenture, with respect to any distribution to any Class of Notes, such amounts will be distributed sequentially in order of alphabetical (as opposed to alphanumerical) designation and pro rata among each Class of Notes of the same alphabetical designation based upon the Outstanding Principal Amount of the Notes of each such Class.

(e) Application of Proceeds. Any amounts obtained by the Trustee on account of or as a result of the exercise by the Trustee of any right hereunder shall be held by the Trustee as additional Collateral for the repayment of the Obligations, shall be deposited into the Collection Account and shall be applied as provided in the priority set forth in the Priority of Payments; provided, however, that unless otherwise provided in this Article IX, with respect to any distribution to any Class of Notes, notwithstanding the provisions of Article V, such amounts shall be distributed sequentially in order of alphabetical (as opposed to alphanumerical) designation and pro rata among each Class of Notes of the same alphabetical designation based upon the Outstanding Principal Amount of the Notes of each such Class.

(f) Additional Remedies. In addition to any rights and remedies now or hereafter granted hereunder or under applicable law with respect to the Collateral, the Trustee shall have all of the rights and remedies of a secured party under the UCC as enacted in any applicable jurisdiction.

(g) Proceedings. The Trustee may maintain a Proceeding even if it does not possess any of the Notes or does not produce any of them in the Proceeding, and any such Proceeding instituted by the Trustee shall be in its own name as trustee. All remedies are cumulative to the extent permitted by law.

Section 9.4 Waiver of Appraisal, Valuation, Stay and Right to Marshaling.

To the extent it may lawfully do so, the Issuer for itself and for any Person who may claim through or under it hereby:

(a) agrees that neither it nor any such Person will step up, plead, claim or in any manner whatsoever take advantage of any appraisal, valuation, stay, extension or redemption laws, now or hereafter in force in any jurisdiction, which may delay, prevent or otherwise hinder (i) the performance, enforcement or foreclosure of the Indenture, (ii) the sale of any of the Collateral or (iii) the putting of the purchaser or purchasers thereof into possession of such property immediately after the sale thereof;

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(b) waives all benefit or advantage of any such laws;

(c) waives and releases all rights to have the Collateral marshaled upon any foreclosure, sale or other enforcement of the Indenture; and

(d) consents and agrees that, subject to the terms of the Indenture, all the Collateral may at any such sale be sold by the Trustee as an entirety or in such portions as the Trustee may (acting at the direction of the Controlling Class Representative) determine.

Section 9.5 Limited Recourse.

Notwithstanding any other provision of the Indenture, the Notes or any other Transaction Document or otherwise, the liability of the Issuer to the Noteholders and any other Secured Parties under or in relation to the Indenture, the Notes or any other Transaction Document or otherwise, is limited in recourse to the Collateral. The proceeds of the Collateral having been applied in accordance with the terms hereof, none of the Noteholders or any other Secured Parties shall be entitled to take any further steps against Issuer to recover any sums due but still unpaid hereunder, under the Notes or under any of the other agreements or documents described in this Section 9.5, all claims in respect of which shall be extinguished.

Section 9.6 Optional Preservation of the Collateral.

If the maturity of the Outstanding Notes of each Series has been accelerated pursuant to Section 9.2 following an Event of Default and such declaration and its consequences have not been rescinded and annulled, the Trustee, acting at the direction of the Controlling Class Representative, subject to the other terms and provisions hereof, shall elect to maintain possession of such portion, if any, of the Collateral as the Controlling Class Representative shall in its discretion determine.

Section 9.7 Waiver of Past Events.

Prior to the declaration of the acceleration of the maturity of each Series of Notes Outstanding as provided in Section 9.2 and subject to Section 13.2, the Trustee (acting at the direction of the Controlling Class Representative) with notice to the Back-Up Manager, may waive any existing Default or Event of Default described in any clause of Section 9.2 (except clause (d) thereof) and its consequences; provided, however, that before any waiver may be effective, the Trustee, the Back-Up Manager must have received any amounts then due to the Back-Up Manager or the Trustee hereunder or under the Transaction Documents; provided, further, that the Trustee shall provide written notice of any such waiver to the Issuer. Upon any such waiver, such Default shall cease to exist and any Event of Default arising therefrom shall be deemed to have been cured for every purpose of the Indenture, but no such waiver shall extend to any subsequent or other Default or impair any right consequent thereon. A Default or an Event of Default described in Section 9.2(d) shall not be subject to waiver without the consent of the Trustee (acting at the direction of the Controlling Class Representative) and each Noteholder.

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Section 9.8 Control by the Controlling Class Representative.

Notwithstanding any other provision hereof, the Controlling Class Representative may, subject to the terms hereof, cause the institution of and direct the time, method and place of conducting any proceeding for any remedy available to the Trustee or exercise any trust or power conferred on the Trustee; provided that:

(a) such direction of time, method and place shall not be in conflict with any rule of law or with the Indenture;

(b) [Reserved].

(c) such direction shall be in writing.

Notwithstanding anything herein to the contrary, the Trustee need not take any action that it determines might involve it in liability unless it has received an indemnity for such liability as provided herein.

Section 9.9 Limitation on Suits.

Any other provision of the Indenture to the contrary notwithstanding, a Holder of Notes may pursue a remedy with respect to the Indenture or any other Transaction Document only if:

(a) the Noteholder gives to the Trustee, and the Controlling Class Representative written notice of a continuing Event of Default;

(b) the Noteholders of at least 25% of the Aggregate Outstanding Principal Amount of all then Outstanding Notes make a written request to the Trustee, and the Controlling Class Representative to pursue the remedy;

(c) such Noteholder or Noteholders offer and, if requested, provide to the Trustee, and the Controlling Class Representative an indemnity satisfactory to the Trustee, and the Controlling Class Representative against any loss, liability or expense;

(d) the Trustee does not comply with the request within sixty (60) days after receipt of the request and the offer and, if requested, the provision of indemnity reasonably satisfactory to it;

(e) during such sixty (60) day period, the Majority of Senior Noteholders do not give the Trustee a direction inconsistent with the request; and

(f) the Trustee (acting at the direction of the Controlling Class Representative) has consented to the pursuit of such remedy.

A Noteholder may not use the Indenture or any other Transaction Document to prejudice the rights of another Noteholder or to obtain a preference or priority over another Noteholder.

Section 9.10 Unconditional Rights of Noteholders to Receive Payment.

Notwithstanding any other provision of the Indenture, the right of any Holder of a Note to receive payment of principal of, and premium, if any, and interest on the Note, on or after the respective due dates expressed in the Note, or to bring suit for the enforcement of any such payment on or after such respective dates, is absolute and unconditional and shall not be impaired or affected without the consent of the Holder of the Note.

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Section 9.11 The Trustee May File Proofs of Claim.

The Trustee is authorized to file such proofs of claim and other papers or documents as may be necessary or advisable in order to have the claims of the Trustee (including any claim for the reasonable compensation, expenses, disbursements and advances of the Trustee, its agents and counsel), the Noteholders and any other Secured Party (as applicable) allowed in any judicial proceedings relative to the Issuer (or any other obligor upon the Notes), its creditors or its property, and shall be entitled and empowered to collect, receive and distribute any money or other property payable or deliverable on any such claim and any custodian in any such judicial proceeding is hereby authorized by each Noteholder and each other Secured Party to make such payments to the Trustee and, in the event that the Trustee shall consent to the making of such payments directly to the Noteholders or any other Secured Party, to pay the Trustee any amount due to it for the reasonable compensation, expenses, disbursements and advances of the Trustee, its agents and counsel, and any other amounts due the Trustee under Section 10.5. To the extent that the payment of any such compensation, expenses, disbursements and advances of the Trustee, its agents and counsel, and any other amounts due the Trustee under Section 10.5 out of the estate in any such proceeding, shall be denied for any reason, payment of the same shall be secured by a Lien on, and shall be paid out of, any and all distributions, dividends, money and other properties which any of the Noteholders or any other Secured Party may be entitled to receive in such proceeding whether in liquidation or under any plan of reorganization or arrangement or otherwise. Nothing herein contained shall be deemed to authorize the Trustee to authorize or consent to or accept or adopt on behalf of any Noteholder or any other Secured Party any plan of reorganization, arrangement, adjustment or composition affecting the Obligations or the rights of any Noteholder or any other Secured Party, or to authorize the Trustee to vote in respect of the claim of any Noteholder or any other Secured Party in any such proceeding.

Section 9.12 Undertaking for Costs.

In any suit for the enforcement of any right or remedy under the Indenture or in any suit against the Trustee for any action taken or omitted by it as a Trustee, a court in its discretion may require the filing by any party litigant in the suit of any undertaking to pay the costs of the suit, and the court in its discretion may assess reasonable costs, including reasonable attorneys’ fees, against any party litigant in the suit, having due regard to the merits and good faith of the claims or defenses made by the party litigant. This Section 9.12 does not apply to a suit by the Trustee, a suit by a Noteholder pursuant to Section 9.9 or a suit by Noteholders of more than 10% of the Aggregate Outstanding Principal Amount of all Series of Notes.

Section 9.13 Restoration of Rights and Remedies.

If the Trustee, any Noteholder or any other Secured Party has instituted any Proceeding to enforce any right or remedy under the Indenture or any other Transaction Document and such Proceeding has been discontinued or abandoned for any reason or has been determined adversely to the Trustee or to such Noteholder or other Secured Party, then and in every such case the Trustee and the Noteholders shall, subject to any determination in such proceeding, be restored severally and respectively to their former positions hereunder, and thereafter all rights and remedies of the Trustee, the Noteholders and the other Secured Parties shall continue as though no such Proceeding had been instituted.

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Section 9.14 Rights and Remedies Cumulative.

No right or remedy herein conferred upon or reserved to the Trustee or to the Holders of Notes or any other Secured Party is intended to be exclusive of any other right or remedy, and every right or remedy shall, to the extent permitted by law, be cumulative and in addition to every other right and remedy given under the Indenture or any other Transaction Document or now or hereafter existing at law or in equity or otherwise. The assertion or employment of any right or remedy under the Indenture or any other Transaction Document, or otherwise, shall not prevent the concurrent assertion or employment of any other appropriate right or remedy.

Section 9.15 Delay or Omission Not Waiver.

No delay or omission of the Trustee, the Controlling Class Representative, any Holder of any Note or any other Secured Party to exercise any right or remedy accruing upon any Default or Event of Default shall impair any such right or remedy or constitute a waiver of any such Default or Event of Default or an acquiescence therein. Every right and remedy given by this Article IX or by law to the Trustee, the Controlling Class Representative, the Holders of Notes or any other Secured Party may be exercised from time to time to the extent not inconsistent with the Indenture, and as often as may be deemed expedient, by the Trustee, the Controlling Class Representative, the Holders of Notes or any other Secured Party, as the case may be.

Section 9.16 Waiver of Stay or Extension Laws.

The Issuer covenants (to the extent that it may lawfully do so) that it will not at any time insist upon, or plead, or in any manner whatsoever claim or take the benefit or advantage of, any stay or extension law wherever enacted, now or at any time hereafter in force, that may affect the covenants or the performance of the Indenture or any other Transaction Document; and the Issuer (to the extent that it may lawfully do so) hereby expressly waives all benefit or advantages of any such law, and covenants that it will not hinder, delay or impede the execution of any power herein granted to the Trustee, or the Controlling Class Representative, but will suffer and permit the execution of every such power as though no such law had been enacted.

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ARTICLE X

THE TRUSTEE

Section 10.1 Duties of the Trustee.

(a) If an Event of Default of which a Trust Officer of the Trustee shall have Actual Knowledge has occurred and is continuing, the Trustee shall (except in the case of the receipt of directions with respect to such matter from the Controlling Class Representative in accordance with the terms of this Base Indenture or any other Transaction Document in which event the Trustee’s sole responsibility will, subject to the term hereof, be to await such directions and act or refrain from acting in accordance with such directions) exercise the rights and powers vested in it by this Base Indenture and the other Transaction Documents, and use the same degree of care and skill in its exercise, as a prudent Person would exercise or use under the circumstances in the conduct of such Person’s own affairs; provided that the Trustee will have no liability in connection with any action or inaction taken, or not taken, by it upon the deemed occurrence of an Event of Default, or a Manager Termination Event of which a Trust Officer has not received written notice; provided, further, that the Trustee will have no liability in connection with any action or inaction due to the acts or failure to act of the Controlling Class Representative in connection with any Event of Default, or Manager Termination Event, or for acting or failing to act due to any direction or lack of direction from the Controlling Class Representative. The preceding sentence shall not have the effect of insulating the Trustee from liability arising out of the Trustee’s negligence, fraud, bad faith or willful misconduct. The Trustee, upon receipt of all resolutions, certificates, statements, opinions, reports, documents, orders or other instruments furnished to the Trustee which are specifically required to be furnished pursuant to any provision of the Indenture, shall examine them to determine whether they conform on their face to the requirements of this Base Indenture; provided that the Trustee shall not be responsible for the accuracy or content of any resolution, certificate, statement, opinion, report, document, order or other instrument furnished by the Issuer under the Indenture. The Issuer and, by its acceptance of a Note, each Holder directs the Trustee to execute and deliver the Transaction Documents to which it is a party.

(b) Except during the occurrence and continuance of an Event of Default of which the Trustee shall have Actual Knowledge:

(i) The Trustee undertakes to perform only those duties that are specifically set forth in the Indenture or any other Transaction Document to which it is a party and no others, the Trustee shall not be liable except for the performance of such duties and obligations as are specifically set forth in this Base Indenture or any other Transaction Documents to which it is a party, and no other duties or implied covenants or obligations shall be read into the Indenture or any other Transaction Document against the Trustee; and

(ii) In the absence of bad faith on its part, the Trustee may conclusively rely, as to the truth of the statements and the correctness of the opinions expressed therein, upon certificates or opinions furnished to the Trustee and conforming to the requirements of the Indenture and any other applicable Transaction Document; provided, however, in the case of any such certificates or opinions which by any provision hereof are specifically required to be furnished to the Trustee, the Trustee shall be under a duty to examine such certificates or opinions to determine whether or not they conform to the requirements of the Indenture.

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(c) The Trustee may not be relieved from liability for its own negligence, fraud, bad faith or willful misconduct, except that:

(i) This clause (c) does not limit the effect of clause (a) of this Section 10.1.

(ii) The Trustee shall not be liable for any error of judgment made in good faith by a Trust Officer, unless it is conclusively determined by a court of competent jurisdiction no longer subject to appeal that the Trustee was grossly negligent in ascertaining the pertinent facts.

(iii) The Trustee shall not be liable with respect to any action it takes, suffers or omits to take in good faith at the direction of the Manager, the Issuer, the Controlling Class Representative, and/or any Noteholder if direction from such Person is contemplated by the Transaction Documents; provided that the Trustee shall have no responsibility for determining whether any such party is authorized to provide such direction hereunder or under any other Transaction Document. Without limiting the generality of the foregoing, and notwithstanding anything contained herein or in any Transaction Document to the contrary: (a) nothing contained in this Base Indenture, any Series Supplement or any other Transaction Document shall require the Trustee to exercise any discretionary acts, and any provisions of this Base Indenture, any Series Supplement or any other Transaction Document that authorize or permit the Trustee to approve, consent to, disapprove, request, determine, waiver, act or decline to act, in its discretion, shall be subject to the Trustee receiving written direction from the Controlling Class Representative; (b) if there is no Controlling Class Representative or if the Controlling Class Representative does not provide or is not timely in providing a direction to the Trustee, the Trustee shall not be liable (A) with respect to any action it takes, suffers or omits to take in good faith or (B) for refraining to take any action whatsoever.

(iv) The Trustee shall not be charged with knowledge of any Default, Event of Default, Manager Termination Event, or Potential Manager Termination Event until such time as a Trust Officer shall have Actual Knowledge or have received written notice thereof. In the absence of such Actual Knowledge or receipt of such notice, the Trustee may conclusively assume that no such event has occurred or is continuing.

(d) Notwithstanding anything to the contrary contained in the Indenture or any of the other Transaction Documents, no provision of the Indenture or the other Transaction Documents shall require the Trustee to expend or risk its own funds or incur any liability, financial or otherwise, in the performance of any of its duties or exercise of its rights or powers hereunder, if it has reasonable grounds for believing that repayment of such funds or adequate security or indemnity against such risk or liability is not reasonably assured to it. The Trustee may refuse to perform any duty or exercise any right or power unless it receives indemnity satisfactory to it against any risk, loss, liability or expense.

(e) In the event that the Paying Agent or the Note Registrar shall fail to perform any obligation, duty or agreement in the manner or on the day required to be performed by the Paying Agent or the Note Registrar, as the case may be, under the Indenture, the Trustee shall be obligated as soon as practicable upon Actual Knowledge of a Trust Officer thereof and receipt of appropriate records and information, if any, to perform such obligation, duty or agreement in the manner so required.

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(f) Subject to Section 10.3, all moneys received by the Trustee shall, until used or applied as herein provided, be held in trust for the purposes for which they were received, but need not be segregated from other funds except to the extent required by law or the Indenture or any of the other Transaction Documents to which the Trustee is a party.

(g) Whether or not therein expressly so provided, every provision of the Indenture and the other Transaction Documents relating to the conduct of, affecting the liability of, or affording protection to, the Trustee shall be subject to the provisions of this Section 10.1.

(h) The Trustee shall not be responsible (i) for the existence, genuineness or value of any of the Collateral, (ii) for the validity, perfection, priority or enforceability of the Liens in any of the Collateral, whether impaired by operation of law or by reason of any action or omission to act on its part hereunder, (iii) for the validity or sufficiency of the Collateral or any agreement or assignment contained therein, (iv) for the validity of the title of the Issuer to the Collateral, (v) for insuring the Collateral or (vi) for the payment of Taxes, charges, assessments or Liens upon the Collateral or otherwise as to the maintenance of the Collateral. The Trustee shall have no duty to inquire as to the performance or observance of any of the terms of the Indenture or the other Transaction Documents by the Issuer.

(i) The Trustee shall not be liable with respect to any action taken, suffered or omitted to be taken by it in good faith in accordance with the Indenture or at the direction of the Controlling Class Representative or the Holders of the requisite percentage of Notes, relating to the time, method and place for conducting any proceeding for any remedy available to the Trustee, exercising any trust or power conferred upon the Trustee under this Base Indenture or any other circumstances in which such direction is required or permitted by the terms of this Base Indenture.

(j) The Trustee shall have no duty (i) to see to any recording, filing or depositing of this Base Indenture or any agreement referred to herein or any financing statement or continuation statement evidencing a security interest, or to see to the maintenance of any such recordings or filing or depositing or to any rerecording, refiling or redeposition of any thereof; (ii) to see to any insurance, (iii) except as otherwise provided by Section 10.1(e), to see to the payment or discharge of any tax, assessment or other governmental charge or any lien or encumbrance of any kind or (iv) to confirm or verify the contents of any reports or certificates, or other documents of the Manager, the Back-Up Manager or any other Person delivered to the Trustee pursuant to this Base Indenture or any other Transaction Document believed by the Trustee to be genuine and to have been signed or presented by the proper party or parties; provided that the Trustee may conclusively rely upon such documents and shall be fully protected in acting or refraining from acting thereon.

(k) The Trustee shall not be liable for special, indirect, consequential or punitive loss or damage of any kind whatsoever (including but not limited to lost profits), even if the Trustee has been advised of the likelihood of such loss or damage and regardless of the form of action.

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Section 10.2 Rights of the Trustee.

Except as otherwise provided by Section 10.1:

(a) The Trustee may conclusively rely and shall be fully protected in acting or refraining from acting based upon any resolution, Officer’s Certificate, Opinion of Counsel, certificate, instrument, report, consent, order, document or other paper reasonably believed by it to be genuine and to have been signed by or presented by the proper person.

(b) The Trustee may consult with counsel of its selection and the advice of such counsel or any Opinion of Counsel shall be full and complete authorization and protection from liability in respect of any action taken, suffered or omitted by it hereunder in good faith and in reliance thereon.

(c) The Trustee may act through agents, custodians and nominees and shall not be liable for any misconduct or negligence on the part of, or for the supervision of, any such non-affiliated agent, custodian or nominee so long as such agent, custodian or nominee is appointed with due care; provided, however, the Trustee shall have received the consent of the Controlling Class Representative prior to the appointment of any agent, custodian or nominee performing any material obligation of the Trustee hereunder.

(d) The Trustee shall not be liable for any action it takes, suffers or omits to take in the absence of gross negligence, fraud, bad faith and willful misconduct which it believes to be authorized or within the discretion or rights or powers conferred upon it by the Indenture or the applicable Transaction Documents.

(e) The Trustee shall be under no obligation to exercise any of the rights or powers vested in it by this Base Indenture, any Series Supplement or any other Transaction Document, or to institute, conduct or defend any litigation hereunder or thereunder or in relation hereto or thereto, at the request, order or direction of the Controlling Class Representative, any of the Noteholders or any other Secured Party pursuant to the provisions of this Base Indenture, any Series Supplement or any other Transaction Document, unless the Trustee has been offered security or indemnity reasonably satisfactory to the Trustee against the costs, expenses and liabilities that may be incurred by it in compliance with such request, order or direction.

(f) The Trustee shall not be bound to make any investigation into the facts of matters stated in any resolution, certificate, statement, instrument, opinion, report, notice, request, consent, order, approval, bond or other paper or document, unless requested in writing so to do by the Noteholders of at least 25% of the Aggregate Outstanding Principal Amount of all then Outstanding Notes. If the Trustee is so requested or determines in its own discretion to make such further inquiry or investigation into such facts or matters as it sees fit, the Trustee shall be entitled to examine the books, records and premises of the Issuer, personally or by agent or attorney, at the sole cost of the Issuer and the Trustee shall incur no liability by reason of such inquiry or investigation.

(g) The right of the Trustee to perform any discretionary act enumerated in this Base Indenture shall not be construed as a duty, and the Trustee shall be not be liable in the absence of negligence, fraud, bad faith or willful misconduct for the performance of such act.

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(h) In accordance with Section 326 of the U.S.A. Patriot Act, to help fight the funding of terrorism and money laundering activities, the Trustee will obtain, verify, and record information that identifies individuals or entities that establish a relationship or open an account with the Trustee. The Trustee will ask for the name, address, tax identification number and other information that will allow the Trustee to identify the individual or entity who is establishing the relationship or opening the account. The Trustee may also ask for formation documents such as articles of incorporation, an offering memorandum, or other identifying documents to be provided.

(i) Notwithstanding anything to the contrary herein, any and all communications (both text and attachments) by or from the Trustee that the Trustee in its sole discretion deems to contain confidential, proprietary or sensitive information and sent by electronic mail will be encrypted. The recipient of the email communication will be required to complete a one-time registration process.

(j) The Trustee shall not be responsible or liable for any failure or delay in the performance of its obligations under this Base Indenture arising out of or caused, directly or indirectly, by circumstances beyond its reasonable control, including without limitation, acts of God; earthquakes; fires; floods; wars; civil or military disturbances; sabotage; epidemics; riots; interruptions, loss or malfunctions of utilities, computer (hardware or software) or communications service, accidents; labor disputes; acts of civil or military authority or governmental actions (it being understood that the Trustee shall use commercially reasonable efforts to resume performance as soon as practicable under the circumstances).

(k) The Trustee shall not be required to give any bond or surety in respect of the execution of the trust created hereby or the powers granted hereunder.

(l) All rights of action and claims under this Base Indenture may be prosecuted and enforced by the Trustee without the possession of any of the Notes or the production thereof in any proceeding relating thereto, any such proceeding instituted by the Trustee shall be brought in its own name or in its capacity as Trustee. Any recovery of judgment shall, after provision for the payments to the Trustee provided for in Section 10.5, be distributed in accordance with the Priority of Payments.

(m) The Trustee may request written direction from any applicable party any time the Indenture provides that the Trustee may be directed to act.

(n) Any request or direction of the Issuer mentioned herein shall be sufficiently evidenced by a Company Order.

(o) Whenever in the administration of the Indenture the Trustee shall deem it desirable that a matter be proved or established prior to taking, suffering or omitting any action hereunder, the Trustee may, in the absence of bad faith, gross negligence or willful misconduct on its part, rely upon an Officer’s Certificate of the Issuer, or the Manager and shall incur no liability for its reliance thereon.

(p) The Trustee shall not be responsible for the accuracy of the books or records of, or for any acts or omissions of DTC, any transfer agent (other than the Trustee itself acting in that capacity), any calculation agent (other than the Trustee itself acting in that capacity), or any agent appointed by it with due care or any Paying Agent (other than the Trustee itself acting in that capacity).

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(q) The Trustee and its Affiliates are permitted to receive additional compensation that could be deemed to be in the Trustee’s economic self-interest for (i) serving as an investment advisor, administrator, shareholder servicing agent, custodian or sub-custodian with respect to certain Eligible Investments, (ii) using Affiliates to effect transactions in certain Eligible Investments and (iii) effecting transactions in certain Eligible Investments. The Trustee does not guarantee the performance of any Eligible Investments.

(r) The Trustee shall have no obligation to invest and reinvest any cash held in the absence of timely and specific written investment direction from the Controlling Class Representative or the Issuer. In no event shall the Trustee be liable for the selection of investments or for investment losses incurred thereon. The Trustee shall have no liability in respect of losses incurred as a result of the liquidation of any investment prior to its stated maturity or the failure of the Controlling Class Representative or the Issuer to provide timely written investment direction.

(s) The rights, privileges, protections, immunities and benefits given to the Trustee, including, without limitation, its right to be indemnified, are extended to, and shall be enforceable by, the Bank, in each case, with respect to each of its capacities hereunder, and each agent, custodian and other Person employed to act hereunder.

(t) The Trustee shall be afforded, in each Transaction Document, all of the rights, powers, immunities and indemnities granted to it in this Base Indenture as if such rights, powers, immunities and indemnities were specifically set out in each such Transaction Document.

(u) For any purpose under the Transaction Documents, the Trustee may conclusively assume without incurring liability therefor that no Notes are held by the Issuer, any other obligor upon the Notes, the Manager or any Affiliate of any of them unless a Trust Officer has received written notice at the Corporate Trust Office that any Notes are so held by the Issuer, any other obligor upon the Notes, the Manager or any Affiliate of any of them.

(v) The Trustee shall not have any responsibility to make any inquiry or investigation as to, and shall have no obligation in respect of, the terms of an engagement of Independent Auditors by the Issuer (or the Manager on behalf of the Issuer) or the terms of any agreed upon procedures in respect of such engagement; provided that the Trustee shall be authorized, upon receipt of a Company Order directing the same, to execute any acknowledgment or other agreement with the Independent Auditors required for the Trustee to receive any of the reports or instructions provided herein, which acknowledgment or agreement may include, among other things, (i) acknowledgment that the Issuer has agreed that the procedures to be performed by the Independent Auditors are sufficient for the Issuer’s purposes, (ii) releases by the Trustee (on behalf of itself and the Holders) of claims against the Independent Auditors, and (iii) restrictions or prohibitions on the disclosure of information or documents provided to it by such firm of Independent Auditors (including to the Holders). Notwithstanding the foregoing, in no event shall the Trustee be required to execute any agreement in respect of the Independent Auditors that the Trustee reasonably determines adversely affects it.

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(w) UMB Bank, N.A. (in each of its capacities, the “Bank”) agrees to accept and act upon instructions or directions pursuant to this Base Indenture or any documents executed in connection herewith or therewith sent by unsecured email, facsimile transmission or other similar unsecured electronic methods; provided, however, that any person providing such instructions or directions shall provide to the Bank an incumbency certificate listing persons designated to provide such instructions or directions (including the email addresses of such persons), which incumbency certificate shall be amended whenever a person is added or deleted from the listing. If such person elects to give the Bank email (or .pdf or similar files) or facsimile instructions (or instructions by a similar electronic method) and the Bank in its discretion elects to act upon such instructions, the Bank’s reasonable understanding of such instructions shall be deemed controlling. The Bank shall not be liable for any losses, costs or expenses arising directly or indirectly from the Bank’s reliance upon and compliance with such instructions notwithstanding such instructions conflicting with or being inconsistent with a subsequent written instruction. Any person providing such instructions or directions agrees to assume all risks arising out of the use of such electronic methods to submit instructions and directions to the Bank, including without limitation the risk of the Bank acting on unauthorized instructions, and the risk of interception and misuse by third parties.

Section 10.3 Individual Rights of the Trustee.

The Trustee in its individual or any other capacity may become the owner or pledgee of Notes and may otherwise deal with the Issuer or an Affiliate of the Issuer with the same rights it would have if it were not Trustee. Any Agent may do the same with like rights.

Section 10.4 Notice of Events of Default and Defaults.

If an Event of Default or a Default occurs and is continuing of which the Trustee has Actual Knowledge or written notice of the existence thereof has been delivered to a Trust Officer of the Trustee at the Corporate Trust Office, the Trustee shall promptly provide the Noteholders, the Controlling Class Representative, the Manager, each Rating Agency (if applicable), the Back-Up Manager and the Issuer with notice of such Event of Default or Default by e-mail or first class mail.

Section 10.5 Compensation and Indemnity.

(a) The Issuer shall promptly pay to the Trustee from time to time compensation for its acceptance of the Indenture and services hereunder and under the other Transaction Documents to which the Trustee is a party as the Trustee and the Issuer shall from time to time agree in writing. The Trustee’s compensation shall not be limited by any law on compensation of a trustee of an express trust. The Issuer shall reimburse the Trustee promptly upon request for all reasonable disbursements, advances and expenses incurred or made by it in addition to the compensation for its services in accordance with the provisions of the Indenture (including, without limitation, the Priority of Payments). Such expenses shall include the reasonable compensation, disbursements and expenses of the Trustee’s agents and outside counsel. When the Trustee incurs expenses or renders services after an Event of Default occurs, the expenses and the compensation for the services are intended to constitute expenses of administration under the Bankruptcy Code.

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(b) The Issuer shall indemnify and hold harmless the Trustee or any predecessor Trustee and their respective directors, officers, agents and employees from and against any loss, liability, claim, expense (including taxes, other than taxes based upon, measured by or determined by the income of the Trustee or such predecessor Trustee), damage or injury suffered or sustained by reason of any acts, omissions or alleged acts or omissions arising out of or in connection with (i) the activities of the Trustee or such predecessor Trustee pursuant to this Base Indenture, any Series Supplement or any other Transaction Documents to which the Trustee is a party and any activities contemplated hereby or thereby and (ii) the security interest granted hereby, whether arising by virtue of any act or omission on the part of the Issuer or otherwise, including but not limited to any judgment, award, settlement, reasonable and documented attorneys’ fees and other costs or expenses reasonably incurred in connection with the defense of any actual or threatened action, proceeding, claim (whether asserted by the Issuer, any Noteholder or any other Person), liability in connection with the exercise or performance of any of its powers or duties hereunder or under any Transaction Document, the preservation of any of its rights to, or the realization upon, any of the Collateral, or in connection with enforcing the provisions of this Section 10.5(b); provided, however, that the Issuer shall not indemnify the Trustee, any predecessor Trustee or their respective directors, officers, employees or agents if such acts, omissions or alleged acts or omissions constitute willful misconduct, bad faith or negligence by the Trustee or such predecessor Trustee, as the case may be.

(c) The provisions of this Section 10.5 shall survive the termination of the Indenture and the resignation and removal of the Trustee.

Section 10.6 Replacement of the Trustee.

(a) A resignation or removal of the Trustee and appointment of a successor Trustee shall become effective only upon the successor Trustee’s acceptance of appointment as provided in this Section 10.6.

(b) The Trustee may, after giving not less than thirty (30) days’ prior written notice to the Issuer, the Noteholders, the Manager, the Back-Up Manager and the Controlling Class Representative, resign at any time from its office and be discharged from the trust hereby created; provided, however, that no such resignation of the Trustee shall be effective until a successor trustee has assumed the obligations of the Trustee hereunder. The Controlling Class Representative or the Issuer may remove the Trustee by delivering written notice of such removal to the Trustee, or any Noteholder may, on behalf of itself and all others similarly situated, petition any court of competent jurisdiction for the removal of the Trustee and the appointment of a successor Trustee, if at any time:

(i) the Trustee fails to comply with Section 10.8;

(ii) the Trustee is adjudged a bankrupt or an insolvent or an order for relief is entered with respect to the Trustee under the Bankruptcy Code;

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(iii) the Trustee fails generally to pay its debts as such debts become due; or

(iv) the Trustee becomes incapable of acting.

If the Trustee resigns or is removed or if a vacancy exists in the office of the Trustee for any reason, the Issuer shall promptly, with the prior written consent of the Controlling Class Representative, appoint a successor Trustee. Within one year after the successor Trustee takes office, the Controlling Class Representative may appoint a successor Trustee to replace the successor Trustee appointed by the Issuer.

(c) If a successor Trustee is not appointed and an instrument of acceptance by a successor Trustee is not delivered to the Trustee within thirty (30) days after the retiring Trustee resigns or is removed, at the direction of the Controlling Class Representative, the retiring Trustee, at the expense of the Issuer, may petition any court of competent jurisdiction for the appointment of a successor Trustee.

(d) [Reserved].

(e) A successor Trustee shall deliver a written acceptance of its appointment to the retiring Trustee or removed Trustee and to the Controlling Class Representative, the Back-Up Manager and the Issuer. Thereupon the resignation or removal of the retiring Trustee shall become effective, and the successor Trustee shall have all the rights, powers and duties of the Trustee under this Base Indenture, any Series Supplement and any other Transaction Document to which the Trustee is a party. The successor Trustee shall mail a notice of its succession to Noteholders. The retiring Trustee shall promptly transfer all property held by it as Trustee to the successor Trustee; provided, however, that all sums owing to the retiring Trustee hereunder have been paid. Notwithstanding replacement of the Trustee pursuant to this Section 10.6 the Issuer’s obligations under Section 10.5 shall continue for the benefit of the retiring Trustee.

(f) No successor Trustee may accept its appointment unless at the time of such acceptance such successor is qualified and eligible under this Base Indenture and the Controlling Class Representative has provided its consent with respect to such appointment.

Section 10.7 Successor Trustee by Merger, etc.

Subject to Section 10.8, if the Trustee consolidates, merges or converts into, or transfers all or substantially all of its corporate trust business to, another corporation, the successor corporation without any further act shall be the successor Trustee; provided that written notice of such consolidation, merger or conversion shall be provided to the Issuer, the Controlling Class Representative, and the Noteholders after completion thereof; provided further that the resulting or successor corporation is eligible to be a Trustee under Section 10.8.

Section 10.8 Eligibility Disqualification.

(a) There shall at all times be a Trustee hereunder which shall (i) be a bank or trust company organized and doing business under the laws of the United States of America or of any state thereof authorized under such laws to exercise corporate trustee power, (ii) be subject to supervision or examination by federal or state authority, (iii) have a combined capital and surplus of at least $250,000,000 as set forth in its most recent published annual report of condition, (iv) be reasonably acceptable to the Controlling Class Representative and (v) have a long-term unsecured debt rating of at least “BBB+” by S&P’s and Fitch.

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(b) At any time the Trustee shall cease to satisfy the eligibility requirements of Section 10.8(a), the Trustee shall resign after written request that it do so by the Issuer, or by the Controlling Class Representative, in the manner and with the effect specified in Section 10.6.

Section 10.9 Appointment of Co-Trustee or Separate Trustee.

(a) Notwithstanding any other provisions of this Base Indenture, any Series Supplement or any other Transaction Document, at any time, for the purpose of meeting any legal requirements of any jurisdiction in which any part of the Collateral may at the time be located, the Trustee shall have the power upon notice to the Controlling Class Representative, the Back-Up Manager and the Issuer and may execute and deliver all instruments to appoint one or more Persons to act as a co-trustee or co-trustees, or separate trustee or separate trustees, for all or any part of the Collateral, and to vest in such Person or Persons, in such capacity and for the benefit of the Noteholders and the other Secured Parties, such title to the Collateral, or any part thereof, and, subject to the other provisions of this Section 10.9, such powers, duties, obligations, rights and trusts as the Trustee may consider necessary or desirable. Any co-trustee or separate trustee hereunder shall be required to meet the terms of eligibility as a successor trustee under Section 10.8 or shall be otherwise acceptable to the Controlling Class Representative. No notice to Noteholders of the appointment of any co-trustee or separate trustee shall be required under Section 10.6. No co-trustee shall be appointed without the consent of the Controlling Class Representative and the Issuer unless such appointment is required as a matter of state law or to enable the Trustee to perform its functions hereunder.

(b) Every separate trustee and co-trustee shall, to the extent permitted by law, be appointed and act subject to the following provisions and conditions:

(i) the Notes of each Series shall be authenticated and delivered solely by the Trustee or an authenticating agent appointed by the Trustee;

(ii) all rights, powers, duties and obligations conferred or imposed upon the Trustee shall be conferred or imposed upon and exercised or performed by the Trustee and such separate trustee or co-trustee jointly (it being understood that such separate trustee or co-trustee is not authorized to act separately without the Trustee joining in such act), except to the extent that under any law of any jurisdiction in which any particular act or acts are to be performed, the Trustee shall be incompetent or unqualified to perform such act or acts, in which event such rights, powers, duties and obligations (including the holding of title to the Collateral or any portion thereof in any such jurisdiction) shall be exercised and performed singly by such separate trustee or co-trustee;

(iii) no trustee hereunder shall be personally liable by reason of any act or omission of any other trustee hereunder and such appointment shall not, and shall not be deemed to, constitute any such trustee or co-trustee as an agent of the Trustee; and

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(iv) the Trustee may at any time accept the resignation of or remove any separate trustee or co-trustee.

(c) Any notice, request or other writing given to the Trustee shall be deemed to have been given to each of the then separate trustees and co-trustees, as effectively as if given to each of them. Every instrument appointing any separate trustee or co-trustee shall refer to this Base Indenture and the conditions of this Article X. Each separate trustee and co-trustee, upon its acceptance of the trusts conferred, shall be vested with the estates or property specified in its instrument of appointment, either jointly with the Trustee or separately, as may be provided therein, subject to all the provisions of this Base Indenture, any Series Supplement and any other Transaction Documents to which the Trustee is a party, specifically including every provision of this Base Indenture, any Series Supplement, or any other Transaction Document which the Trustee is a party relating to the conduct of, affecting the liability of, or affording protection to, the Trustee. Every such instrument shall be filed with the Trustee and a copy thereof given to the Controlling Class Representative and the Issuer.

(d) Any separate trustee or co-trustee may at any time constitute the Trustee, its agent or attorney-in-fact with full power and authority, to the extent not prohibited by law, to do any lawful act under or in respect to this Base Indenture, any Series Supplement or any other Transaction Document on its behalf and in its name. If any separate trustee or co-trustee shall die, become incapable of acting, resign or be removed, all of its estates, properties, rights, remedies and trusts shall vest in and be exercised by the Trustee, to the extent permitted by law, without the appointment of a new or successor trustee.

Section 10.10 Representations and Warranties of Trustee.

The Trustee represents and warrants to the Issuer and the Noteholders that:

(a) the Trustee is a national banking association, organized, existing and in good standing under the laws of the United States;

(b) the Trustee has full power, authority and right to execute, deliver and perform this Base Indenture, any Series Supplement issued concurrently with this Base Indenture and each other Transaction Document to which it is a party and to authenticate the Notes, and has taken all necessary action to authorize the execution, delivery and performance by it of this Base Indenture, any Series Supplement issued concurrently with this Base Indenture and any such other Transaction Document and to authenticate the Notes;

(c) this Base Indenture and each other Transaction Document to which it is a party has been duly executed and delivered by the Trustee; and

(d) the Trustee meets the requirements of eligibility as a trustee hereunder set forth in Section 10.8(a).

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ARTICLE XI

CONTROLLING CLASS REPRESENTATIVE

Section 11.1 Controlling Class Representative.

(a) The Controlling Class Representative shall initially be 3|5|2 Capital ABS Master Fund LP.

(b) Within two (2) Business Days of any other change in the name or address of the Controlling Class Representative of which the Trustee has received written notice from the Controlling Class Representative, the Trustee will deliver to each Noteholder, the Issuer, the Manager, and the Back-Up Manager a notice setting forth the name and address of the new Controlling Class Representative.

(c) The Back-Up Manager will be entitled to rely on the identity of the Controlling Class Representative provided by the Trustee with respect to any obligation or right hereunder or under any other Transaction Document that the Back-Up Manager may have to deliver information or otherwise communicate with the Controlling Class Representative or any of the Noteholders of the Controlling Class, with no liability to it for such reliance.

(d) Upon the resignation or removal of a Controlling Class Representative, the Issuer, with the assistance of the Manager, will appoint a successor Controlling Class Representative in accordance with the definition of “Controlling Class Representative” in this Base Indenture.

Section 11.2 Resignation or Removal of the Controlling Class Representative.

The Controlling Class Representative may at any time resign by giving written notice to the Trustee, the Manager, the Back-Up Manager, and to each Noteholder of the Controlling Class. As of any Record Date, the Majority of the Controlling Class shall be entitled to remove any existing Controlling Class Representative by giving written notice to the Trustee, the Manager, the Back-Up Manager, and such existing Controlling Class Representative. No resignation or removal of the Controlling Class Representative shall become effective until a successor Controlling Class Representative has been appointed pursuant to Section 11.1(d).

Section 11.3 Expenses and Liabilities of the Controlling Class Representative.

(a) The Controlling Class Representative shall have no liability to the Noteholders or Note Owners for any action taken, or for refraining from the taking of any action, in good faith or for errors in judgment; provided, however, that the Controlling Class Representative shall not be protected against any liability that would otherwise be imposed by reason of willful misfeasance, gross negligence or reckless disregard of its obligations or duties under the Indenture. Each Noteholder and Note Owner acknowledges and agrees, by its acceptance of its Notes or interests therein, that (i) the Controlling Class Representative may have special relationships and interests that conflict with those of Noteholders or Note Owners of one or more Classes of Notes, or that conflict with other Noteholders or Note Owners, (ii) the Controlling Class Representative may act solely in the interests of the Controlling Class Members or in its own interest, (iii) the Controlling Class Representative does not have any duties to Noteholders or Note Owners other than the Controlling Class Members, (iv) the Controlling Class Representative may take actions that favor the interests of the Controlling Class Members over the interests of Holders of one or more other Classes of Notes, or that favor its own interests over those of other Noteholders, Note Owners or other Controlling Class Members, (v) the Controlling Class Representative shall not be deemed to have been grossly negligent or reckless, or to have acted in bad faith or engaged in willful misfeasance, by reason of its having acted solely in the interests of the Controlling Class Members or in its own interests, and (vi) the Controlling Class Representative shall have no liability whatsoever for having so acted pursuant to clauses (i) through (v), and no Noteholder or Note Owner may take any action whatsoever against the Controlling Class Representative for having so acted or against any director, officer, employee, agent or principal thereof for having so acted.

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(b) Any and all expenses of the Controlling Class Representative for acting in its capacity as Controlling Class Representative shall be borne by the Controlling Class Members (and not by any other party), pro rata according to their respective Outstanding Principal Amounts.

Section 11.4 [Reserved].

Section 11.5 Noteholder List.

Any Noteholders holding not less than $5,000,000 in aggregate principal amount of Notes that wish to communicate with the other Noteholders with respect to their rights under the Indenture or under the Notes may request in writing that the Trustee deliver a notice or communication to the other Noteholders. If such request and transmission states that such Noteholders desire to communicate with other Noteholders with respect to their rights under the Indenture or under the Notes and is accompanied by (i) a certificate substantially in the form of Exhibit G certifying that such Noteholders hold not less than $5,000,000 in aggregate principal amount of Notes (each, a “Noteholder Certificate”) (upon which the Trustee may conclusively rely) and (ii) a copy of the communication which such Noteholders propose to transmit, then the Trustee, after having been adequately indemnified by such Noteholders for its costs and expenses, shall transmit the requested communication to all other Noteholders, and shall give the Issuer, and the Controlling Class Representative notice that such request and transmission has been made, within five (5) Business Days after receipt of the request. The Trustee shall have no obligation of any nature whatsoever with respect to any requested communication other than to transmit it and to give notice thereof to the Issuer, and the Controlling Class Representative in accordance with this Section 11.5.

ARTICLE XII

DISCHARGE OF INDENTURE

Section 12.1 Termination of the Issuer’s Obligations.

(a) Satisfaction and Discharge. The Indenture shall be discharged and cease to be of further effect when all Outstanding Notes theretofore authenticated and issued (other than destroyed, lost or stolen Notes which have been replaced or paid) have been delivered to the Trustee for cancellation, the Issuer has paid all sums payable hereunder and under each other Transaction Document; except that (i) the Issuer’s obligations under Section 10.5, (ii) the Trustee’s and the Paying Agent’s obligations under Sections 12.2 and 12.3 and (iii) the Noteholders’ and the Trustee’s obligations under Section 14.13 shall survive. The Trustee, on demand and at the expense of the Issuer, will execute proper instruments acknowledging confirmation of, and discharge under, the Indenture, prepared by the Issuer or Manager.

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Upon the termination of the last Series Supplement under which Notes are Outstanding, at the election of the Issuer, the Indenture and all other Transaction Documents shall be discharged and cease to be of further effect; except that (i) the rights and obligations of the Trustee hereunder, including, without limitation, the Trustee’s rights to compensation and indemnity under Section 10.5, (ii) the Trustee’s and the Paying Agent’s obligations under Section 12.2 and Section 12.3, and (iii) the Noteholders’ and the Trustee’s obligations under Section 14.13 shall survive. The Trustee, on demand and at the expense of the Issuer, shall execute proper instruments acknowledging confirmation of and discharge under the Indenture, prepared by the Issuer. Upon satisfaction of such conditions, the Indenture and all other Transaction Documents shall be discharged and cease to be of further effect; except that (i) the rights and obligations of the Trustee hereunder, including, without limitation, the Trustee’s rights to compensation and indemnity under Section 10.5, (ii) the Trustee’s and the Paying Agent’s obligations under Section 12.2 and Section 12.3, (iii) the Noteholders’ and the Trustee’s obligations under Section 14.13, (iv) this Section 12.1(b) and (v) the Noteholders’ rights to registration of transfer and exchange under Section 2.8 and to replacement or substitution of mutilated, destroyed, lost or stolen Notes under Section 2.10(a) shall survive. The Trustee, on demand of and at the expense of the Issuer, shall execute proper instruments acknowledging confirmation of and discharge under the Indenture.

(b) After the conditions set forth in Section 12.1(a) have been met and satisfaction of the other conditions set forth therein have been met, the Trustee upon request of the Issuer shall reassign (without recourse upon, or any warranty whatsoever by, the Trustee) and deliver all Collateral and documents then in the custody or possession of the Trustee promptly to the Issuer.

Section 12.2 Application of Trust Money.

The Trustee or a trustee satisfactory to the Trustee and the Issuer shall hold in trust money or Government Securities deposited with it pursuant to Section 12.1. The Trustee shall apply the deposited money and the money from Government Securities through the Paying Agent in accordance with this Base Indenture and the other Transaction Documents to the payment of principal, premium, if any, and interest on the Notes and the other sums referred to above. The provisions of this Section 12.2 shall survive the expiration or earlier termination of the Indenture.

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Section 12.3 Repayment to the Issuer.

(a) The Trustee and the Paying Agent shall promptly pay to the Issuer upon written request any excess money or, pursuant to Sections 2.10 and 2.14, return any cancelled Notes held by them at any time.

(b) Subject to Section 2.6(c), the Trustee and the Paying Agent shall pay to the Issuer upon written request any money held by them for the payment of principal, premium or interest that remains unclaimed for two years after the date upon which such payment shall have become due.

(c) The provisions of this Section 12.3 shall survive the expiration or earlier termination of the Indenture.

Section 12.4 Reinstatement.

If the Trustee is unable to apply any funds received under this Article XII by reason of any proceeding, order or judgment of any court or governmental authority enjoining, restraining or otherwise prohibiting such application, the Issuer’s obligations under the Indenture or the other Transaction Documents and in respect of the Notes shall be revived and reinstated as though no deposit had occurred, until such time as the Trustee is permitted to apply all such funds or property in accordance with this Article XII. If the Issuer makes any payment of principal, premium or interest on any Notes or any other sums under the Transaction Documents while such obligations have been reinstated, the Issuer shall be subrogated to the rights of the Noteholders, Note Owners or other Secured Parties who received such funds or property from the Trustee to receive such payment in respect of the Notes.

ARTICLE XIII

AMENDMENTS

Section 13.1 Without Consent of the Controlling Class Representative or the Noteholders.

(a) Without the consent of any Noteholder, the Controlling Class Representative or any other Secured Party, the Issuer and the Trustee, at any time and from time to time, may enter into one or more Supplements hereto or amendments, modifications or supplements to any Supplement or any other Indenture Document, in form satisfactory to the Trustee (or solely with respect to clause (xiv) below so long as such Supplement, amendment, modification or supplement to any Supplement or any other Indenture Document does not adversely affect the rights or obligation of the Trustee, upon notice thereof from the Issuer to the Trustee and the Controlling Class Representative), for any of the following purposes:

(i) to add or modify Events of Default or Manager Termination Events to the extent that any such modifications render such events more restrictive from the perspective of the Issuer;

(ii) to add to the covenants of the Issuer for the benefit of any Noteholders or any other Secured Parties or to surrender for the benefit of the Noteholders and the other Secured Parties any right or power herein conferred upon the Issuer;

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(iii) to mortgage, pledge, convey, assign and transfer to the Trustee any property or assets as security for the Obligations and to specify the terms and conditions upon which such property or assets are to be held and dealt with by the Trustee and to set forth such other provisions in respect thereof as may be required by the Indenture or as may, consistent with provisions of this Base Indenture, be deemed appropriate by the Issuer, or to correct or to amplify the description of any such property or assets at any time so mortgaged, pledged, conveyed and transferred to the Trustee for the benefit of the Secured Parties;

(iv) to correct any demonstrable error or defect or to cure any ambiguity or to correct or supplement any provisions herein or any Series Supplement which may be inconsistent with any other provision therein for any Series of Notes Outstanding;

(v) to provide for uncertificated Notes in addition to certificated Notes;

(vi) to evidence and provide for the acceptance of appointment hereunder by a successor Trustee with respect to the Notes of one or more Series and to add to or change any of the provisions of the Indenture as shall be necessary to provide for or facilitate the administration of the trusts hereunder or thereunder by more than one Trustee;

(vii) [Reserved].

(viii) to comply with Requirements of Law;

(ix) to facilitate the transfer of Notes in accordance with applicable Requirements of Law (as evidenced by an Opinion of Counsel stating that such amendment, revision or modification is required or desirable for such purpose); provided that the Trustee shall not be required to determine (but may rely on a determination by the Issuer with respect to) the sufficiency of such Opinion of Counsel;

(x) to take any action necessary or helpful to avoid the imposition, under and in accordance with applicable Requirements of Law, of any Tax, including withholding Tax;

(xi) [Reserved];

(xii) to provide for mechanical provisions in respect of the issuance of Senior Subordinated Notes;

(xiii) to amend the definitions of “Quarterly Fiscal Period” to conform to any change in the Manager’s fiscal year-end (to the extent such amendment is in accordance with the Managing Standard);

(xiv) to add provisions in respect of hedging and enhancement mechanics; or

(xv) to amend, amend and restate or otherwise modify any Indenture Document in connection with the issuance of Additional Notes in conjunction with the defeasance of all other Series of Notes outstanding at such time (a “Series Refinancing Event”); provided that such modifications shall take effect simultaneously with or following such defeasance; and provided, further, that no such amendment shall adversely affect the rights of the Trustee without the prior written consent of the Trustee and no such amendment shall adversely affect the rights, duties or obligations of the Back-Up Manager without the prior written consent of the Back-Up Manager;

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provided, however, that, other than in the case of any Supplement with respect to clause (xiii) above, as evidenced by an Officer’s Certificate delivered to the Trustee, the Back-Up Manager and the Controlling Class Representative, such action could not reasonably be expected to adversely affect in any material respect the interests of any Noteholder, Note Owner, the Trustee, the Back-Up Manager, the Controlling Class Representative or any other Secured Party.

(b) Upon the request of the Issuer and receipt by the Controlling Class Representative and the Trustee of the documents described in Section 2.2 and delivery by the Controlling Class Representative of its consent thereto to the extent required by Section 2.2, the Trustee shall join with the Issuer in the execution of any Series Supplement authorized or permitted by the terms of this Base Indenture and shall make any further appropriate agreements and stipulations which may be therein contained, but the Trustee shall not be obligated to enter into such Series Supplement which affects its own rights, duties or immunities under this Base Indenture or otherwise.

Section 13.2 With Consent of the Controlling Class Representative or the Noteholders.

(a) Except as provided in Section 13.1, the provisions of this Base Indenture, any Supplement and any other Indenture Document to which the Trustee is a party (unless otherwise provided in such Supplement) may from time to time be amended, modified or waived, if such amendment, modification or waiver is in writing in a Supplement and consented to in writing by the of the Controlling Class Representative; provided, that:

(i) any such amendment, waiver or other modification pursuant to this Section 13.2 that would reduce the percentage of the Aggregate Outstanding Principal Amount or the Outstanding Principal Amount of any Series of Notes, the consent of the Noteholders of which is required for any Supplement under this Section 13.2 or the consent of the Noteholders of which is required for any waiver of compliance with the provisions of the Indenture or any other Transaction Document or defaults hereunder or thereunder and their consequences provided for in herein and therein or for any other action hereunder or thereunder shall require the consent of each affected Noteholder;

(ii) any such amendment, waiver or other modification pursuant to this Section 13.2, that would permit the creation of any Lien ranking prior to or on a parity with the Lien created by the Indenture or any other Transaction Documents with respect to any material portion of the Collateral or except as otherwise permitted by the Transaction Documents, terminate the Lien created by the Indenture or any other Transaction Documents on any material portion of the Collateral at any time subject thereto or deprive any Secured Party of any material portion of the security provided by the Lien created by the Indenture or any other Transaction Documents shall, in each case, require the consent of each affected Noteholder and each other affected Secured Party;

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(iii) any amendment, waiver or other modification that would (A) extend the due date for, or reduce the amount of any scheduled repayment or prepayment of principal of, premium, if any, or interest on any Note and the other Obligations (or reduce the principal amount of, premium, if any, or rate of interest on any Note and the other Obligations); (B) affect adversely the interests, rights or obligations of any Noteholder individually in comparison to any other Noteholder; (C) change the provisions of the Priority of Payments; (D) change any place of payment where, or the coin or currency in which, any Notes and the other Obligations or the interest thereon is payable; (E) impair the right to institute suit for the enforcement of the provisions of the Indenture requiring the application of funds available therefor, as provided in Article V, to the payment of any such amount due on the Notes and the other Obligations owing to Noteholders on or after the respective due dates thereof, (F) subject to the ability of the Controlling Class Representative to waive certain events or modify thresholds as set forth in Section 9.7, amend or otherwise modify any of the specific language of the following definitions: “Default,” “Event of Default” or “Outstanding” (as defined in the Base Indenture or any applicable Series Supplement); provided, that the addition to any such definitions of additional such events, and the subsequent amendment thereof, shall not be deemed to violate this provision, or (G) amend, waive or otherwise modify this Section 13.2, in each case, shall require the consent of each affected Noteholder and each other affected Secured Party (this clause (iii), the “Specified Payment Amendment Provisions”); and

(iv) any such amendment, waiver or other modification pursuant to this Section 13.2, that would change the time periods with respect to any requirement to deliver to Noteholders notice with respect to any repayment, prepayment or redemption shall require the consent of each affected Noteholder.

(b) No failure or delay on the part of any Noteholder, the Trustee or any other Secured Party in exercising any power or right under the Indenture or any other Transaction Document shall operate as a waiver thereof, nor shall any single or partial exercise of any such power or right preclude any other or further exercise thereof or the exercise of any other power or right.

(c) If a Series of Notes is rated by a Rating Agency, then the express requirement, in any provision hereof, that the Rating Agency Condition be satisfied as a condition to the taking of a specified action, shall not be amended, modified or waived by the parties hereto without satisfying the Rating Agency Condition.

Section 13.3 Supplements.

Each amendment or other modification to the Indenture, the Notes shall be set forth in a Supplement, a copy of which shall be delivered to the Controlling Class Representative, the Manager, the Back-Up Manager, the Trustee and the Issuer. The initial effectiveness of each Supplement shall be subject to the delivery to the Controlling Class Representative and the Trustee of an Opinion of Counsel that such Supplement is authorized or permitted by this Base Indenture and the conditions precedent set forth herein with respect thereto have been satisfied. In addition to the manner provided in Sections 13.1 and 13.2, each Series Supplement may be amended as provided in such Series Supplement.

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Section 13.4 Revocation and Effect of Consents.

Until an amendment or waiver becomes effective, a consent to it by a Noteholder of a Note is a continuing consent by the Noteholder and every subsequent Noteholder of a Note or portion of a Note that evidences the same debt as the consenting Noteholder’s Note, even if notation of the consent is not made on any Note. Any such Noteholder or subsequent Noteholder, however, may revoke the consent as to his Note or portion of a Note if the Trustee receives written notice of revocation before the date the amendment or waiver becomes effective. An amendment or waiver becomes effective in accordance with its terms and thereafter binds every Noteholder. The Issuer may fix a record date for determining which Noteholders must consent to such amendment or waiver.

Section 13.5 Notation on or Exchange of Notes.

The Trustee may place an appropriate notation about an amendment or waiver on any Note thereafter authenticated. The Issuer, in exchange for all Notes, may issue and the Trustee shall authenticate new Notes that reflect the amendment or waiver. Failure to make the appropriate notation or issue a new Note shall not affect the validity and effect of such amendment or waiver.

Section 13.6 The Trustee to Sign Amendments, etc.

The Trustee shall sign any Supplement authorized pursuant to this Article XIII if the Supplement does not adversely affect the rights, duties, liabilities or immunities of the Trustee. If it does, the Trustee may, but need not, sign it. In signing any Supplement, amendment, modification or supplement to any Supplement or to any other Indenture Document, the Trustee shall be entitled to receive, if requested, an indemnity reasonably satisfactory to it and to receive and shall be fully protected in relying upon, an Officer’s Certificate of the Issuer as conclusive evidence that such Supplement, amendment, modification or supplement to any Supplement or to any other Indenture Document, is authorized or permitted by this Base Indenture and the Transaction Documents and that all conditions precedent have been satisfied, and that it will be valid and binding upon the Issuer in accordance with its terms.

Section 13.7 Amendments and Fees.

The Issuer and the Controlling Class Representative shall negotiate any amendments, waivers or modifications to the Indenture or the other Transaction Documents that require the consent of the Controlling Class Representative in good faith, and any consent required to be given by the Controlling Class Representative shall not be unreasonably denied or delayed. The Controlling Class Representative shall be entitled to be reimbursed by the Issuer for any reasonable counsel fees and expenses incurred by the Controlling Class Representative in reviewing and approving any amendment or in providing any consents, and the Controlling Class Representative shall not be entitled to any additional compensation in connection with any amendments or consents to this Base Indenture or to any Transaction Document.

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ARTICLE XIV

MISCELLANEOUS

Section 14.1 Notices.

Any notice or communication by the Issuer, the Manager or the Trustee to any other party hereto or the Controlling Class Representative shall be in writing and delivered in person, delivered by email, posted on a password protected website (for information specified in Section 4.4 only) or mailed by first-class mail (registered or certified, return receipt requested) facsimile or overnight air courier guaranteeing next day delivery, to such other party’s address; provided, however, any notice or communication to be delivered to the Trustee shall, if delivered by email, be delivered as a .pdf or other attachment to email including a manual authorized signature on such attached notice or communication:

If to the Issuer:

FB Resid Holdings I, LLC

c/o FAT Brands Inc.

9720 Wilshire Blvd., Suite 500

Beverly Hills, CA 90212

Attention: Rob Rosen and Ken Kuick

Email: rrosen@fatbrands.com; kkuick@fatbrands.com

Phone: 310.319.1850

With a copy (which shall not constitute notice) to:

Katten Muchin Rosenman LLP

1919 Pennsylvania Avenue NW

Washington, DC 20006

Attention: Seth M. Messner

Email: seth.messner@katten.com

Phone: 202.625.3582

If to the Manager:

FAT Brands Inc.

9720 Wilshire Blvd., Suite 500

Beverly Hills, CA 90212

Attention: Rob Rosen and Ken Kuick

Email: rrosen@fatbrands.com; kkuick@fatbrands.com

Phone: 310.319.1850

With a copy (which shall not constitute notice) to:

Katten Muchin Rosenman LLP

1919 Pennsylvania Avenue NW

Washington, DC 20006

Attention: Seth M. Messner

Email: seth.messner@katten.com

Phone: 202.625.3582

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If to the Controlling Class Representative:

3|5|2 Capital ABS Master Fund LP

c/o Leucadia Asset Management LLC

520 Madison Avenue

New York, New York 10022

Attention: Kai Fung

If to the Trustee:

UMB Bank, N.A.

100 William Street, Suite 1850

New York, NY 10038

Attention: Michele Voon

Email: michele.voon@umb.com

Phone: 646.650.3840

(a) The Issuer or the Trustee by notice to each other party may designate additional or different addresses for subsequent notices or communications; provided, however, the Issuer may not at any time designate more than a total of three (3) addresses to which notices must be sent in order to be effective.

(b) Any notice (i) given in person shall be deemed delivered on the date of delivery of such notice, (ii) given by first class mail shall be deemed given five days after the date that such notice is mailed, (iii) delivered by facsimile shall be deemed given on the date of delivery of such notice, (iv) delivered by overnight air courier shall be deemed delivered one (1) Business Day after the date that such notice is delivered to such overnight courier, (v) when posted on a password-protected website shall be deemed delivered after notice of such posting has been provided to the recipient and (vi) delivered by email shall be deemed delivered on the date of delivery of such notice.

(c) Notwithstanding any provisions of the Indenture to the contrary, the Trustee shall have no liability based upon or arising from the failure to receive any notice required by or relating to the Indenture, the Notes or any other Transaction Document.

(d) If the Issuer delivers a notice or communication to Noteholders, it shall deliver a copy to the Back-Up Manager, the Controlling Class Representative and the Trustee at the same time.

(e) Where the Indenture provides for notice to Noteholders of any event, such notice shall be sufficiently given (unless otherwise herein expressly provided) if sent in writing and mailed, first-class postage prepaid, to each Noteholder affected by such event, at its address as it appears in the Note Register, not later than the latest date, and not earlier than the earliest date, prescribed (if any) for the giving of such notice. In any case where notice to a Noteholder is given by mail, neither the failure to mail such notice, nor any defect in any notice so mailed, to any particular Noteholder shall affect the sufficiency of such notice with respect to other Noteholders, and any notice which is mailed in the manner herein provided shall be conclusively presumed to have been duly given. Where the Indenture provides for notice in any manner, such notice may be waived in writing by any Person entitled to receive such notice, either before or after the event, and such waiver shall be the equivalent of such notice. Waivers of notice by Noteholders shall be filed with the Trustee, but such filing shall not be a condition precedent to the validity of any action taken in reliance upon such waiver. In the case by reason of the suspension of regular mail service or by reason of any other cause it shall be impracticable to give such notice by mail, then such notification as shall be made that is satisfactory to the Trustee shall constitute a sufficient notification for every purpose hereunder.

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(f) Notwithstanding any other provision herein, for so long as FAT Brands is the Manager, any notice, communication, certificate, report, statement or other information required to be delivered by the Manager to the Issuer, or by the Issuer to the Manager, shall be deemed to have been delivered to both the Issuer and the Manager if the Manager has prepared or is otherwise in possession of such notice, communication, certificate, report, statement or other information, and in no event shall the Manager or the Issuer be in breach of any delivery requirements hereunder for constructive delivery pursuant to this Section 14.1(f).

Section 14.2 Communication by Noteholders With Other Noteholders.

Noteholders may communicate with other Noteholders with respect to their rights under the Indenture or the Notes.

Section 14.3 Officer’s Certificate as to Conditions Precedent.

Upon any request or application by the Issuer to the Controlling Class Representative or the Trustee to take any action (other than, in the case of the Controlling Class Representative, any action expressly excluded from the satisfaction of such requirement) under the Indenture or any other Transaction Document, the Issuer, to the extent requested by the Controlling Class Representative or the Trustee, shall furnish to the Controlling Class Representative and the Trustee an Officer’s Certificate of the Issuer in form and substance reasonably satisfactory to the Controlling Class Representative, or the Trustee, as applicable (which shall include the statements set forth in Section 14.4), stating that all conditions precedent and covenants, if any, provided for in the Indenture or such other Transaction Documents relating to the proposed action have been complied with.

Section 14.4 Statements Required in Certificate.

Each Officer’s Certificate with respect to compliance with a condition or covenant provided for in the Indenture or any other Transaction Document shall include:

(a) a statement that the Person giving such certificate has read such covenant or condition;

(b) a brief statement as to the nature and scope of the examination or investigation upon which the statements contained in such certificate are based;

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(c) a statement that, in the opinion of such Person, he has made such examination or investigation as is necessary to enable him to reach an informed opinion as to whether or not such covenant or condition has been complied with; and

(d) a statement as to whether or not such condition or covenant has been complied with.

Section 14.5 Rules by the Trustee.

The Trustee may make reasonable rules for action by or at a meeting of Noteholders.

Section 14.6 Benefits of Indenture.

Except as set forth in a Series Supplement, nothing in this Base Indenture or in the Notes, expressed or implied, shall give to any Person, other than the parties hereto and their successors hereunder and the Holders and the other Secured Parties, any benefit or any legal or equitable right, remedy or claim under the Indenture.

Section 14.7 Timing of Payment or Performance.

In any case where any Quarterly Payment Date, redemption date or maturity date of any Note shall not be a Business Day, then (notwithstanding any other provision of the Indenture) payment of interest or principal (and premium, if any), as the case may be, need not be made on such date but may be made on the next succeeding Business Day with the same force and effect as if made on the Quarterly Payment Date, redemption date or maturity date; provided, however, that no interest shall accrue for the period from and after such Quarterly Payment Date, redemption date or maturity date, as the case may be. In addition, if the performance of any other covenant, duty or obligation is stated to be due or performance required on a day which is not a Business Day, the date of such performance shall extend to the next succeeding Business Day.

Section 14.8 Governing Law.

THIS BASE INDENTURE SHALL BE GOVERNED BY, AND CONSTRUED AND INTERPRETED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK WITHOUT REGARD TO CONFLICTS OF LAW PRINCIPLES (OTHER THAN SECTIONS 5-1401 AND 5-1402 OF THE GENERAL OBLIGATIONS LAW OF THE STATE OF NEW YORK).

Section 14.9 Successors.

All agreements of the Issuer in the Indenture, the Notes and each other Transaction Document to which it is a party shall bind its successors and assigns; provided, however, the Issuer may not assign its obligations or rights under the Indenture or any other Transaction Document, except with the written consent of the Controlling Class Representative. All agreements of the Trustee in the Indenture shall bind its successors.

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Section 14.10 Severability.

In case any provision in the Indenture, the Notes or any other Transaction Document shall be invalid, illegal or unenforceable, the validity, legality and enforceability of the remaining provisions shall not in any way be affected or impaired thereby.

Section 14.11 Counterpart Originals.

The parties may sign any number of copies of this Base Indenture. Each signed copy shall be an original, but all of them together represent the same agreement. The exchange of copies of this Base Indenture and of signature pages by facsimile or electronic transmission shall constitute effective execution and delivery of this Base Indenture as to the parties. Signatures of the parties hereto transmitted by facsimile or electronic transmission shall be deemed to be their original signatures for all purposes. Facsimile, documents executed, scanned and transmitted electronically and electronic signatures shall be deemed original signatures for purposes of this Base Indenture and any related document, with such facsimile, scanned and electronic signatures having the same legal effect as original signatures. The parties agree that this Base Indenture, any addendum or amendment hereto or any related document necessary may be accepted, executed or agreed to through the use of an electronic signature in accordance with the Electronic Signatures in Global and National Commerce Act (“E-Sign Act”), Title 15, United States Code, Sections 7001 et seq., the Uniform Electronic Transaction Act (“UETA”) and any applicable state law. Electronic signature shall mean any electronic symbol or process attached to, or associated with, a contract or other record and adopted by a person with the intent to sign, authenticate or accept such contract or record. Any document accepted, executed or agreed to in conformity with such laws will be binding on all parties hereto to the same extent as if it were physically executed and each party hereby consents to the use of any third party electronic signature capture service providers as may be reasonably chosen by a signatory hereto.

Section 14.12 Table of Contents, Headings, etc.

The Table of Contents and headings of the Articles and Sections of the Indenture have been inserted for convenience of reference only, are not to be considered a part hereof, and shall in no way modify or restrict any of the terms or provisions hereof.

Section 14.13 No Bankruptcy Petition Against the Issuer.

Each of the Noteholders, the Trustee and the other Secured Parties hereby covenants and agrees that, prior to the date which is one year and one day after the payment in full of the latest maturing Note, it will not institute against, or join with any other Person in instituting against, the Issuer any arrangement or any Insolvency proceedings, or other proceedings, under any federal or state bankruptcy or similar law; provided, however, that nothing in this Section 14.13 shall constitute a waiver of any right to indemnification, reimbursement or other payment from the Issuer pursuant to the Indenture or any other Transaction Document. In the event that any such Noteholder or other Secured Party or the Trustee takes action in violation of this Section 14.13, the Issuer shall file or cause to be filed an answer with the bankruptcy court or otherwise properly contesting the filing of such a petition by any such Noteholder or Secured Party or the Trustee against the Issuer or the commencement of such action and raising the defense that such Noteholder or other Secured Party or the Trustee has agreed in writing not to take such action and should be estopped and precluded therefrom and such other defenses, if any, as its counsel advises that it may assert. The provisions of this Section 14.13 shall survive the termination of the Indenture and the resignation or removal of the Trustee. Nothing contained herein shall preclude participation by any Noteholder or any other Secured Party or the Trustee in the assertion or defense of its claims in any such proceeding involving the Issuer.

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Section 14.14 Recording of Indenture.

If the Indenture is subject to recording in any appropriate public recording offices, such recording is to be effected by the Issuer and at its expense.

Section 14.15 Waiver of Jury Trial.

THE ISSUER, THE TRUSTEE AND BY ITS ACCEPTANCE OF A NOTE, EACH NOTEHOLDER, HEREBY IRREVOCABLY WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, ANY AND ALL RIGHT TO TRIAL BY JURY IN ANY LEGAL PROCEEDING ARISING OUT OF OR RELATING TO THIS BASE INDENTURE, THE NOTES, THE OTHER TRANSACTION DOCUMENTS OR THE TRANSACTIONS CONTEMPLATED HEREBY AND THEREBY.

Section 14.16 Submission to Jurisdiction; Waivers.

The Issuer and the Trustee hereby irrevocably and unconditionally:

(a) submits for itself and its property in any legal action or proceeding relating to the Indenture and the other Transaction Documents to which it is a party, or for recognition and enforcement of any judgment in respect thereof, to the non-exclusive general jurisdiction of the courts of the State of New York, sitting in New York County, the courts of the United States for the Southern District of New York, and appellate courts from any thereof;

(b) consents that any such action or proceeding may be brought in such courts and waives any objection that it may now or hereafter have to the venue of any such action or proceeding in any such court or that such action or proceeding was brought in an inconvenient court and agrees not to plead or claim the same;

(c) solely in the case of the Issuer, agrees that service of process in any such action or proceeding may be effected by mailing a copy thereof by registered or certified mail (or any substantially similar form of mail), postage prepaid, to the Issuer at its address set forth in Section 14.1 or at such other address of which the Trustee shall have been notified pursuant thereto;

(d) agrees that nothing herein shall affect the right to effect service of process in any other manner permitted by law or shall limit the right to sue in any other jurisdiction; and

(e) (without limiting the Issuer’s obligations pursuant to Section 10.5) waives, to the maximum extent not prohibited by law, any right it may have to claim or recover in any legal action or proceeding referred to in this Section 14.16 any special, exemplary, punitive or consequential damages.

Section 14.17 Regulation RR Risk Retention.

FAT Brands, as sponsor, (a) will, retain the “eligible vertical interest” equal to not less than 5% of the fair value of the aggregate “ABS interests” (as defined in the Credit Risk Retention Rules) of the Issuer (the “Retained Interest”) on the Closing Date, and (b) will not sell, transfer, finance or hedge the Retained Interest except as permitted by the Credit Risk Retention Rules. The covenants set forth in this Section 14.17 shall survive the termination of this Indenture and resignation by, or termination of, FAT Brands in its capacity as Manager under the Transaction Documents.

[Signature Pages Follow]

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IN WITNESS WHEREOF, the Issuer, the Trustee and the Securities Intermediary have caused this Base Indenture to be duly executed by its respective duly authorized officer as of the day and year first written above.

FB RESID HOLDINGS I, LLC, as the Issuer

By:	/s/ Robert G. Rosen
Name:	Robert G. Rosen
Title:	President and Chief Executive Officer

UMB BANK, N.A., in its capacity as Trustee and as Securities Intermediary

By:	/s/ Michele Voon
Name:	Michele Voon
Title:	Vice President

CONSENT OF CONTROLLING CLASS REPRESENTATIVE:

3|5|2 Capital ABS Master Fund LP, as Controlling Class Representative, hereby consents to the execution and delivery of this Indenture by the parties hereto, and as Controlling Class Representative hereby directs the Trustee to execute and deliver this Indenture.

3|5|2 CAPITAL ABS MASTER FUND LP, in its capacity as Controlling Class Representative

By: 3|5|2 Capital GP LLC, its general partner

By:	/s/ Matthew B. Smith
Name:	Matthew B. Smith
Title:	COO

ACKNOWLEDGEMENT OF FAT BRANDS, INC.:

FAT Brands Inc. hereby acknowledges and agrees to the terms set forth in Section 5.9(c)(ii) and Section 14.17.

FAT BRANDS, INC.

By:	/s/ Robert G. Rosen
Name:	Robert G. Rosen
Title:	Co-Chief Executive Officer

ANNEX A

BASE INDENTURE DEFINITIONS LIST

“1933 Act” means the Securities Act of 1933, as amended.

“1940 Act” means the Investment Company Act of 1940, as amended.

“Account Agreement” means each agreement governing the establishment and maintenance of any Base Indenture Account or Series Account to the extent that any such account is not held at the Trustee.

“Account Control Agreement” means each control agreement, in form and substance reasonably satisfactory to the Controlling Class Representative and Trustee, pursuant to which the Trustee is granted the right to control deposits and withdrawals from, or otherwise to give instructions or entitlement orders in respect of, a deposit and/or securities account and any lock-box related thereto.

“Accounts” mean, collectively, the Indenture Trust Accounts and any other account subject to an Account Control Agreement. In any instance where an Account is held at the Bank, such account shall be a segregated, non-interest bearing trust account.

“Actual Knowledge” means the actual knowledge of (i) in the case of FAT Brands, in its individual capacity or in its capacity as Manager, the Chief Executive Officer, the President, the Chief Financial Officer, the General Counsel or any Senior Vice President of FAT Brands, (ii) in the case of the Issuer, any manager or director (as applicable other than an independent director or manager) or officer of the Issuer who is also an officer of FAT Brands described in clause (i) above, (iii) in the case of the Manager, the Back-Up Manager or the Issuer, with respect to a relevant matter or event, an Authorized Officer of the Manager, the Back-Up Manager or the Issuer, as applicable, directly responsible for managing the relevant asset or for administering the transactions relevant to such matter or event, (iv) with respect to the Trustee, an Authorized Officer of the Trustee responsible for administering the transactions relevant to the applicable matter or event or (v) with respect to any other Person, any member of senior management of such Person.

“Additional Notes” means each additional Series, Class, Subclass or Tranche of Notes or additional Notes of an existing Series, Class, Subclass or Tranche of Notes issued by the Issuer from time to time following the Closing Date on the related Series Closing Date pursuant to Section 2.2.

“Affiliate” or “Affiliated” means, with respect to any specified Person, any other Person that, directly or indirectly through one or more intermediaries, controls or is controlled by, or is under common control with, such specified Person. For the purposes of this definition, “control” when used with respect to any specified Person means the power to direct the management and policies of such Person, directly or indirectly, whether through the ownership of voting securities or other ownership or beneficial interests, by contract or otherwise; and the terms “controlling” and “controlled” have the meanings correlative to the meaning of “control.”

Annex A-1

“Agent” means any Note Registrar or Paying Agent.

“Aggregate Outstanding Principal Amount” means the sum of the Outstanding Principal Amounts with respect to all Series of Notes.

“Applicable Procedures” means the provisions of the rules and procedures of DTC and the “General Terms and Conditions of Clearstream Banking” and “Customer Handbook” of Clearstream, as in effect from time to time.

“ASC 842, Leases” means FASB Accounting Standards Codification Topic 842, Leases.

“Authorized Officer” means, with respect to (i) Issuer, any officer who is authorized to act for Issuer in matters relating to Issuer, including an Authorized Officer of the Manager or Back-Up Manager authorized to act on behalf of Issuer the Trustee or any other bank or trust company acting as trustee of an express trust or as custodian, a Trust Officer; or (ii) the Controlling Class Representative, any officer of the Controlling Class Representative who is duly authorized to act for the Controlling Class Representative with respect to the relevant matter. Each party may receive and accept a certification of the authority of any other party as conclusive evidence of the authority of any Person to act, and such certification may be considered as in full force and effect until receipt by such other party of written notice to the contrary.

“Back-Up Management Agreement” means the Back-Up Management Agreement to be entered into by and among the Back-Up Manager, the Manager, the Issuer and the Trustee, as amended, supplemented or otherwise modified from time to time if directed by the Controlling Class Representative after the occurrence of an Event of Default.

“Back-Up Manager” means the Person (together with its permitted successors and/or assigns in such capacity), if any, appointed as the “Back-Up Manager” by the Controlling Class Representative pursuant to the Back-Up Management Agreement.

“Back-Up Manager Consultation Fees” shall have the meaning set forth in the Back-Up Management Agreement.

“Back-Up Manager Fees” shall have the meaning set forth in the Back-Up Management Agreement.

“Bank” has the meaning set forth in Section 10.2(w) of this Base Indenture.

“Bankruptcy Code” means the Bankruptcy Reform Act of 1978, as amended from time to time, and as codified as 11 U.S.C. Section 101 et seq.

“Base Indenture” means the Base Indenture, dated as of the Closing Date, by and among the Issuer and the Trustee, as amended, supplemented or otherwise modified from time to time, exclusive of any Series Supplements.

Annex A-2

“Base Indenture Account” means any account or accounts authorized and established pursuant to the Base Indenture for the benefit of the Secured Parties, including, without limitation, each account established pursuant to Article V of this Base Indenture.

“Base Indenture Definitions List” has the meaning set forth in Section 1.1 of this Base Indenture.

“Book-Entry Notes” means beneficial interests in the Notes of any Series, ownership and transfers of which will be evidenced or made through book entries by a Clearing Agency as described in Section 2.12 of this Base Indenture; provided that, after the occurrence of a condition whereupon book-entry registration and transfer are no longer permitted and Definitive Notes are issued to the Note Owners, such Definitive Notes will replace Book-Entry Notes.

“Business Day” means any day other than Saturday or Sunday or other day on which commercial banks are authorized to close under the laws of, or are in fact closed in, New York, New York, Los Angeles, California or the city in which the Corporate Trust Office of any successor Trustee is located if so required by such successor.

“Capitalized Lease Obligations” means the obligations of a Person to pay rent or other amounts under any lease of (or other arrangement conveying the right to use) real or personal property, or a combination thereof, which obligations are required to be classified and accounted for as finance leases under ASC 842, Leases on a balance sheet of such Person under GAAP and, for the purposes of the Indenture, the amount of such obligations will be the capitalized amount thereof determined in accordance with GAAP; provided, however, that any obligations of a Person under any lease that would have been accounted for as “operating leases” under GAAP as in effect on December 1, 2018 shall not constitute “Capitalized Lease Obligations” hereunder irrespective of any change to, or modification of, GAAP (including any future phase-in of changes to GAAP that have been approved as of December 1, 2018) subsequent to December 1, 2018.

“Capped Securitization Operating Expense Amount” means, for any Monthly Allocation Date that occurs (x) during the period beginning on the Closing Date and ending on the date on which 12 full and consecutive Monthly Collection Periods have occurred since the Closing Date and (y) each successive period of 12 consecutive Monthly Collection Periods after the period in (x), the amount by which $500,000 exceeds the aggregate Securitization Operating Expenses already paid during such period, provided, however, that during any period that the Back-Up Manager is required to provide Warm Back-Up Management Duties or Hot Back-Up Management Duties pursuant to the Back-Up Management Agreement, such amount shall automatically be increased by an additional $500,000 solely in order to provide for the reimbursement of any increased fees and expenses incurred by the Back-Up Manager associated with the provision of such services and the Controlling Class Representative, may further increase the Capped Securitization Operating Expense Amount as calculated above in order to take account of any additional increased fees and expenses associated with the provision of such services.

Annex A-3

“Carryover Senior Notes Accrued Quarterly Interest Amount” means (a) for the first Monthly Allocation Date with respect to any Quarterly Collection Period, zero, and (b) for any other Monthly Allocation Date with respect to such Quarterly Collection Period the amount, if any, by which (i) the amount allocated to the Senior Notes Interest Payment Account with respect to the Senior Notes on the immediately preceding Monthly Allocation Date with respect to such Quarterly Collection Period was less than (ii) the Senior Notes Accrued Quarterly Interest Amount for such immediately preceding Monthly Allocation Date; provided that for the first Monthly Allocation Date after the applicable Series Closing Date, the Carryover Senior Notes Accrued Quarterly Interest Amount shall equal the aggregate amount of interest accrued on the Senior Notes for the period from such Series Closing Date until such Monthly Allocation Date.

“Carryover Senior Notes Accrued Scheduled Principal Payments Amount” means (a) for the first Monthly Allocation Date with respect to any Quarterly Collection Period, zero, and (b) for any other Monthly Allocation Date with respect to such Quarterly Collection Period the amount, if any, by which (i) the amount allocated to the Senior Notes Principal Payment Account with respect to the Senior Notes Scheduled Principal Payment Amounts on the immediately preceding Monthly Allocation Date with respect to such Quarterly Collection Period was less than (ii) the Senior Notes Accrued Scheduled Principal Payments Amount for such immediately preceding Monthly Allocation Date.

“Cause” means, with respect to an Independent Manager or Independent Director, (i) acts or omissions by such Independent Manager or Independent Director, as applicable, constituting fraud, dishonesty, negligence, misconduct or other similar deliberate action which causes injury to the Issuer or an act by such Independent Manager or Independent Director, as applicable, involving moral turpitude or a serious crime, (ii) that such Independent Manager or Independent Director, as the case may be, no longer meets the definition of “Independent Manager” or “Independent Director”, as applicable, as set forth in the Issuer’s Charter Documents, (iii) the death or incapacity of such Independent Manager or Independent Director, as the case may be, or (iv) any other reason for which the prior written consent of Trustee (acting at the written direction of the Controlling Class Representative) shall have been obtained.

“Charter Document” means, with respect to any entity and at any time, the certificate of incorporation, certificate of formation, operating agreement, limited liability company agreements, by-laws, memorandum of association, articles of association, or such other similar document, as applicable to such entity in effect at such time.

“Class” means, with respect to any Series of Notes, any one of the classes of Notes of such Series as specified in the applicable Series Supplement.

“Clearing Agency” means an organization registered as a “clearing agency” pursuant to Section 17A of the Exchange Act or any successor provision thereto or Clearstream.

“Clearing Agency Participant” means a broker, dealer, bank, other financial institution or other Person for whom from time to time a Clearing Agency effects book-entry transfers and pledges of securities deposited with the Clearing Agency.

“Clearstream” means Clearstream Luxembourg.

“Closing Date” means July 10, 2023.

Annex A-4

“Code” means the Internal Revenue Code of 1986, as amended, reformed or otherwise modified from time to time, and any successor statute of similar import, in each case as in effect from time to time. References to sections of the Code also refer to any successor sections.

“Collateral” has the meaning set forth in Section 3.1 of the Base Indenture.

“Collateral Transaction Documents” means the Contribution Agreement, the Account Control Agreements, the Management Agreement and the Back-Up Management Agreement.

“Collection Account” means the segregated, non-interest bearing trust account entitled “UMB Bank, N.A., as trustee f/b/o the Secured Parties, FB Resid Holdings I, LLC Collection Account” maintained by the Trustee for the benefit of the Secured Parties pursuant to Section 5.4 of this Base Indenture or any successor securities account maintained pursuant to Section 5.4 of this Base Indenture.

“Collection Account Administrative Accounts” has the meaning set forth in Section 5.5 of this Base Indenture.

“Collections” means, with respect to each Monthly Collection Period, all amounts received by or for the account of (or in the case of ACH or similar transactions, amounts remitted via ACH or similar transactions to or for the account of but net of any Reversed ACH Remittance) the Issuer during such Monthly Collection Period, including (without duplication):

(i) all amounts received in respect of the Irrevocable Payment Direction Letter;

(ii) Investment Income earned on amounts on deposit in the Accounts;

(iii) equity contributions made to the Issuer by the Manager or any other Person;

(iv) to the extent not otherwise included above, payments from any Person (except in respect of Excluded Amounts) otherwise included in Collections; and

(v) any other payments or proceeds received with respect to the Collateral including with respect to any “Permitted Asset Disposition” under, and as defined in, any Existing Securitization as set forth in Section 8.16 of the Base Indenture.

“Company Order” and “Company Request” mean a written order or request signed in the name of the Issuer by any Authorized Officer of the Issuer and delivered to the Trustee, the Controlling Class Representative, or the Paying Agent, as applicable.

“Consent Request” means any request for directions, waivers, amendments, consents and other actions under the Transaction Documents.

Annex A-5

“Contingent Obligation” means, as applied to any Person, any direct or indirect liability, contingent or otherwise, of that Person, without duplication, (a) with respect to any indebtedness, lease, declared but unpaid dividends, letter of credit or other obligation of another if the primary purpose or intent thereof by the Person incurring the Contingent Obligation is to provide assurance to the obligee of such obligation of another that such obligation of another will be paid or discharged, or that any agreements relating thereto will be complied with, or that the holders of such obligation will be protected (in whole or in part) against loss in respect thereof or (b) under any letter of credit issued for the account of that Person or for which that Person is otherwise liable for reimbursement thereof. Contingent Obligation will include (x) the direct or indirect guarantee, endorsement (otherwise than for collection or deposit in the ordinary course of business), co-making, discounting with recourse or sale with recourse by such Person of the obligation of another and (y) any liability of such Person for the obligations of another through any agreement (contingent or otherwise) (i) to purchase, repurchase or otherwise acquire such obligation or any security therefor, or to provide funds for the payment or discharge of such obligation (whether in the form of loans, advances, stock purchases, capital contributions or otherwise), (ii) to maintain the solvency of any balance sheet item, level of income or financial condition of another or (iii) to make take-or-pay or similar payments if required regardless of non-performance by any other party or parties to an agreement, if in the case of any agreement described under subclause (i) or (ii) of this clause (y) the primary purpose or intent thereof is as described in the preceding sentence. The amount of any Contingent Obligation will be equal to the amount of the obligation so guaranteed or otherwise supported. The amount of any Person’s obligation under any Contingent Obligation shall (subject to any limitation set forth therein) be deemed equal to the lesser of (1) the stated or determinable amount of the primary obligation in respect of which such Contingent Obligation is made or, if not stated or if indeterminable, the maximum reasonably anticipated liability in respect thereof, and (2) the stated amount of the guaranty.

“Contractual Obligation” means, with respect to any Person, any provision of any security issued by that Person or of any indenture, mortgage, deed of trust, contract, undertaking, agreement or other instrument to which that Person is a party or by which it or any of its properties is bound or to which it or any of its properties is subject.

“Contributed Assets” means all assets contributed under the Contribution Agreement.

“Contribution Agreement” means the Contribution Agreement, dated as of the Closing Date, between the Issuer and the Manager.

“Controlled Group” means any group of trades or businesses (whether or not incorporated) under common control that is treated as a single employer for purposes of Section 302 or Title IV of ERISA.

“Controlling Class” means the most senior Class of Notes then Outstanding among all Series of Notes then Outstanding for which purpose the Senior Notes will be treated as a single Class.

“Controlling Class Member” means, with respect to a Note issued in book-entry form of the Controlling Class, a Note Owner of such Note and, with respect to a Note issued in physical, definitive form of the Controlling Class, a Noteholder of such Note issued in physical, definitive form (excluding, in each case, the Issuer or Affiliate thereof; provided that the Trustee shall not be deemed to have knowledge of the identity of any Noteholder or Note Owner unless the Trustee has Actual Knowledge of such ownership or a Trust Officer of the Trustee has received written notice of such ownership).

Annex A-6

“Controlling Class Representative” means the Majority of Senior Noteholders or, if the Senior Notes are no longer outstanding, the Majority of the Senior Subordinated Noteholders.

“Corporate Trust Office” means the corporate trust office of the Trustee (a) for Note transfer purposes and presentment of the Notes for final payment thereon, UMB Bank, N.A., 928 Grand Blvd., Mailstop 1010404, Kansas City, MO 64106, Attention: Corporate Trust Bond Ops and (b) for all other purposes, UMB Bank, N.A., 100 William Street, Suite 1850, New York, NY 10038, Attention: Michele Voon, Email: michele.voon@umb.com or such other address as the Trustee may designate from time to time by notice to the Holders and the Issuer or the principal corporate trust office of any successor Trustee.

“Credit Risk Retention Rules” means Rule 4(c)(1)(ii) of Regulation RR, 17 C.F.R. §246.1, et seq.

“Default” means any Event of Default or any occurrence that with notice or the lapse of time or both would become an Event of Default.

“Deferrable Interest” means any “Deferrable Interest” specified in the applicable Series Supplement.

“Definitive Notes” has the meaning set forth in Section 2.12(a) of this Base Indenture.

“Depository” has the meaning set forth in Section 2.12(a) of this Base Indenture.

“Disclosure Exceptions” has the meaning set forth in Section 8.10 of the Base Indenture.

“Distribution Account” means the segregated, non-interest bearing trust account entitled “UMB Bank, N.A., as trustee f/b/o the Secured Parties, FB Resid Holdings I, LLC Distribution Account” maintained by the Trustee for the benefit of the Secured Parties pursuant to Section 5.5(d) of this Base Indenture or any successor securities account maintained pursuant to Section 5.5(d) of this Base Indenture.

“Dollar” and the symbol “$” or “U.S.$” or “U.S. Dollar” means the lawful currency of the United States.

“DTC” means the Depository Trust Company.

“E-Sign Act” has the meaning set forth in Section 14.11 of this Base Indenture.

“Eligible Account” means (a) a segregated identifiable trust account established in the trust department of a Person meeting the criteria set forth in Section 10.8(a) or (b) a separately identifiable deposit or securities account established at a Qualified Institution.

Annex A-7

“Eligible Investments” means (a) time deposits with, or insured certificates of deposit or bankers’ acceptances of, any commercial bank or trust company that (i) is organized under the laws of the United States of America, any state thereof or the District of Columbia or is the principal banking subsidiary of a bank holding company organized under the laws of the United States of America, any state thereof or the District of Columbia, and is a member of the Federal Reserve System, (ii) whose short-term debt is rated at least “P-1” (or then equivalent grade) by Moody’s and at least “A 1+” (or then equivalent grade) by S&P and (iii) has combined capital and surplus of at least $1,000,000,000, in each case with maturities of not more than one year from the date of acquisition thereof; (b) readily marketable obligations issued or directly and fully guaranteed or insured by the United States of America or any agency or instrumentality thereof having maturities of not more than one year from the date of acquisition thereof; provided, that the full faith and credit of the United States of America is pledged in support thereof; (c) commercial paper issued by any Person organized under the laws of any state of the United States of America and rated at least “P-1” (or the then equivalent grade) by Moody’s and at least “A 1+” (or the then equivalent grade) by S&P, with maturities of not more than 180 days from the date of acquisition thereof; (d) repurchase obligations with a term of not more than 30 days for underlying securities of the type described in clauses (a) and (b) above entered into with any financial institution meeting the qualifications specified in clause (a) above and (e) investments, classified in accordance with GAAP as current assets of the relevant Person making such investment, in money market investment programs registered under the 1940 Act, which have the highest rating obtainable from either Moody’s or S&P, and the portfolios of which are invested primarily in investments of the character, quality and maturity described in clauses (a) though (d) of this definition. Notwithstanding the foregoing, all Eligible Investments must either (A) be at all times available for withdrawal or liquidation at par (or for commercial paper issued at a discount, at the applicable purchase price) or (B) mature on or prior to the Business Day prior to the immediately succeeding Monthly Allocation Date or Quarterly Payment Date, as applicable.

“Equity Interests” means any (a) membership interest in any limited liability company, (b) general or limited partnership interest in any partnership, (c) common, preferred or other stock interest in any corporation, (d) share, participation, unit or other interest in the property or enterprise of an issuer that evidences ownership rights therein, (e) ownership or beneficial interest in any trust, (f) option, warrant or other right to convert any interest into or otherwise receive any of the foregoing or (g) any other interest or participation that confers the right to receive a share of the profits and losses of, or distributions of assets of, the applicable issuer.

“ERISA” means the U.S. Employee Retirement Income Security Act of 1974, as amended, and any successor statute of similar import, in each case as in effect from time to time. References to sections of ERISA also refer to any successor sections.

“Event of Bankruptcy” means an event that will be deemed to have occurred with respect to a Person if:

(a) a case or other proceeding is commenced, without the application or consent of such Person, in any court, seeking the liquidation, reorganization, debt arrangement, dissolution, winding up, or composition or readjustment of debts of such Person, the appointment of a trustee, receiver, custodian, liquidator, assignee, sequestrator or the like for such Person or all or any substantial part of its assets, or any similar action with respect to such Person under any law relating to bankruptcy, insolvency, reorganization, winding up or composition or adjustment of debts, and such case or proceeding continues undismissed, or unstayed and in effect, for a period of sixty (60) consecutive days; or an order for relief in respect of such Person is entered in an involuntary case under the federal bankruptcy laws or other similar laws now or hereafter in effect; or

Annex A-8

(b) such Person commences a voluntary case or other proceeding under any applicable bankruptcy, insolvency, reorganization, debt arrangement, dissolution or other similar law now or hereafter in effect, or consents to the appointment of or taking possession by a receiver, liquidator, assignee, trustee, custodian, sequestrator (or other similar official) for such Person or for any substantial part of its property, or makes any general assignment for the benefit of creditors; or

(c) the board of directors or board of managers (or similar body) of such Person votes to implement any of the actions set forth in clause (b) above.

“Event of Default” means any of the events set forth in Section 9.2 of this Base Indenture.

“Exchange Act” means the Securities Exchange Act of 1934, as amended.

“Excluded Amounts” means (i) withholding, sales and other taxes (if any) included in Collections that are due and payable to a Governmental Authority or other unaffiliated third party, (ii) proceeds of directors’ and officers’ insurance, (iii) any amounts that cannot be transferred to the Collection Account due to applicable law, (iv) the proceeds of any offer and sale of Notes, except to the extent that such proceeds are designated in an applicable Supplement to be used for the refinancing of existing Notes, (v) equity proceeds and (vi) any other amounts deposited into the Collection Account or otherwise included in Collections that are not required to be deposited into the Collection Account. Excluded Amounts are not transferred into the Collection Account, will not constitute Collateral, and therefore not available to pay interest on and principal of the Series of Notes.

“Existing Issuer” means each of the following entities as a securitization issuer: (i) FAT Brands Royalty I, LLC, (ii) FAT Brands GFG Royalty I, LLC, (iii) FAT Brands Twin Peaks I, LLC and (iv) FAT Brands Fazoli’s Native I, LLC.

“Existing Securitization” means the securitization transactions involving each of the following entities as a securitization issuer: (i) FAT Brands Royalty I, LLC, (ii) FAT Brands GFG Royalty I, LLC, (iii) FAT Brands Twin Peaks I, LLC and (iv) FAT Brands Fazoli’s Native I, LLC.

“FAT Brands” means FAT Brands Inc., a Delaware corporation, and its successors and assigns.

“FATCA” means Sections 1471 through 1474 of the Code, any current or future regulations or official interpretations thereunder or official interpretations thereof and any agreements entered into pursuant to Section 1471(b)(1) of the Code, any published intergovernmental agreement entered into in connection with the implementation of such sections of the Code and any fiscal or regulatory legislation, rules or official practices adopted pursuant to such published intergovernmental agreement.

Annex A-9

“FDIC” means the U.S. Federal Deposit Insurance Corporation.

“Financial Assets” has the meaning set forth in Section 5.7(b) of this Base Indenture.

“Financing Obligation” means the amount of minimum lease payments for sale-leaseback transactions accounted for as financings.

“Fitch” means Fitch Ratings Inc., or any successor thereto.

“GAAP” means the generally accepted accounting principles in the United States promulgated or adopted by the Financial Accounting Standards Board and its predecessors and successors in effect from time to time.

“Government Securities” means readily marketable obligations issued or directly and fully guaranteed or insured by the United States of America or any agency or instrumentality thereof and as to which obligations the full faith and credit of the United States of America is pledged in support thereof.

“Governmental Authority” means the government of the United States of America or any other nation or any political subdivision thereof, whether state or local, and any agency, authority, instrumentality, regulatory body, court, central bank or other entity exercising executive, legislative, judicial, taxing, regulatory or administrative powers or functions of or pertaining to government.

“Guarantee” means, as to any Person, any (a) obligation, contingent or otherwise, of such Person guaranteeing or having the economic effect of guaranteeing any Indebtedness or other obligation payable or performable by another Person (the “Primary Obligor”) in any manner, whether directly or indirectly, and including any obligation of such Person, direct or indirect, (i) to purchase or pay (or advance or supply funds for the purchase or payment of) such Indebtedness or other obligation, (ii) to purchase or lease property, securities or services for the purpose of assuring the obligee in respect of such Indebtedness or other obligation of the payment or performance of such Indebtedness or other obligation, (iii) to maintain working capital, equity capital or any other financial statement condition or liquidity or level of income or cash flow of the Primary Obligor so as to enable the Primary Obligor to pay such Indebtedness or other obligation, or (iv) entered into for the purpose of assuring in any other manner the obligee in respect of such Indebtedness or other obligation of the payment or performance thereof or to protect such obligee against loss in respect thereof (in whole or in part), or (b) Lien on any assets of such Person securing any Indebtedness or other obligation of any other Person, whether or not such Indebtedness or other obligation is assumed by such Person (or any right, contingent or otherwise, of any holder of such Indebtedness to obtain any such Lien). The amount of any Guarantee shall be deemed to be (i) with respect to a Guarantee pursuant to clause (a) above, an amount equal to the stated or determinable amount of the related primary obligation, or portion thereof, in respect of which such Guarantee is made or, if not stated or determinable, the maximum reasonably anticipated liability in respect thereof as determined by the guaranteeing Person in good faith or (ii) with respect to a Guarantee pursuant to clause (b) above, the fair market value of the assets subject to (or that could be subject to) the related Lien. The term “Guarantee” as a verb has a corresponding meaning.

Annex A-10

“Hot Back-Up Management Duties” shall have the meaning set forth in the Back-Up Management Agreement.

“Hot Back-Up Management Trigger Event” shall have the meaning set forth in the Back-Up Management Agreement.

“Improvements” means any additions, modifications, developments, variations, refinements, enhancements or improvements, including without limitation derivative works as defined by applicable Requirements of Law.

“Indebtedness” means, as to any Person as of any date, without duplication, (a) all obligations of such Person for borrowed money and all obligations of such Person evidenced by bonds, debentures, notes, loan agreements or other similar instruments, (b) all Capitalized Lease Obligations of such Person, (c) all Financing Obligations (current and long term) of such Person and (d) the maximum amount of all direct or contingent obligations of such Person arising under letters of credit, in the case of the foregoing clauses (a), (b) and (c), to the extent such item would be classified as a liability on a consolidated balance sheet of such Person as of such date. Notwithstanding anything in this Base Indenture to the contrary, Indebtedness shall not include, and shall be calculated without giving effect to, (y) the effects of Financial Accounting Standards Board Accounting Standards Codification 825 and related interpretations to the extent such effects would otherwise increase or decrease an amount of Indebtedness for any purpose under this Base Indenture as a result of accounting for any embedded derivatives created by the terms of such Indebtedness and any such amounts that would have constituted Indebtedness under this Base Indenture but for the application of this sentence shall not be deemed an incurrence of Indebtedness under this Base Indenture and (z) interest, fees, make-whole amounts, premiums, charges or expenses, if any, relating to the principal amount of Indebtedness.

“Indenture” means the Base Indenture, together with all Series Supplements, as amended, supplemented or otherwise modified from time to time by Supplements thereto in accordance with its terms.

“Indenture Documents” means, with respect to any Series of Notes, collectively, the Base Indenture, the related Series Supplement, the Notes of such Series, the related Account Control Agreements and any other agreements relating to the issuance or the purchase of the Notes of such Series or the pledge of Collateral under any of the foregoing.

“Indenture Trust Accounts” means, the Collection Account, the Collection Account Administrative Accounts, the Distribution Account, the Series Distribution Accounts and such other accounts as the Trustee may establish from time to time pursuant to instruction from the Issuer or Controlling Class Representative, as applicable and as contemplated hereby, to establish additional accounts pursuant to the Indenture.

“Independent” means, as to any Person, any other Person (including, in the case of an accountant, or lawyer, a firm of accountants or lawyers and any member thereof or an investment bank and any member thereof) who (i) does not have and is not committed to acquire any material direct or any material indirect financial interest in such Person or in any Affiliate of such Person and (ii) is not connected with such Person or an Affiliate of such Person as an officer, employee, promoter, underwriter, voting trustee, partner, director or Person performing similar functions. “Independent” when used with respect to any accountant may include an accountant who audits the books of such Person if, in addition to satisfying the criteria set forth above, the accountant is independent with respect to such Person within the meaning of Rule 101 of the Code of Ethics of the American Institute of Certified Public Accountants. Whenever any Independent Person’s opinion or certificate is to be furnished to the Trustee, such opinion or certificate shall state that the signer has read this definition and that the signer is Independent within the meaning hereof.

Annex A-11

“Independent Auditors” means the firm of Independent accountants appointed pursuant to the Management Agreement or any successor Independent accountant.

“Independent Director” means, with respect to any corporation, an individual who has prior experience as an independent director, independent manager or independent member with at least three years of employment experience and who is provided by Corporation Service Company, CT Corporation, Lord Securities Corporation, National Registered Agents, Inc., Stewart Management Company, Wilmington Trust, National Association, Wilmington Trust SP Services, Inc., Citadel SPV LLC, or, if none of those companies is then providing professional independent managers, another nationally-recognized company reasonably approved by the Controlling Class Representative, in each case that is not an Affiliate of the corporation and that provides professional independent managers and other corporate services in the ordinary course of its business, and which individual is duly appointed as an Independent Director and is not, and has never been, and will not while serving as Independent Director be, any of the following:

(i) a member (other than a special member), partner, equityholder, manager, director, officer or employee of the corporation, the shareholder thereof, or any of their respective equityholders or Affiliates (other than as an Independent Director of the corporation or an Affiliate of the corporation that is not in the direct chain of ownership of the corporation and that is required by a creditor to be a single purpose bankruptcy remote entity, provided that such Independent Director is employed by a corporation that routinely provides professional independent directors in the ordinary course of its business);

(ii) a creditor, supplier or service provider (including a provider of professional services) to the corporation, or any of its equityholders or Affiliates (other than a nationally-recognized company that routinely provides professional independent directors and other corporate services to the corporation or any of its equityholders or Affiliates in the ordinary course of its business);

(iii) a family member of any such member, partner, equityholder, manager, director, officer, employee, creditor, supplier or service provider; or

(iv) a Person that controls (whether directly, indirectly or otherwise) any of (i), (ii) or (iii) above.

A natural person who otherwise satisfies the foregoing definition and satisfies subparagraph (i) by reason of being the Independent Director (or independent director or manager) of a “special purpose entity” which is an Affiliate of the corporation shall be qualified to serve as an Independent Director of the corporation, provided that the fees that such individual earns from serving as Independent Director (or independent director or manager of any Affiliate of the corporation) in any given year constitute in the aggregate less than five percent (5%) of such individual’s annual income for that year.

Annex A-12

“Independent Manager” means, with respect to any limited liability company, an individual who has prior experience as an independent director, independent manager or independent member with at least three years of employment experience and who is provided by Corporation Service Company, CT Corporation, Lord Securities Corporation, National Registered Agents, Inc., Stewart Management Company, Wilmington Trust, National Association, Wilmington Trust SP Services, Inc., Citadel SPV LLC, or, if none of those companies is then providing professional independent managers, another nationally-recognized company reasonably approved by the Controlling Class Representative, in each case that is not an Affiliate of the company and that provides professional independent managers and other corporate services in the ordinary course of its business, and which individual is duly appointed as an Independent Manager and is not, and has never been, and will not while serving as Independent Manager be, any of the following:

(i) a member (other than a special member), partner, equityholder, manager, director, officer or employee of the company, the member thereof, or any of their respective equityholders or Affiliates (other than as an Independent Manager of the company or an Affiliate of the company that is not in the direct chain of ownership of the company and that is required by a creditor to be a single purpose bankruptcy remote entity, provided that such Independent Manager is employed by a company that routinely provides professional independent managers in the ordinary course of its business);

(ii) a creditor, supplier or service provider (including provider of professional services) to the company, or any of its equityholders or Affiliates (other than a nationally-recognized company that routinely provides professional independent managers and other corporate services to the company or any of its equityholders or Affiliates in the ordinary course of its business);

(iii) a family member of any such member, partner, equityholder, manager, director, officer, employee, creditor, supplier or service provider; or

(iv) a Person that controls (whether directly, indirectly or otherwise) any of (i), (ii) or (iii) above.

A natural person who otherwise satisfies the foregoing definition and satisfies subparagraph (i) by reason of being the Independent Manager (or independent manager) of a “special purpose entity” which is an Affiliate of the company shall be qualified to serve as an Independent Manager of the company, provided that the fees that such individual earns from serving as Independent Manager (or independent manager) of any Affiliate of the company in any given year constitute in the aggregate less than five percent (5%) of such individual’s annual income for that year.

“Ineligible Account” has the meaning set forth in Section 5.16 of the Base Indenture.

Annex A-13

“Initial Principal Amount” means, with respect to any Series or Class (or Subclass) of Notes, the aggregate initial principal amount of such Series or Class (or Subclass) of Notes specified in the applicable Series Supplement.

“Insolvency” means liquidation, insolvency, bankruptcy, rehabilitation, composition, reorganization or conservation, and when used as an adjective “Insolvent.”

“Insolvency Law” means any applicable federal, state or foreign law relating to liquidation, insolvency, bankruptcy, rehabilitation, composition, reorganization, conservation or other similar law now or hereafter in effect.

“Insurance/Condemnation Proceeds” means an amount equal to: (i) any cash payments or proceeds received by the Issuer (a) by reason of theft, physical destruction or damage or any other similar event with respect to any properties or assets of the Issuer under any policy of insurance (other than liability insurance) in respect of a covered loss thereunder or (b) as a result of any non-temporary condemnation, taking, seizing or similar event with respect to any properties or assets of the Issuer by any Person pursuant to the power of eminent domain, condemnation or otherwise, or pursuant to a sale of any such assets to a purchaser with such power under threat of such a taking minus (ii)(a) any actual and reasonable documented costs incurred by the Issuer in connection with the adjustment or settlement of any claims of the Issuer in respect thereof and (b) any bona fide direct costs incurred in connection with any disposition of such assets as referred to in clause (i)(b) of this definition, including income taxes reasonably estimated to be actually payable by the Issuer as a result of any gain recognized in connection therewith. For the avoidance of doubt, “Insurance/Condemnation Proceeds” shall not include any proceeds of policies of insurance not described above, such as business interruption insurance, food safety insurance coverage and other insurance procured in the ordinary course of business, which shall be treated as Collections.

“Intellectual Property” or “IP” means all rights in intellectual property of any type throughout the world, including: (i) Trademarks; (ii) Patents; (iii) rights in computer programs, including in both source code and object code therefor, together with related documentation and explanatory materials and databases, including any Copyrights, Patents and trade secrets thereon or therein (“Software”); (iv) copyrights (whether registered or unregistered) in unpublished and published works (“Copyrights”); (v) trade secrets and other confidential or proprietary information, including with respect to recipes, unpatented inventions, operating procedures, know how, procedures and formulas for preparing food and beverage products, specifications for certain food and beverage products, inventory methods, customer service methods and financial control methods, and training techniques; (vi) all Improvements of or to any of the foregoing; (vii) all registrations, applications for registration or issuances, recordings, renewals and extensions relating to any of the foregoing; and (viii) for the avoidance of doubt, the sole and exclusive rights to prosecute and maintain any of the foregoing, to enforce any past, present or future infringement, misappropriation or other violation of any of the foregoing, and to defend any pending or future challenges to any of the foregoing.

“Interest Accrual Period” means with respect to any Class of Notes of any Series of Notes, a period commencing on and including the 29th day of the calendar month in which the immediately preceding Quarterly Payment Date occurred to but excluding the 29th day of the calendar month which includes the then-current Quarterly Payment Date; provided, however, that the initial Interest Accrual Period for any Series will commence on and include the Series Closing Date and end on the date specified in the applicable Series Supplement; provided further that the Interest Accrual Period, with respect to each Series of Notes Outstanding, immediately preceding the Quarterly Payment Date on which the last payment on the Notes of such Series is to be made will end on such Quarterly Payment Date.

Annex A-14

“Interim Successor Manager” means, upon the resignation or termination of the Manager pursuant to the terms of the Management Agreement and prior to the appointment of any successor to the Manager by the Controlling Class Representative, the Back-Up Manager.

“Investment Income” means the investment income earned on a specified account during a specified period, in each case net of all losses and expenses allocable thereto.

“Investments” means, with respect to any Person(s), all investments by such Person(s) in other Persons in the form of loans (including guarantees), advances or capital contributions (excluding accounts receivable, trade credit and advances to customers and commission, travel, moving and other similar advances to officers, directors, employees and consultants of such Person(s) (including Affiliates) made in the ordinary course of business) and purchases or other acquisitions for consideration of Indebtedness, Equity Interests or other securities issued by any other Person.

“Investor Request Certification” has the meaning specified in Section 4.4 of this Base Indenture.

“Irrevocable Payment Direction Letter” means, the Irrevocable Payment Direction Letter, dated as of the Closing Date, from FAT Brands, FAT Brands Royalty I, LLC, FAT Brands GFG Royalty I, LLC, FAT Brands Twin Peaks I, LLC and FAT Brands Fazoli’s Native I, LLC to UMB Bank, N.A., as indenture trustee under each Existing Securitization, and acknowledged by the Issuer (i) with respect to the “Monthly Management Fees” payable to FAT Brands under each Existing Securitization and (ii) the “Residual Amounts” under each Existing Securitization.

“Legacy Account” means, on or after the date that any Class or Series of Notes issued pursuant to the Base Indenture is no longer Outstanding, any account maintained by the Trustee to which funds have been allocated in accordance with the Priority of Payments for the payment of interest, fees or other amounts in respect of such Class or Series of Notes.

“Lien” means, when used with respect to any Person, any interest in any real or personal property, asset or other right held, owned or being purchased or acquired by such Person which secures payment or performance of any obligation, and will include any mortgage, lien, pledge, encumbrance, charge, retained security title of a conditional vendor or lessor, or other security interest of any kind, whether arising under a security agreement, mortgage, lease, deed of trust, chattel mortgage, assignment for security purposes, pledge, retention or security title, financing or similar statement, or arising as a matter of law, judicial process or otherwise, but excluding any of the foregoing with respect to leases characterized as operating leases in accordance with GAAP as in effect on December 1, 2018 (disregarding any future phase-in of changes to GAAP that have been approved as of December 1, 2018).

Annex A-15

“Majority of the Controlling Class” means Noteholders holding in excess of 50% of the sum of the Outstanding Principal Amount of the most senior Class of Notes then Outstanding (excluding any Notes or beneficial interests in Notes held by the Issuer or any Issuer Affiliate) among all Series of Notes then Outstanding for which purpose the Senior Notes will be treated as a single Class.

“Majority of Senior Noteholders” means Senior Noteholders holding in excess of 50% of the sum of the Outstanding Principal Amount of each Series of Senior Notes (excluding any Senior Notes or beneficial interests in Senior Notes held by the Issuer or any Issuer Affiliate).

“Majority of Senior Subordinated Noteholders” means Senior Subordinated Noteholders holding in excess of 50% of the sum of the Outstanding Principal Amount of each Series of Senior Subordinated Notes (excluding any Senior Subordinated Notes or beneficial interests in Senior Subordinated Notes held by the Issuer or any Issuer Affiliate).

“Management Agreement” means the Management Agreement, dated as of the Closing Date, by and among the Manager, the Issuer and the Trustee, as amended, supplemented or otherwise modified from time to time.

“Manager” means FAT Brands, as the Manager, under the Management Agreement, and any successor thereto.

“Manager Termination Event” means the occurrence of a Manager Termination Event under the Management Agreement.

“Managing Standard” has the meaning set forth in the Management Agreement.

“Mandatory Amounts” means, collectively, the Mandatory Prepayment Amount and the Mandatory Contribution Amount.

“Mandatory Contribution Amounts” means, if some or all of the Equity Interests of any Existing Issuer are sold from time to time, for each such sale, an amount (aggregated for all such sales) equal to 100% of the difference between (x) the scheduled payments of principal and interest payable by the applicable Existing Issuer on its Existing Notes on a Quarterly Payment Date immediately prior to giving effect to any such sale over (y) the scheduled payments of principal and interest payable by the applicable Existing Issuer on its Existing Notes on a Quarterly Payment Date immediately after giving effect to any such sale.

“Mandatory Prepayment Amount” means upon the occurrence of any Specified Additional Issuance, an amount equal to the net proceeds from such issuance.

“Material Adverse Effect” means:

(a) with respect to the Manager, a material adverse effect on (i) its results of operations, business, properties or financial condition, taken as a whole, (ii) its ability to conduct its business or to perform in any material respect its obligations under the Management Agreement or any other Transaction Document, (iii) the Collateral, taken as a whole, or (iv) the ability of the Issuer to perform in any material respect their obligations under the Transaction Documents;

Annex A-16

(b) with respect to the Collateral, a material adverse effect with respect to the Collateral taken as a whole, the enforceability of the terms thereof, the likelihood of the payment of the amounts required with respect thereto in accordance with the terms thereof, the value thereof, the ownership thereof by the Issuer or the Lien of the Trustee thereon;

(c) with respect to the Issuer, a materially adverse effect on the results of operations, business, properties or financial condition of the Issuer, taken as a whole, or the ability of the Issuer, taken as a whole, to conduct its business or to perform in any material respect its obligations under any of the Transaction Documents; or

(d) with respect to any Person or matter, a material impairment to the rights of or benefits available to, taken as a whole, the Issuer, the Trustee, or the Noteholders under any Transaction Document or the enforceability of any material provision of any Transaction Document; provided, that where “Material Adverse Effect” is used in any Transaction Document without specific reference, such term will have the meaning specified in clauses (a) through (d), as the context may require.

“Monthly Allocation Date” means each of the dates set forth in the schedule of Monthly Manager’s Certificates delivery dates and Monthly Allocation Dates in the applicable Series Supplement.

“Monthly Collection Period” means each monthly period commencing at 12:00 a.m. (Pacific time) on the first day of each Monthly Fiscal Period and ending immediately prior to 12:00 a.m. (Pacific time) on the last day of such Monthly Fiscal Period.

“Monthly Fiscal Period” means the following monthly fiscal periods of the Issuer: (a) eight 4-week fiscal periods and four 5-week fiscal periods of the Issuer in connection with their 52-week fiscal years and (b) eight 4-week fiscal periods, three 5-week fiscal periods and one 6-week fiscal period of the Issuer in connection with their 53-week fiscal years, whereby the 6-week period is the last fiscal period in such fiscal year.

“Monthly Management Fee” has the meaning set forth in the Management Agreement.

“Monthly Manager’s Certificate” has the meaning specified in Section 4.1(a) of the Base Indenture.

“Moody’s” means Moody’s Investors Service, Inc. or any successor thereto.

“Multiemployer Plan” means any Pension Plan that is a “multiemployer plan” as defined in Section 4001 of ERISA.

“New York UCC” has the meaning set forth in Section 5.7(b) of the Base Indenture.

“Non-Deferrable Rate” means any “Non-Deferrable Rate” specified in the applicable Series Supplement.

Annex A-17

“Note Owner” means, with respect to a Note, the Person who is the beneficial owner of such Book-Entry Note, as reflected on the books of the Clearing Agency that holds the Book-Entry Note, or on the books of a Person holding an account with such Clearing Agency (directly or as an indirect participant, in accordance with the rules of such Clearing Agency).

“Note Rate” means, with respect to any Series, Class, Subclass or Tranche of Notes, the annual rate at which interest (other than contingent or additional interest) accrues on the Notes of such Series, Class, Subclass or Tranche of Notes (or the formula on the basis of which such rate will be determined) as stated in the applicable Series Supplement.

“Note Register” means the register maintained pursuant to Section 2.5(a) of the Base Indenture, providing for the registration of the Notes and transfers and exchanges thereof, subject to such reasonable regulations as the Issuer may prescribe.

“Note Registrar” has the meaning specified in Section 2.5(a) of this Base Indenture.

“Noteholder” or “Holder” means the Person in whose name a Note is registered in the Note Register.

“Noteholder Certificate” has the meaning specified in Section 11.5 of the Base Indenture.

“Notes” has the meaning specified in the recitals to the Base Indenture.

“Notes Discharge Date” means, with respect to any Class or Series of Notes, the first date on which such Class or Series of Notes is no longer Outstanding.

“Obligations” means (a) all principal, interest and premium, if any, at any time and from time to time, owing by the Issuer on the Notes, (b) the payment and performance of all other obligations, covenants and liabilities of the Issuer arising under the Indenture, the Back-Up Management Agreement, the Notes, or any other Indenture Document , (c) the obligation of the Issuer to pay to the Trustee all fees, expenses and indemnification amounts payable to the Trustee under the Indenture and the other Transaction Documents to which it is a party, and (d) the obligation of the Issuer to pay to the Back-Up Manager all fees, expenses and indemnification amounts payable to the Back-Up Manager under the Indenture, the Back-Up Management Agreement and the other Transaction Documents.

“Officer’s Certificate” means a certificate signed by an Authorized Officer of the party delivering such certificate.

“Opinion of Counsel” means a written opinion from legal counsel who is reasonably acceptable to the addressees. The counsel may be an employee of, or counsel to, the Issuer, FAT Brands, the Manager or the Back-Up Manager, as the case may be.

“Optional Scheduled Principal Payment” means, each principal payment with respect to any Series of Notes, or Class, Subclass or Tranche thereof identified as an “Optional Scheduled Principal Payment” in the applicable Series Supplement.

Annex A-18

“Outstanding” means, with respect to the Notes, as of any time, all of the Notes of any one or more Series, as the case may be, theretofore authenticated and delivered under the Indenture except:

(i) Notes theretofore canceled by the Note Registrar or delivered to the Note Registrar for cancellation, including any such Notes delivered to the Note Registrar by a FAT Brands Affiliate;

(ii) Notes, or portions thereof, for whose payment or redemption funds in the necessary amount have been theretofore irrevocably deposited with the Trustee in trust for the Noteholders of such Notes pursuant to the Indenture; provided that, if such Notes or portions thereof are to be redeemed, notice of such redemption has been duly given pursuant to the Indenture;

(iii) Notes in exchange for, or in lieu of which other Notes have been authenticated and delivered pursuant to the Indenture, unless proof reasonably satisfactory to the Trustee is presented that any such Notes are held by a holder in due course or Protected Purchaser;

(iv) Notes that have been defeased in accordance with the Indenture; and

(v) Notes alleged to have been mutilated, destroyed, lost or stolen for which replacement Notes have been issued as provided in the Indenture; provided that, (A) in determining whether the Noteholders of the requisite Outstanding Principal Amount have given any request, demand, authorization, direction, notice, consent, waiver or vote under the Indenture, the following Notes shall be disregarded and deemed not to be Outstanding: (x) Notes owned by the Issuer or any other obligor upon the Notes or any Affiliate of any of them and (y) Notes held in any accounts with respect to which the Manager or any Affiliate thereof exercises discretionary voting authority; provided, further, that in determining whether the Trustee shall be protected in relying upon any such request, demand, authorization, direction, notice, consent, waiver or vote, only Notes as described under clause (x) or (y) above that a Trust Officer actually knows to be so owned shall be so disregarded; and (B) Notes owned in the manner indicated in clause (x) or (y) above that have been pledged in good faith may be regarded as Outstanding if the pledgee establishes to the satisfaction of the Trustee the pledgee’s right so to act with respect to such Notes and that the pledgee is not the Issuer or any other obligor or the Manager, an Affiliate thereof, or an account for which the Manager or an Affiliate of the Manager exercises discretionary voting authority.

“Outstanding Principal Amount” means with respect to any one or more Series, Classes, Subclasses or Tranches of Notes, as applicable at any time, the aggregate principal amount Outstanding of such Notes at such time.

“Patents” means United States and non-U.S. patents, (including, during the term of the patent, the inventions claimed thereunder), patent disclosures, industrial designs, inventions (whether or not patentable or reduced to practice), invention disclosures, and applications, divisions, continuations, continuations-in-part, provisionals, reexaminations and reissues for any of the foregoing.

“Paying Agent” has the meaning specified in Section 2.5(a) of the Base Indenture.

Annex A-19

“Pension Plan” means any “employee pension benefit plan,” as such term is defined in Section 3(2) of ERISA, which is subject to Title IV of ERISA and to which any company in the same Controlled Group as the Issuer has liability, contingent or otherwise, including any liability by reason of having been a substantial employer within the meaning of Section 4063 of ERISA for any time within the preceding six years or by reason of being deemed to be a contributing sponsor under Section 4069 of ERISA.

“Permitted Liens” means (a) Liens for (i) Taxes, assessments or other governmental charges not delinquent by more than 30 days or (ii) Taxes, assessments or other charges being contested in good faith and by appropriate action and with respect to which adequate reserves have been established, and are being maintained, in accordance with GAAP, (b) all Liens created or permitted under the Transaction Documents in favor of the Trustee for the benefit of the Secured Parties, (c) restrictions under federal, state or foreign securities laws on the transfer of securities, (d) any Liens arising under law or pursuant to documentation governing permitted accounts in connection with the Issuer’s cash management system, (e) Liens arising from (i) judgment, decrees or attachments in circumstances not constituting an Event of Default or (ii) notices of lis pendens and associated rights related to litigation being contested in good faith by appropriate action and with respect to which adequate reserves have been established, and are being maintained, in accordance with GAAP, (f) Liens arising in connection with any Capitalized Lease Obligations, sale-leaseback transaction or in connection with any Indebtedness, in each case that is permitted under the Indenture, (g) Liens imposed by law, constituting landlord’s, carriers’, warehousemen’s, mechanics’, materialmen’s, workmen’s, repairmen’s, supplier’s, construction or other like Liens, securing obligations that are not overdue by more than 30 days or that are being contested in good faith by appropriate action and with respect to which adequate reserves have been established, and are being maintained, in accordance with GAAP, (h) pledges and deposits and other Liens securing liability for reimbursement or indemnification obligations of (including obligations in respect of letters of credit or bank guarantees for the benefit of) insurance carriers providing property, casualty or liability insurance to the Issuer in the ordinary course of its business, (i) pledges and deposits and other Liens to secure the performance of bids, trade contracts (other than for Indebtedness), leases (other than Capitalized Lease Obligations), statutory obligations, surety and appeal bonds, performance and return of money bonds, bids, leases, government contracts, agreements with utilities, and other obligations of a like nature (including letters of credit in lieu of any such bonds or to support the issuance thereof), in each case to the extent such deposits and other Liens are incurred in the ordinary course of business, including those incurred to secure health, safety and environmental obligations in the ordinary course of business, (j) Liens arising by operation of law in the United States under Article 2 of the UCC in favor of a reclaiming seller of goods or buyer of goods, (k) any interest or title of a ground lessor or any other lessor, sublessor or licensor under any ground leases or any other leases, subleases or licenses entered into by the Issuer in the ordinary course of business, and all Liens suffered or created by any such ground lessor or any other lessor, sublessor or licensor (or any predecessor in interest) with respect to any such interest or title in the real property which is subject thereof, (l) Liens that are contractual rights of set-off (i) relating to the establishment of depository relations with banks and other financial institutions not given in connection with the issuance of Indebtedness, (ii) relating to pooled deposits, sweep accounts, reserve accounts or similar accounts of the Issuer to permit satisfaction of overdraft or similar obligations incurred in the ordinary course of business of the Issuer, including with respect to credit card charge-backs and similar obligations, or (iii) relating to purchase orders and other agreements entered into with customers, suppliers or service providers of the Issuer in the ordinary course of business, (m) leases or subleases, and licenses or sublicenses (including with respect to any real property, fixtures, furnishings, equipment, vehicles or other personal property, or intellectual property) and covenants not to sue of or under intellectual property or software or other technology, granted to others in the ordinary course of business or otherwise not interfering in any material respect with the business of the Issuer, (n) Liens arising from precautionary UCC financing statements (or other similar filings in other applicable jurisdictions) regarding operating leases or other obligations incurred in the ordinary course of business and not constituting Indebtedness, (o) Liens securing insurance premiums financing arrangements; provided that such Liens are limited to the applicable unearned insurance premiums, (p) Liens arising out of conditional sale, title retention, hire purchase, consignment or similar arrangements for the sale or purchase of goods by the Issuer in the ordinary course of business, (q) [Reserved] and (r) Liens that attach to or otherwise encumber any Collateral or other assets in an aggregate outstanding amount not exceeding $1,000,000 at any time.

Annex A-20

“Person” means an individual, corporation (including a business trust), partnership, limited liability partnership, limited liability company, joint venture, association, joint stock company, trust (including any beneficiary thereof), other entity, unincorporated association or government or any agency or political subdivision thereof.

“Plan” means (i) any “employee benefit plan” (as defined in Section 3(3) of ERISA) that is subject to Title I of ERISA, (ii) any “plan” (as defined in Section 4975(e)(1) of the Code) that is subject to Section 4975 of the Code and (iii) any entity whose underlying assets are deemed to include assets of a plan described in 29 C.F.R. Section 2510.3-101, as modified by Section 3(42) of ERISA.

“Potential Manager Termination Event” means any occurrence or event which, with the giving of notice, the passage of time or both, would constitute a Manager Termination Event.

“Prime Rate” means the rate of interest publicly announced from time to time by a commercial bank mutually agreed upon by the Manager and the Controlling Class Representative as its reference rate, base rate or prime rate.

“Principal Payment Account” means each of the Senior Notes Principal Payment Account and the Senior Subordinated Notes Principal Payment Account.

“Principal Terms” has the meaning specified in Section 2.3 of the Base Indenture.

“Priority of Payments” means the allocation and payment obligations described in Section 5.10 of the Base Indenture as supplemented by the allocation and payment obligations with respect to each Series of Notes described in each Series Supplement.

“Proceeding” means any suit in equity, action at law or other judicial or administrative proceeding.

“Proceeds” has the meaning specified in Section 9-102(a)(64) of the applicable UCC.

Annex A-21

“Protected Purchaser” has the meaning specified in Section 8-303 of the UCC.

“Qualified Institution” means a depository institution organized under the laws of the United States of America or any state thereof or incorporated under the laws of a foreign jurisdiction with a branch or agency located in the United States of America or any state thereof and subject to supervision and examination by federal or state banking authorities that at all times has the Required Rating and, in the case of any such institution organized under the laws of the United States of America, whose deposits are insured by the FDIC.

“Quarterly Calculation Date” means the date four (4) Business Days prior to each Quarterly Payment Date. Any reference to a Quarterly Calculation Date relating to a Quarterly Payment Date means the Quarterly Calculation Date occurring in the same calendar month as the Quarterly Payment Date and any reference to a Quarterly Calculation Date relating to a Quarterly Collection Period means the Quarterly Collection Period most recently ended on or prior to the related Quarterly Payment Date.

“Quarterly Collection Period” means each period commencing on and including the first day of a Quarterly Fiscal Period and ending on but excluding the first day of the immediately following Quarterly Fiscal Period, except that the first Quarterly Collection Period will commence on and include the Closing Date, and end on September 24, 2023.

“Quarterly Compliance Certificate” has the meaning specified in Section 4.1(d) of the Base Indenture.

“Quarterly Fiscal Period” means the following quarterly fiscal periods of the Issuer: (a) four 13-week quarters of the Issuer in connection with their 52-week fiscal years and (b) three 13-week quarters and one 14 week quarter of the Issuer in connection with their 53-week fiscal years. The last day of the fourth Quarterly Fiscal Period of each fiscal year of the Issuer is the Sunday nearest to December 31, but in no event later than December 31. References to “weeks” mean the Issuer’s fiscal weeks, which commence on each Monday of a calendar week and end immediately prior to the Monday of the following calendar week.

“Quarterly Noteholders’ Report” means, with respect to any Series of Notes, a statement substantially in the form of an Exhibit to the applicable Series Supplement, including the Manager’s statement specified in such exhibit.

“Quarterly Payment Date” means, unless otherwise specified in any Series Supplement for the related Series of Notes, the 29th day of each of the following calendar months: January, April, July and October, or if such date is not a Business Day, the next succeeding Business Day, commencing on July 31, 2023. Any reference to a Quarterly Collection Period relating to a Quarterly Payment Date means the Quarterly Collection Period most recently ended prior to such Quarterly Payment Date, and any reference to an Interest Accrual Period relating to a Quarterly Payment Date means the Interest Accrual Period most recently ended prior to such Quarterly Payment Date.

“Rating Agencies” with respect to any Series of Notes, has the meaning specified in the applicable Series Supplement.

Annex A-22

“Rating Agency Condition” means, with respect to any Series of Notes then Outstanding and any event or action to be taken or proposed to be taken requiring satisfaction of the Rating Agency Condition in the Indenture or in any other Transaction Document, a condition that is satisfied if the Manager has notified the Issuer, the Controlling Class Representative and the Trustee in writing that the Manager has provided the Rating Agencies and the Controlling Class Representative with a written notification setting forth in reasonable detail such event or action and has actively solicited (by written request and by request via e-mail and telephone) a Rating Agency Confirmation from each Rating Agency, and each Rating Agency has either provided the Manager with a Rating Agency Confirmation with respect to such event or action or informed the Manager that it declines to review such event or action.

“Rating Agency Confirmation” means, with respect to any Series of Notes then Outstanding, a confirmation from a Rating Agency that a proposed event or action will not result in (i) a withdrawal of its credit ratings on such Series of Notes (or Class or Tranche thereof) then Outstanding or (ii) the assignment of credit ratings on such Series of Notes (or Class or Tranche thereof) then Outstanding below the lower of (A) the then-current credit ratings on such Series of Notes (or Class or Tranche thereof) then Outstanding or (B) the initial credit ratings on such Series of Notes (or Class or Tranche thereof) then Outstanding.

“Record Date” means, with respect to any Quarterly Payment Date the close of business on the 20th day of the calendar month in which such Quarterly Payment Date falls.

“Reorganization” means, with respect to any Multiemployer Plan, the condition that such plan is in reorganization within the meaning of Section 4241 of ERISA.

“Reportable Event” means any “reportable event,” as defined in Section 4043 of ERISA or the regulations issued thereunder with respect to a Single Employer Plan (other than an event for which the 30-day notice period is waived).

“Required Rating” means (i) a short-term certificate of deposit rating from Moody’s of “P-1” and (ii) a long-term unsecured debt rating of not less than “Baa1” by Moody’s.

“Requirements of Law” means, with respect to any Person or any of its property, the certificate of incorporation or articles of association and by-laws, limited liability company agreement, partnership agreement or other organizational or governing documents of such Person or any of its property, and any law, treaty, rule or regulation, or determination of any arbitrator or Governmental Authority, in each case applicable to, or binding upon, such Person or any of its property or to which such Person or any of its property is subject, whether federal, state, local or foreign (including usury laws, the Federal Truth in Lending Act and retail installment sales acts).

“Residual Amount” means for any Monthly Allocation Date with respect to any Quarterly Collection Period the amount, if any, by which the amount allocated to the Collection Account on such Monthly Allocation Date exceeds the sum of the amounts to be paid and/or allocated on such Monthly Allocation Date pursuant to priorities (i) through (xxi) of the Priority of Payments.

Annex A-23

“Retained Collections” means, with respect to any specified period of time, the amount equal to (i) Collections received over such period minus without duplication (ii) the Excluded Amounts over such period.

“Reversed ACH Remittance” means, with respect to any Monthly Collection Period, an ACH remittance, check, wire transfer, credit, payment order or other deposit relating to any Monthly Collection Period that is reversed, returned, adjusted or subject to chargeback, or any item subject to a claim for breach of transfer or presentment warranty under the Uniform Commercial Code, clearing house operating rules or the National Automated Clearing House Association, during such Monthly Collection Period.

“S&P” means S&P Global Ratings, or any successor thereto.

“Scheduled Principal Payments” means, with respect to any Series, Class of any Series of Notes, or Subclass or Tranche thereof, any payments scheduled to be made pursuant to the applicable Series Supplement that reduce the amount of principal Outstanding with respect to such Series, Class, Subclass or Tranche on a periodic basis that are identified as “Scheduled Principal Payments” in the applicable Series Supplement.

“Scheduled Principal Payments Deficiency Event” means, with respect to any Quarterly Collection Period, as of the last Monthly Allocation Date with respect to such Quarterly Collection Period, the occurrence of the following event: the amount of funds on deposit in the Senior Notes Principal Payment Account after the last Monthly Allocation Date with respect to such Quarterly Collection Period is less than the Senior Notes Aggregate Scheduled Principal Payments for the next succeeding Quarterly Payment Date.

“Scheduled Principal Payments Deficiency Notice” has the meaning specified in Section 4.1(e) of the Base Indenture.

“SEC” means the United States Securities and Exchange Commission.

“Secured Parties” means the (i) Trustee, (ii) the Noteholders, (iii) the Manager, and (iv) the Back-Up Manager, together with their respective successors and assigns.

“Securities Intermediary” has the meaning set forth in Section 5.7(a) of the Base Indenture.

“Securitization Operating Expense Account” means the segregated, non-interest bearing trust account entitled “UMB Bank, N.A., as trustee f/b/o the Secured Parties, FB Resid Holdings I, LLC Securitization Operating Expense Account”, maintained by the Trustee pursuant to Section 5.5 of the Base Indenture or any successor securities account maintained pursuant to Section 5.5 of the Base Indenture.

“Securitization Operating Expenses” means all expenses incurred by the Issuer and payable to third parties in connection with the maintenance and operation of the Issuer and the transactions contemplated by the Transaction Documents to which it is a party (other than those otherwise payable under any other step in the Priority of Payments), including, without limitation, (i) accrued and unpaid taxes (other than federal, state and local income taxes), filing fees and registration fees payable by the Issuer to any federal, state or local Governmental Authority; (ii) fees and expenses payable to (A) the Back-Up Manager as Back-Up Manager Fees, (B) independent certified public accountants (including, for the avoidance of doubt, any incremental auditor costs) or external legal counsel and (C) any stock exchange on which the Notes may be listed; (iii) the indemnification obligations of the Issuer under the Transaction Documents to which it is a party (including any interest thereon at a rate equal to the Prime Rate plus 3.0% per annum, if applicable); and (iv) independent director and manager fees.

Annex A-24

“Senior Noteholder” means any Holder of Senior Notes of any Series.

“Senior Notes” or “Class A-1 Notes” means any Series or Class of any Series of Notes issued that are designated as “Class A-1” and identified as “Senior Notes” in the applicable Series Supplement.

“Senior Notes Accrued Quarterly Interest Amount” means, for each Monthly Allocation Date with respect to a Quarterly Collection Period, an amount equal to the lesser of (a) the sum of (i) one-third of the Senior Notes Aggregate Quarterly Interest for the Interest Accrual Period ending in the next succeeding Quarterly Collection Period and (ii) the Carryover Senior Notes Accrued Quarterly Interest Amount for such Monthly Allocation Date and (b) the amount, if any, by which (i) Senior Notes Aggregate Quarterly Interest for the Interest Accrual Period ending in the next succeeding Quarterly Collection Period exceeds (ii) the aggregate amount previously allocated to the Senior Notes Interest Payment Account with respect to the Senior Notes Quarterly Interest Amount on each preceding Monthly Allocation Date (or prefunded on the Closing Date) with respect to such Quarterly Collection Period.

“Senior Notes Accrued Scheduled Principal Payments Amount” means, for each Monthly Allocation Date with respect to any Quarterly Collection Period an amount equal to the lesser of (a) the sum of (i) one third of the Senior Notes Aggregate Scheduled Principal Payments for the Quarterly Payment Date in the next succeeding Quarterly Collection Period and (ii) the Carryover Senior Notes Accrued Scheduled Principal Payments Amount for such Monthly Allocation Date and (b) the amount, if any, by which (i) the Senior Notes Aggregate Scheduled Principal Payments for the Quarterly Payment Date in the next succeeding Quarterly Collection Period exceeds (ii) the aggregate amount previously allocated to the Senior Notes Principal Payment Account with respect to Senior Notes Aggregate Scheduled Principal Payments on each preceding Monthly Allocation Date (or prefunded on the Closing Date) with respect to such Quarterly Collection Period.

“Senior Notes Aggregate Quarterly Interest” means, for any Interest Accrual Period, with respect to all Senior Notes Outstanding, the aggregate Senior Notes Quarterly Interest Amount due and payable on all such Senior Notes with respect to such Interest Accrual Period.

“Senior Notes Aggregate Scheduled Principal Payments” means, for any Quarterly Payment Date, with respect to all Senior Notes Outstanding, the aggregate amount of Senior Notes Scheduled Principal Payments Amounts due and payable on all such Senior Notes on such Quarterly Payment Date.

Annex A-25

“Senior Notes Interest Payment Account” means the segregated, non-interest bearing trust account entitled “UMB Bank, N.A., as trustee f/b/o the Secured Parties, FB Resid Holdings I, LLC Senior Notes Interest Payment Account”, maintained by the Trustee pursuant to Section 5.5 of the Base Indenture or any successor securities account maintained pursuant to Section 5.5 of the Base Indenture.

“Senior Notes Principal Payment Account” means the segregated, non-interest bearing trust account entitled “UMB Bank, N.A., as trustee f/b/o the Secured Parties, FB Resid Holdings I, LLC Senior Notes Principal Payment Account”, maintained by the Trustee pursuant to Section 5.5 of the Base Indenture or any successor securities account maintained pursuant to Section 5.5 of the Base Indenture.

“Senior Notes Quarterly Interest Amount” means with respect to each Quarterly Payment Date, the aggregate amount of interest due and payable, with respect to the related Interest Accrual Period, on the Senior Notes that is identified as a “Senior Notes Quarterly Interest Amount” in the applicable Series Supplement; provided, that if, on any Quarterly Payment Date or other date of determination, the actual amount of any such interest cannot be ascertained, an estimate of such interest will be used to calculate the Senior Notes Quarterly Interest Amount for such Quarterly Payment Date or other date of determination in accordance with the terms and provisions of the applicable Series Supplement.

“Senior Notes Scheduled Principal Payment Deficiency Amount” means, with respect to any Senior Notes Outstanding as calculated in connection with any Quarterly Payment Date (1) the amount, if any, by which (a) the Senior Notes Aggregate Scheduled Principal Payments for such Class of Notes exceeds (b) the sum of (i) the amount of funds on deposit with respect to such Class of Notes in the Senior Notes Principal Payment Account plus (ii) any other funds on deposit in the Indenture Trust Accounts that are available to pay the Senior Notes Aggregate Scheduled Principal Payments for such Class of Notes on such Quarterly Payment Date in accordance with the Indenture, plus (2) any Senior Notes Aggregate Scheduled Principal Payments due but unpaid from any previous Quarterly Payment Dates.

“Senior Notes Scheduled Principal Payments Amounts” means, with respect to any Class of Senior Notes Outstanding, any Scheduled Principal Payments with respect to such Class of Senior Notes.

“Senior Subordinated Noteholders” means, collectively, all holders of Senior Subordinated Notes.

“Senior Subordinated Notes” means any Series or Class of any Series of Notes issued that are designated as “Class A-2” and identified as “Senior Subordinated Notes” in the applicable Series Supplement.

“Senior Subordinated Notes Accrued Quarterly Interest Amount” means, for each Monthly Allocation Date with respect to a Quarterly Collection Period and any Senior Subordinated Notes, the amount defined in the applicable Series Supplement.

“Senior Subordinated Notes Accrued Scheduled Principal Payments Amount” means, for each Monthly Allocation Date with respect to any Quarterly Collection Period and any Senior Subordinated Notes, the amount defined in the applicable Series Supplement.

Annex A-26

“Senior Subordinated Notes Interest Payment Account” means the segregated, non-interest bearing trust account entitled “UMB Bank, N.A., as trustee f/b/o the Secured Parties, FB Resid Holdings I, LLC Senior Subordinated Notes Interest Payment Account”, maintained by the Trustee pursuant to Section 5.5 of the Base Indenture or any successor securities account maintained pursuant to Section 5.5 of the Base Indenture.

“Senior Subordinated Notes Interest Shortfall Amount” has the meaning set forth in Section 5.11(b)(ii)(B) of the Base Indenture.

“Senior Subordinated Notes Principal Payment Account” means the segregated, non-interest bearing trust account entitled “UMB Bank, N.A., as trustee f/b/o the Secured Parties, FB Resid Holdings I, LLC Senior Subordinated Notes Principal Payment Account”, maintained by the Trustee pursuant to Section 5.5 of the Base Indenture or any successor securities account maintained pursuant to Section 5.5 of the Base Indenture.

“Senior Subordinated Notes Quarterly Interest Amount” means, with respect to each Quarterly Payment Date, the aggregate amount of interest due and payable, with respect to the related Interest Accrual Period, on any Class of Senior Subordinated Notes Outstanding that is identified as “Senior Subordinated Notes Quarterly Interest Amount” in the applicable Series Supplement.

“Senior Subordinated Notes Scheduled Principal Payment Amounts” means, with respect to any Class of Senior Subordinated Notes Outstanding, any Scheduled Principal Payments with respect to such Class of Senior Subordinated Notes.

“Senior Subordinated Notes Scheduled Principal Payment Deficiency Amount” has the meaning specified in the related Series Supplement, with respect to any Series of Senior Subordinated Notes.

“Series Account” means any account or accounts established pursuant to a Series Supplement for the benefit of a Series of Notes (or any Class thereof).

“Series Closing Date” means, with respect to any Series, Class, Subclass or Tranche of Notes, the date of issuance of such Series, Class, Subclass or Tranche of Notes, as specified in the applicable Series Supplement.

“Series Distribution Account” means, with respect to any Series of Notes or any Class of any Series of Notes, an account established to receive distributions to be paid to the Noteholders of such Class or such Series of Notes pursuant to the applicable Series Supplement, if any.

“Series Legal Final Maturity Date” means, with respect to any Series, the “Series Legal Final Maturity Date” set forth in the related Series Supplement.

Annex A-27

“Series Obligations” means, with respect to a Series of Notes, (a) all principal, interest, premiums and make-whole payments, at any time and from time to time, owing by the Issuer on such Series of Notes and (b) the payment and performance of all other obligations, covenants and liabilities of the Issuer arising under the Indenture, the Back-Up Management Agreement, the Notes or any other Indenture Document, in each case, solely with respect to such Series of Notes.

“Series of Notes” or “Series” means each series of Notes issued and authenticated pursuant to the Base Indenture and the applicable Series Supplement.

“Series Refinancing Event” has the meaning set forth in Section 13.1(a) of the Base Indenture.

“Series Supplement” means a supplement to the Base Indenture complying (to the extent applicable) with the terms of Section 2.3 and Article XIII of the Base Indenture regarding the issuance of a new Series of Notes.

“Single Employer Plan” means any Pension Plan that is covered by Title IV of ERISA, but that is not a Multiemployer Plan.

“Software” has the meaning set forth in the definition of “Intellectual Property.”

“Specified Additional Issuance” means any additional issuance of any series of notes under any Existing Securitization; provided, a “Specified Additional Issuance” shall not include any such issuance by FAT Brands Twin Peaks I, LLC.

“Specified Payment Amendment Provisions” has the meaning set forth in Section 13.2(a)(iii).

“Subclass” means, with respect to any Class of any Series of Notes, any one of the subclasses of Notes of such Class as specified in the applicable Series Supplement.

“Subsidiary” means, with respect to any Person (herein referred to as the “parent”), any corporation, partnership, limited liability company, association or other business entity (a) of which securities or other ownership interests representing more than 50% of the equity or more than 50% of the ordinary voting power or more than 50% of the general partnership interests are, at the time any determination is being made, owned, controlled or held by the parent or (b) that is, at the time any determination is being made, otherwise controlled, by the parent or one or more subsidiaries of the parent or by the parent and one or more subsidiaries of the parent.

“Successor Manager” means any successor to the Manager appointed by the Controlling Class Representative upon the resignation or removal of the Manager pursuant to the terms of the Management Agreement.

“Successor Manager Transition Expenses” means all costs and expenses incurred by a Successor Manager or the Interim Successor Manager in connection with the resignation, termination, removal or replacement of the Manager under the Management Agreement.

Annex A-28

“Supplement” means a Series Supplement or such other supplement to the Base Indenture or to any Series Supplement complying with the terms of Article XIII hereof and, if a supplement to a Series Supplement, the applicable terms of such Series Supplement.

“Supplemental Management Fee” means for each Monthly Allocation Date with respect to any Quarterly Collection Period the amount, approved in writing by the Trustee acting at the direction of the Controlling Class Representative, by which, with respect to any Quarterly Collection Period, (i) the expenses incurred or other amounts charged by the Manager since the beginning of such Quarterly Collection Period in connection with the performance of the Manager’s obligations under the Management Agreement and the amount of any current or projected Tax Payment Deficiency, if applicable, exceed (ii) the Monthly Management Fees received and to be received by the Manager on such Monthly Allocation Date and each preceding Monthly Allocation Date with respect to such Quarterly Collection Period.

“Tax” means (i) any federal, state, local or foreign income, gross receipts, license, payroll, employment, excise, severance, stamp, occupation, premium, environmental, customs duties, capital stock, profits, documentary, property, franchise, withholding, social security (or similar), unemployment, disability, real property, personal property, sales, use, transfer, registration, value added, alternative or add-on minimum, or other tax of any kind whatsoever, including any interest, penalty, fine, assessment or addition thereto and (ii) any transferee liability in respect of any items described in clause (i) above.

“Tax Information” means information and/or properly completed and signed tax certifications sufficient to eliminate the imposition of or to determine the amount of any withholding of tax, including backup withholding and withholding required pursuant to FATCA.

“Tax Payment Deficiency” means any Tax liability of FAT Brands (or, if FAT Brands is not the taxable parent entity of the Issuer, such other taxable parent entity) (including Taxes imposed under Treasury Regulation Section 1.1502-6 (or any similar provision of state, local or foreign law)) attributable to the operations of the Issuer or their direct or indirect Subsidiaries that the Manager determines cannot be satisfied by FAT Brands (or such other taxable parent entity) from its available funds.

“Tax Retained Note” means any Notes retained by the Issuer for federal income tax purposes or any entity which for U.S. federal income tax purposes is considered the same Person as the Issuer.

“TP Indenture” means the Base Indenture, dated as of October 1, 2021, by and between FAT Brands Twin Peaks I, LLC and UMB Bank, N.A., as trustee and securities intermediary.

“TP Issuer” means FAT Brands Twin Peaks I, LLC.

“Trademarks” means all United States, state and non-U.S. trademarks, service marks, trade names, trade dress, designs, logos, slogans and other indicia of source or origin, whether registered or unregistered, registrations and pending applications to register the foregoing, internet domain names, and all goodwill of any business connected with the use thereof or symbolized thereby.

Annex A-29

“Tranche” means with respect to any Class or Subclass of any Series of Notes, any one of the tranches of Notes of such Class or Subclass as specified in the applicable Series Supplement.

“Transaction Documents” means the Indenture, the Notes, each control agreement relating to an account, each Account Control Agreement, the Management Agreement, the Back-Up Management Agreement, the Contribution Agreement, any note purchase agreement pursuant to which Notes are purchased, the Irrevocable Payment Direction Letter, the Charter Documents of the Issuer and any additional document identified as a “Transaction Document” in the Series Supplement for any Series of Notes Outstanding and any other material agreements entered into, or certificates delivered, pursuant to the foregoing documents.

“Transaction Expenses” means all expenses and fees incurred in connection with the consummation of the transactions contemplated by the Indenture and application of the proceeds of the Notes, including, without limitation, professional, financing and accounting fees, costs and expenses, transfer taxes and any premiums, fees, discounts, expenses and losses (and any amortization thereof) payable in connection with a tender offer for and redemption or prepayment of Indebtedness (including amortization or write offs of debt issuance or deferred financing costs, premiums and prepayment penalties).

“Trust Officer” means any officer within the corporate trust department of the Trustee, including any Senior Vice President, Vice President, Assistant Vice President or Assistant Treasurer of the Corporate Trust Office or any officer customarily performing functions similar to those performed by the person who at the time will be such officers, in each case having direct responsibility for the administration of this Indenture, and also, with respect to a particular matter, any officer to whom any corporate trust matter is referred because of his knowledge of and familiarity with a particular subject.

“Trustee” means the party named as such in the Indenture acting in its capacity as trustee until a successor replaces it in accordance with the applicable provisions of the Indenture and thereafter means the successor serving thereunder. On the Closing Date, the Trustee shall be UMB Bank, N.A., a national banking association.

“Trustee Accounts” has the meaning set forth in Section 5.7(a) of the Base Indenture.

“U.S. Dollars” or “$” refers to lawful money of the United States of America.

“UCC” means the Uniform Commercial Code as in effect from time to time in the specified jurisdiction or any applicable jurisdiction, as the case may be.

“UETA” has the meaning set forth in Section 14.11 of this Base Indenture.

“United States” or “U.S.” means the United States of America, its fifty states and the District of Columbia.

“Warm Back-Up Management Duties” shall have the meaning set forth in the Back-Up Management Agreement.

“Warm Back-Up Management Trigger Event” shall have the meaning set forth in the Back-Up Management Agreement.

“Welfare Plan” means any “employee welfare benefit plan” as such term is defined in Section 3(1) of ERISA.

Annex A-30

Exhibits and Schedules to Base Indenture

Exhibit A

Form of Monthly Manager’s Certificate

(Attached.)

Exhibit A-1

FB RESID HOLDINGS I, LLC

MONTHLY MANAGER’S CERTIFICATE

Monthly Collection Period:	______________, 20____ TO ______________, 20____
Monthly Allocation Date:	______________, 20____

Quarterly Collection Period:	______________, 20____ TO ______________, 20____
Next Quarterly Payment Date:	______________, 20____

Collections and Retained Collections during Monthly Collection Period:
Collections
Investment Income earned from funds on deposit in the following accounts, if applicable:
Senior Notes Interest Payment Account	$
Senior Subordinated Notes Interest Payment Account	$
Senior Notes Principal Payment Account	$
Senior Subordinated Notes Principal Payment Account	$
Securitization Operating Expense Account	$
Other accounts subject to an Account Control Agreement	$
Equity Contributions made to Issuer	$
Excluded Amounts	$
Any Insurance/Condemnation proceeds and Mandatory Amounts required to be deposited	$
Other payments or proceeds received with respect to the Collateral	$
Other amounts	$
Total Collections during Monthly Collection Period	$
Excluded Amounts
Withholding, sales, or other taxes	$
Proceeds of directors’ and officers’ insurance	$
Transfers to Collection Account not permitted by law	$
Proceeds of any offer and sale of Notes except if refinancing existing Notes	$
Equity proceeds	$
Insurance and condemnation proceeds payable to third-parties, the Manager or the Issuer	$
Other Amounts	$
Total Excluded Amounts during Monthly Collection Period	$
Total Collections during Monthly Collection Period	$
Less: Total Excluded Amounts during Monthly Collection Period	$
Total Retained Collections during Monthly Collection Period (To be deposited to the Collection Account)	$

Exhibit A-1

FB RESID HOLDINGS I, LLC

MONTHLY MANAGER’S CERTIFICATE

Monthly Collection Period:	______________, 20____ TO ______________, 20____
Monthly Allocation Date:	______________, 20____

Quarterly Collection Period:	______________, 20____ TO ______________, 20____
Next Quarterly Payment Date:	______________, 20____

Fees, Expenses and Annual Cap Accruals:

Fees and Expenses payable on Monthly Allocation Date:
Trustee fees, expenses, and indemnities	$
Securitization Operating Expenses
Accrued and unpaid taxes, filings fees, and registration fees	$
Fees and expenses to Rating Agency	$
Fees and expenses to independent accountants, auditors and external legal counsel	$
Stock exchange fees related to exchanges where Notes may be listed	$
Indemnification obligations of the Issuer	$
Monthly Management Fee	$
Total Fees and Expenses payable on Monthly Allocation Date:	$

Accruals towards Annual Caps on Fees and Expenses:
Trustee Fees, Expenses, and Indemnities
Cumulative Annual Balance as of Prior Monthly Collection Period	$
Additions during current Monthly Collection Period	$
Cumulative Annual Balance as of end of Current Monthly Collection Period	$
Annual Calendar Year Cap	$

Securitization Operating Expenses
Cumulative Annual Balance as of Prior Monthly Collection Period	$
Additions during current Monthly Collection Period	$
Cumulative Annual Balance as of end of Current Monthly Collection Period	$
Annual Rolling Cap Beginning on Closing Date	$

Monthly Allocation of Funds:

Deposits to the Collection Account of Investment Income from Eligible Investments of funds in the following accounts:

Senior Notes Interest Payment Account	$
Senior Subordinated Notes Interest Payment Account	$
Senior Notes Principal Payment Account	$
Senior Subordinated Notes Principal Payment Account	$
Securitization Operating Expense Account	$
Other accounts subject to an Account Control Agreement	$
Total Investment Income on deposit to be transferred by Trustee to the Collection Account	$

Triggers:

Event of Default	Yes / No

Exhibit A-2

FB RESID HOLDINGS I, LLC

MONTHLY MANAGER’S CERTIFICATE

Monthly Collection Period:	______________, 20____ TO ______________, 20____
Monthly Allocation Date:	______________, 20____

Quarterly Collection Period:	______________, 20____ TO ______________, 20____
Next Quarterly Payment Date:	______________, 20____

Monthly Priority of Payment Allocation:

Retained Collections, less	$
First,
● Reimbursement of Trustee fees, expenses, and indemnities to Trustee;	$
Second,
● Payment of Successor Manager Transition Expenses, if any, to Successor Manager;	$
Third,
● [Reserved];	$
Fourth,
● [Reserved];	$
Fifth,
● pro rata, Deposit of Capped Securitization Operating Expenses to Securitization Operating Expense Account	$
Sixth,
● Deposit of Senior Notes Accrued Quarterly Interest Amount (only to the extent of such interest calculated at the applicable Non-Deferrable Rate) to Senior Notes Interest Payment Account;	$
Seventh,
● Deposit of Senior Notes Accrued Scheduled Principal Payment to Senior Notes Principal Payment Account;	$
● Deposit of Senior Notes Scheduled Principal Payment Deficiency Amount to Senior Notes Principal Payment Account;	$
● Deposit of Insurance/Condemnation Proceeds and Mandatory Amounts to Senior Notes Principal Payment Account;	$
Eighth,
● Deposit of Senior Subordinated Notes Accrued Quarterly Interest Amount (only to the extent of such interest calculated at the applicable Non-Deferrable Rate) to Senior Subordinated Interest Payment Account	$
Ninth,
● Deposit of Senior Subordinated Notes Accrued Scheduled Principal Payment Amount to Senior Subordinated Notes Principal Payment Account;	$
● Deposit of Senior Subordinated Notes Scheduled Principal Payment Deficiency Amount to Senior Subordinated Notes Principal Payment Account;	$
● Deposit of Insurance/Condemnation Proceeds and Mandatory Amounts to Senior Subordinated Notes Principal Payment Account;	$
Tenth,
● [Reserved];	$
Eleventh,
● [Reserved];	$
Twelfth,
● [Reserved];	$
Thirteenth,

Exhibit A-3

FB RESID HOLDINGS I, LLC

MONTHLY MANAGER’S CERTIFICATE

Monthly Collection Period:	______________, 20____ TO ______________, 20____
Monthly Allocation Date:	______________, 20____

Quarterly Collection Period:	______________, 20____ TO ______________, 20____
Next Quarterly Payment Date:	______________, 20____

● If an Event of Default is continuing:

● 1st to Senior Notes Principal Payment Account (less the amount of Retained Collections for such Monthly Allocation Date that constitute “Monthly Management Fees” as defined in each Existing Securitization) for allocation pro rata to each Class of Senior Notes; and

$
● 2nd to Senior Subordinated Notes Principal Payment Account (less the amount of Retained Collections for such Monthly Allocation Date that constitute “Monthly Management Fees” as defined in each Existing Securitization) for allocation pro rata to each Class of Senior Subordinated Notes;	$
Fourteenth,
● Payment of Monthly Management Fee to Manager;	$
Fifteenth,
● [Reserved];	$
Sixteenth,
● to pay the Supplemental Management Fee to the Manager;	$
Seventeenth,
● [Reserved];	$
Eighteenth,
● Payment of pro rata, any Trustee expenses due not previously paid in priority (i) to Trustee; and	$
○ Deposit of any Securitization Operating Expenses accrued but unpaid in priority (v) to Securitization Operating Expense Account;	$
Nineteenth,
● [Reserved];	$
Twentieth,
● [Reserved];	$
Twenty-first,
● [Reserved]; and	$
Twenty-second,
● Payment of 100% of Residual Amount at the direction of Issuer.	$

Payments from the Collection Account to the following parties:

Trustee	$
Manager	$
Successor Manager, if any	$
Other	$
Total payments to be made by Trustee from the Collection Account	$

Exhibit A-4

FB RESID HOLDINGS I, LLC

MONTHLY MANAGER’S CERTIFICATE

Monthly Collection Period:	______________, 20____ TO ______________, 20____
Monthly Allocation Date:	______________, 20____

Quarterly Collection Period:	______________, 20____ TO ______________, 20____
Next Quarterly Payment Date:	______________, 20____

Deposits from the Collection Account to the following accounts and allocations:

Accrual of interest related to Series 2023-1 Class A-1 Notes	$
Senior Notes Interest Payment Account	$

Accrual of interest related to Series 2023-1 Class A-2 Notes	$
Senior Subordinated Notes Interest Payment Account	$

Principal payments to Series 2023-1 Class A-1 Notes	$
Senior Notes Principal Payment Account	$

Principal payments to Series 2023-1 Class A-2 Notes	$
Senior Subordinated Notes Principal Payment Account	$

Securitization Operating Expense Account	$

Payments from the Securitization Operating Expense Account to the following parties:
Back-up Manager	$
Rating Agency	$
Independent accountants, auditors and external legal counsel	$
Independent Director and Independent Manager	$
Other	$
Total payments to be made by Trustee from the Securitization Operating Expense Account	$

Risk Retention:

	Dollars	Percentage
Fair Value of Retained Interest	$		%
Total Fair Value of Notes and Certificate	$		%

Compliance (Fair value must be at least 5% of the aggregate fair value of the Notes and Certificate)	Y/N

IN WITNESS HEREOF, the undersigned has duly executed and delivered this Monthly Manager’s Certificate this _______________________________________

FAT Brands Inc. as Manager on behalf of Issuer, FB Resid Holdings I, LLC, and certain subsidiaries thereto,

by: _______________________________________

Exhibit A-5

Exhibits and Schedules to Base Indenture

Exhibit B

Form of Investor Request Certification

UMB Bank, N.A.
100 William Street, Suite 1850

New York, NY 10038

Attention: Michele Voon

Email: michele.voon@umb.com

Pursuant to Section 4.4 of the Base Indenture, dated as of July 10, 2023, by and among FB Resid Holdings I, LLC, as Issuer, and UMB Bank, N.A., as Trustee and Securities Intermediary (as amended, supplemented or otherwise modified from time to time, the “Base Indenture”), the undersigned hereby certifies and agrees to the following conditions. Capitalized terms used herein but not otherwise defined herein shall have the respective meanings ascribed thereto in Annex A to the Base Indenture.

1. The undersigned is a [Noteholder][Note Owner][prospective purchaser] of Series [ ] [ ]% Fixed Rate Senior [Subordinate] Secured Notes, Class _-_. In the case that the undersigned is a Note Owner, the undersigned is a beneficial owner of Notes. In the case that the undersigned is a prospective purchaser, the undersigned has been designated by a Noteholder or Note Owner as a prospective transferee of Notes.

2. The undersigned is requesting all information and copies of all documents that the Trustee is required to deliver to such Noteholder, Note Owner or prospective purchaser, as the case may be, pursuant to Section 4.4 of the Base Indenture. In the case that the undersigned is a Noteholder, Note Owner or a prospective purchaser, pursuant to Section 4.4 of the Base Indenture, the undersigned is also requesting access for the undersigned to the password-protected area of the Trustee’s website at www.debtx.com (or such other address as the Trustee may specify from time to time) relating to the Notes.

3. The undersigned is requesting such information solely for use in evaluating the undersigned’s investment, or possible investment in the case of a prospective purchaser, in the Notes.

4. [Reserved].

5. The undersigned understands that [the documents it has requested][and][the Trustee’s website] contains confidential information.

6. In consideration of the Trustee’s disclosure to the undersigned, the undersigned will keep the information strictly confidential, and such information will not be disclosed by the undersigned or by its officers, directors, partners, employees, agents or representatives in any manner whatsoever, without the prior written consent of the Manager or used for any purpose other than evaluating the undersigned’s investment or possible investment in the Notes; provided, however, that the undersigned shall be permitted to disclose such information: (A) to (1) those personnel employed by it who need to know such information which have agreed to keep such information confidential and to treat the information as confidential information, (2) its attorneys and outside auditors which have agreed to keep such information confidential and to treat the information as confidential information, or (3) a regulatory or self-regulatory authority pursuant to applicable law or regulation or (B) by judicial process; provided, that it may disclose to any and all persons, without limitation of any kind, the tax treatment and tax structure of the transactions and any related tax strategies to the extent necessary to prevent the transaction from being described as a “confidential transaction” under U.S. Treasury Regulations Section 1.6011-4(b)(3).

Exhibit B-1

7. The undersigned will not use or disclose the information in any manner which could result in a violation of any provision of the 1933 Act or the Exchange Act or would require registration of any non-registered security pursuant to the 1933 Act.

IN WITNESS WHEREOF, the undersigned has caused its name to be signed hereto by its duly authorized officer.

Name of [Noteholder][Note Owner][prospective purchaser]

By:	Date:
Name:
Title:

Exhibit B-2

Exhibits and Schedules to Base Indenture

Exhibit G

Form of Noteholder Certification

Sent to:

Re: Request to Communicate with Noteholders

Reference is made to Section 11.5 of the Base Indenture, dated as of July 10, 2023, by and among FB Resid Holdings I, LLC, as Issuer, and UMB Bank, N.A., as Trustee and Securities Intermediary (as amended, supplemented or otherwise modified from time to time, the “Base Indenture”). Capitalized terms used herein but not otherwise defined herein shall have the respective meanings ascribed thereto in Annex A to the Base Indenture.

The undersigned hereby certify that they are Noteholders who collectively hold beneficial interests of not less than $_______________ in aggregate principal amount of Notes.

The undersigned wish to communicate with other Noteholders with respect to their rights under the Indenture or under the Notes and hereby request that the Trustee deliver the enclosed notice or communication to all other Noteholders.

The undersigned agree to indemnify the Trustee for its costs and expenses in connection with the delivery of the enclosed notice or communication.

Dated: _________________________________________________

Signed: ________________________________________________

Printed Name: ___________________________________________

Dated: _________________________________________________

Signed: ________________________________________________

Printed Name: ___________________________________________

Enclosure(s): [          ]

G-1

Exhibits and Schedules to Base Indenture

Exhibit H

Form of Transferee Certification

Sent to:	UMB Bank, N.A., as Trustee

FB Resid Holdings I, LLC, as Issuer

Re: Transfer of [Insert Series and Class] Notes of FB Resid Holdings I, LLC

Reference is made to Section 2.8(g) of the Base Indenture, dated as of July 10, 2023, by and among FB Resid Holdings I, LLC, as Issuer, and UMB Bank, N.A., as Trustee and Securities Intermediary (as amended, supplemented or otherwise modified from time to time, the “Base Indenture”). Capitalized terms used herein but not otherwise defined herein shall have the respective meanings ascribed thereto in Annex A to the Base Indenture.

In connection with the transfer of [Insert Series and Class] Notes, the undersigned hereby certifies as follows:

(i) It is not a member of an “expanded group” (within the meaning of Section 385 of the Code and the regulations thereunder) that includes a domestic corporation (as determined for U.S. federal income tax purposes) if such domestic corporation, directly or indirectly (through one or more entities that are treated for U.S. federal income tax purposes as partnerships, disregarded entities, or grantor trusts) owns membership interests of the Issuer; provided that it may acquire Notes in violation of this restriction if it provides the Issuer (a copy of which the Issuer shall provide to the Trustee) with an opinion of nationally recognized tax counsel experienced in such matters reasonably acceptable to the Issuer to the effect that the acquisition or transfer of such Notes will not cause such Notes to be treated as equity pursuant to Section 385 of the Code and the regulations thereunder.

(ii) If it is classified for U.S. federal income tax purposes as a partnership, subchapter S corporation or grantor trust then (A) none of the direct or indirect beneficial owners of any interest in such person have or ever will have more than 50% of the value of its interest in such person attributable to the aggregate interest of such person in the combined value of the Notes (and/or any equity interests in the Issuer for U.S. federal income tax purposes), and (B) it is not and will not be a principal purpose of the arrangement involving the investment of such person in any Note and/or equity interests of the Issuer to permit the Issuer to satisfy the “private placement” safe harbor of Treasury Regulation Section 1.7704-1(h).

(iii) It will not directly or indirectly sell, encumber, assign, participate, pledge, hypothecate, rehypothecate, exchange or otherwise dispose of, suffer the creation of a lien on, or transfer or convey (each, a “Transfer”) the Notes (or any interest therein described in Treasury Regulation Section 1.7704-1(a)(2)(i)(B)) in any manner or cause the Notes (or any interest therein) to be marketed, in each case, (i) on or through an “established securities market” or a “secondary market (or the substantial equivalent thereof)” within the meaning of Section 7704(b) of the Code and Treasury Regulation Sections 1.7704-1(b) and 1.7704-1(c), including, without limitation, an interdealer quotation system that regularly disseminates firm buy or sell quotations, or (ii) if such Transfer would cause the combined number of holders of the Notes and any other equity interests in the Issuer for U.S. federal income tax purposes to be held by more than 100 persons in accordance with Treasury Regulation Section 1.7704-1(h).

Schedule 8.11-1

(iv) It will not enter into any financial instrument the payments on which are, or the value of which is, determined in whole or in part by reference to the Notes or the Issuer (including the amount of distributions on the Notes or any equity interests in the Issuer for U.S. federal income tax purposes, the value of the Issuer’s assets, or the result of the Issuer’s operations), or any contract that otherwise is described in Treasury Regulation Section 1.7704-1(a)(2)(i)(B).

(v) Its beneficial interest in the Note is not and will not be in an amount that is less than the applicable Minimum Denomination, and it does not and will not hold any beneficial interest in the Note on behalf of any person whose beneficial interest in the Note is in an amount that is less than the applicable Minimum Denomination. It will not acquire or Transfer any beneficial interest in the Note or enter into any financial instrument or contract the value of which is determined by reference in whole or in part to any Note, in each case, if the effect of doing so would be that the beneficial interest of any person in a Note would be in an amount that is less than the applicable Minimum Denomination. For this purpose, the “Minimum Denomination” is $1,000,000 in the case of the Class A-1 Notes and $1,500,000 in the case of the Class A-2 Notes.

(i) It will not take any action that could cause, and will not omit to take any action, which omission would cause, the Issuer to become taxable as a corporation for U.S. federal income tax purposes.

The undersigned agrees to indemnify the Trustee for its costs and expenses in connection with the delivery of the enclosed notice or communication.

Dated: _________________________________________________

Signed: ________________________________________________

Printed Name: ___________________________________________

Dated: _________________________________________________

Signed: ________________________________________________

Printed Name: ___________________________________________

*If transferee is unable to provide any of the representations set forth in paragraphs (ii) through (iv) above, the transfer may still be registered if transferee provides to the Issuer written advice of Katten Muchin Rosenman LLP or an opinion of other nationally recognized U.S. tax counsel experienced in such matters, to the effect that the acquisition or transfer of Notes will not cause the Issuer to be treated as a publicly traded partnership taxable as a corporation for U.S. federal income tax purposes.

Schedule 8.11-2